                                                                  Execution Copy

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                       MORGAN STANLEY ABS CAPITAL I INC.,

                                  as Depositor,

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

        as Master Servicer, Backup Servicer and Securities Administrator,

                          SAXON MORTGAGE SERVICES INC.

                                  as Servicer,

                             MASTER FINANCIAL, INC.,

                                  as Servicer,

                         IXIS REAL ESTATE CAPITAL INC.,

                             as Unaffiliated Seller,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                            as Trustee and Custodian.

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2006

                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HE2

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     20
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..     69
   Section 2.01  Conveyance of Mortgage Loans............................     69
   Section 2.02  Acceptance by the Custodian of the Mortgage Loans.......     76
   Section 2.03  Representations, Warranties and Covenants of the
                 Unaffiliated Seller and the Servicers...................     77
   Section 2.04  The Depositor and the Mortgage Loans....................     82
   Section 2.05  Delivery of Opinion of Counsel in Connection with

   Section 3.02  Subservicing Agreements Between the Servicers and

   Section 3.05  No Contractual Relationship Between Subservicers and
                 the Trustee.............................................     89
   Section 3.06  Assumption or Termination of Subservicing Agreements by
                 Master Servicer.........................................     90
   Section 3.07  Collection of Certain Mortgage Loan Payments;
                 Establishment of Certain Accounts.......................     90
   Section 3.08  Subservicing Accounts...................................     94
   Section 3.09  Collection of Taxes, Assessments and Similar Items;

   Section 3.13  Maintenance of Hazard Insurance and Errors and
                 Omissions and Fidelity Coverage.........................    101
   Section 3.14  Enforcement of Due-On-Sale Clauses Assumption

   Section 3.19  Access to Certain Documentation and Information
                 Regarding the Mortgage Loans............................    108
   Section 3.20  Documents, Records and Funds in Possession of each

                                        i

   Section 3.23  Annual Independent Public Accountants' Servicing

   Section 4.04  Certain Matters Relating to the Determination of LIBOR..    129
   Section 4.05  [Reserved]..............................................    130
   Section 4.06  [Reserved]..............................................    130
   Section 4.07  Allocation of Applied Realized Loss Amounts.............    130
ARTICLE V THE CERTIFICATES...............................................    130
   Section 5.01  The Certificates........................................    130
   Section 5.02  Certificate Register; Registration of Transfer and

   Section 5.05  Access to List of Certificateholders' Names and
                 Addresses...............................................    137
   Section 5.06  Maintenance of Office or Agency.........................    137
ARTICLE VI THE DEPOSITOR AND THE SERVICER................................    137
   Section 6.01  Respective Liabilities of the Depositor and the
                 Servicers...............................................    137
   Section 6.02  Merger or Consolidation of the Depositor or the
                 Servicers...............................................    137
   Section 6.03  Limitation on Liability of the Depositor, the Servicers
                 and Others..............................................    138
   Section 6.04  Limitation on Resignation of the Servicers..............    139
   Section 6.05  Additional Indemnification by the Servicers; Third

   Section 8.02  Certain Matters Affecting the Trustee and the Custodian.    147

                                       ii

   Section 8.11  Tax Matters.............................................    153
   Section 8.12  Periodic Filings........................................    156
   Section 8.13  Tax Classification of the Supplemental Interest Trust,

   Section 9.01  Duties of the Master Servicer; Enforcement of the
                 Servicers' Obligations..................................    162
   Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions

   Section 9.10  Assignment or Delegation of Duties by the Master

   Section 10.02 Certain Matters Affecting the Securities
                 Administrator...........................................    172
   Section 10.03 Securities Administrator Not Liable for Certificates or

   Section 10.10 Assignment or Delegation of Duties by the Securities
                 Administrator...........................................    178
ARTICLE XI TERMINATION...................................................    178
   Section 11.01 Termination upon Liquidation or Purchase of the Mortgage

                                       iii

SCHEDULES

Schedule I     Mortgage Loan Schedule
Schedule IA    Schedule of Master Financial Serviced Loans
Schedule IB    Schedule of Saxon Serviced Loans
Schedule II    Representations and Warranties of Master Financial
Schedule IIA   Further Representations and Warranties of Master Financial
Schedule III   Representations and Warranties of Saxon
Schedule IIIA  Further Representations and Warranties of Saxon
Schedule IV    Representations and Warranties as to the Unaffiliated Seller

EXHIBITS

Exhibit A      Form of Class A-1, Class A-2, Class A-3, Class A-4, Class
               M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
               Class B-1, Class B-2, Class B-3 and Class B-4 Certificate
Exhibit B      [Reserved]
Exhibit C      Form of Class P Certificate
Exhibit D      Form of Class R Certificate
Exhibit E      Form of Class X Certificate
Exhibit F      Form of Initial Certification of Custodian
Exhibit G      Form of Final Certification of Custodian
Exhibit H      Form of Residual Transfer Affidavit
Exhibit I      Form of Transferor Certificate
Exhibit J      Form of Rule 144A Letter
Exhibit K      Form of Request for Release
Exhibit L      Form of Subsequent Transfer Agreement
Exhibit M      Depositor Certification
Exhibit N-1    Servicer Certification to be provided to Depositor
Exhibit N-2    Master Servicer Certification to be provided to Depositor
Exhibit O      Trustee Certification to be provided to Depositor
Exhibit P      Form for Calculation of Realized Loss/Gain
Exhibit Q      Servicing Criteria
Exhibit R      Additional Form 10-D Disclosure
Exhibit S      Additional Form 10-K Disclosure
Exhibit T      Form 8-K Disclosure Information
Exhibit U      Interest Rate Swap Agreement
Exhibit V      Form of Advance Reimbursement Notice

                                       iv

          THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2006, among
MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the
"Depositor"), JPMORGAN CHASE BANK, National Association, a banking association organized under the laws of the United States, as master servicer, backup servicer and securities administrator (in each such capacity, respectively, the
"Master Servicer", "Backup Servicer" and the "Securities Administrator"), SAXON
MORTGAGE SERVICES INC., a Texas corporation ("Saxon"), MASTER FINANCIAL, INC., a
California corporation ("Master Financial" and together with Saxon, the
"Servicers"), IXIS REAL ESTATE CAPITAL INC. (f/k/a CDC Mortgage Capital Inc.), a
New York corporation, as unaffiliated seller (the "Unaffiliated Seller") and
DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee and custodian (in each such capacity respectively, the "Trustee" and the
"Custodian").

                                   WITNESSETH:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

          The Securities Administrator on behalf of the Trustee shall elect that five segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising five REMICs (each a "REMIC" or, in the alternative,
REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V, respectively). Each Class of
Certificates, other than the Class P and Class R Certificates and other than the right of each Class of LIBOR Certificates to receive Basis Risk Carry Forward
Amounts and the right of the Class X Certificates to receive payments from the
Interest Rate Swap Agreement and the Pre-Funding Reserve Account, represents ownership of one or more regular interests in REMIC V for purposes of the REMIC
Provisions. Additionally, the Class X Certificates represent the obligation to make certain payments of Basis Risk Carry Forward Amounts to Holders of LIBOR
Certificates, and the LIBOR Certificates represent the obligation to make certain payments to the Class X Certificateholder to the extent that the interest accrued on its corresponding REMIC V Regular Interest is in excess of the interest accrued on such LIBOR Certificate. The Class P Certificates represent beneficial ownership of the Prepayment Charges, which portion of the
Trust Fund shall be treated as a grantor trust. The Class I Interests are uncertificated REMIC V Regular Interests and are designed to fund net swap payments, in full or in part, on the Interest Rate Swap Agreement. The Class R
Certificate represents ownership of the sole class of residual interest in each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V for purposes of the REMIC
Provisions. The Class R-V, Class R-IV, Class R-III, Class R-II and Class R-I
Interests comprise the Class R Certificate. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each regular interest is the date referenced for such regular interest in this preliminary statement.

          REMIC V shall hold as assets the several classes of uncertificated
REMIC IV Regular Interests. Each such REMIC IV Regular Interest is hereby designated as a regular interest in REMIC IV. The Class IV-A-1, Class IV-A-2,
Class IV-A-3, Class IV-A-4, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class
IV-M-4, Class IV-M-5, Class IV-M-6, Class IV-B-1, Class IV-B-2, Class IV-B-3,
and Class IV-B-4 Interests are hereby designated the REMIC IV Accretion Directed
Classes.

          REMIC IV shall hold as assets the several classes of uncertificated
REMIC III Regular Interests. Each such REMIC III Regular Interest is hereby designated as a regular interest in REMIC III.

          REMIC III shall hold as assets the several classes of uncertificated
REMIC II Regular Interests. Each such REMIC II Regular Interest is hereby designated as a regular interest in REMIC II.

          REMIC II shall hold as assets the several classes of uncertificated
REMIC I Regular Interests. Each such REMIC I Regular Interest is hereby designated as a regular interest in REMIC I.

          REMIC I shall hold as assets all of the assets included in the Trust
Fund other than the Prepayment Charges, the Supplemental Interest Trust, the
Excess Reserve Fund Account, the Swap Account, the Pre-Funding Account, the
Pre-Funding Reserve Account, the Capitalized Interest Account and the Interest
Rate Swap Agreement.

          The REMIC I Regular Interests and the Class R-I Interest shall have the following tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

REMIC I CLASS   TIER INTEREST     INITIAL TIER
 DESIGNATION        RATE        PRINCIPAL AMOUNT   LATEST POSSIBLE MATURITY DATE
-------------   -------------   ----------------   -----------------------------
Class I-C1           (1)        $825,149,026.79          August 25, 2037
Class I-PO1          (2)        $174,850,973.21          August 25, 2037
Class I-N            (3)              (4)                August 25, 2006
Class R-I            (5)              (5)                August 25, 2037

(1)  The interest rate with respect to any Distribution Date for this Class I-C1
     Interest is (i) for the first three Distribution Dates, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage
     Rates for then in effect on the beginning of the related Prepayment Period on the Initial Mortgage Loans, and (ii) thereafter, a per annum variable rate equal to the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Prepayment Period on the Mortgage
     Loans.

(2)  The interest rate with respect to any Distribution Date for the Class I-PO1
     Interest is (i) for the first three Distribution Dates, 0.00% and (ii)
     thereafter, a per annum variable rate equal to the weighted average of the
     Adjusted Net Mortgage Rates then in effect on the beginning of the related
     Prepayment Period on the Mortgage Loans.

(3)  The interest rate with respect to any Distribution Date for the Class I-N
     Interest is (i) for the first three Distribution Dates, all interest on the
     Subsequent Mortgage Loans for such Distribution Date divided by
     $174,850,973.21, and (ii) thereafter, 0.00%.

(4)  The Class I-N Interest will have a notional principal balance equal to
     $174,850,973.21.

(5)  The Class R-I Interest is the sole class of residual interest in REMIC I.
     The Class R-I does not have a principal amount or an interest rate.

          During the Pre-Funding Period, all principal payments (scheduled and prepaid) and Realized Losses with respect to the Initial Mortgage Loans shall be allocated to the Class I-C1 Interest, until such Class is paid in full or eliminated by such losses. All principal payments (scheduled and prepaid) and
Realized Losses generated with respect to the Subsequent Mortgage Loans and any amounts transferred from the Pre-Funding Account to REMIC I shall be allocated to the Class I-PO1 Interest.

          On each Distribution Date thereafter, all principal payments
(scheduled and prepaid) and Realized Losses generated with respect to the
Mortgage Loans shall be allocated, pro rata, to the Class I-C1 and Class I-PO1
Interests, until such Classes are paid in full or eliminated by such losses..

          The REMIC II Regular Interests and the Class R-II Interest shall have the following tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

REMIC II CLASS   TIER INTEREST     INITIAL TIER       LATEST POSSIBLE MATURITY
 DESIGNATION         RATE        PRINCIPAL AMOUNT             DATE
--------------   -------------   ----------------   ----------------------------
Class II-C1           (1)        $ 2,832,380.80            August 25, 2037
Class II-C2           (1)        $ 24,503,738.50           August 25, 2037
Class II-C3           (1)        $ 22,765,907.30           August 25, 2037
Class II-C4           (1)        $ 22,462,369.80           August 25, 2037
Class II-C5           (1)        $ 35,538,916.60           August 25, 2037
Class II-C6           (1)        $ 34,069,450.50           August 25, 2037
Class II-C7           (1)        $ 33,462,028.00           August 25, 2037
Class II-C8           (1)        $ 32,736,900.60           August 25, 2037
Class II-C9           (1)        $ 30,235,812.00           August 25, 2037
Class II-C10          (1)        $ 29,046,575.60           August 25, 2037
Class II-C11          (1)        $ 27,851,514.30           August 25, 2037
Class II-C12          (1)        $ 26,663,015.20           August 25, 2037
Class II-C13          (1)        $ 25,579,222.60           August 25, 2037
Class II-C14          (1)        $ 24,489,745.90           August 25, 2037
Class II-C15          (1)        $ 23,430,946.20           August 25, 2037

REMIC II CLASS   TIER INTEREST     INITIAL TIER       LATEST POSSIBLE MATURITY
 DESIGNATION         RATE        PRINCIPAL AMOUNT             DATE
--------------   -------------   ----------------   ----------------------------
Class II-C16          (1)        $ 22,407,503.50           August 25, 2037
Class II-C17          (1)        $ 22,056,769.00           August 25, 2037
Class II-C18          (1)        $ 22,860,413.40           August 25, 2037
Class II-C19          (1)        $ 36,014,319.80           August 25, 2037
Class II-C20          (1)        $ 92,531,138.80           August 25, 2037
Class II-C21          (1)        $125,314,408.00           August 25, 2037
Class II-C22          (1)        $ 82,564,461.30           August 25, 2037
Class II-C23          (1)        $ 25,609,750.10           August 25, 2037
Class II-C24          (1)        $ 15,374,336.60           August 25, 2037
Class II-C25          (1)        $  7,241,002.90           August 25, 2037
Class II-C26          (1)        $  2,626,573.30           August 25, 2037
Class II-C27          (1)        $  2,223,256.30           August 25, 2037
Class II-C28          (1)        $  2,253,227.50           August 25, 2037
Class II-C29          (1)        $  2,097,010.90           August 25, 2037
Class II-C30          (1)        $  1,974,458.80           August 25, 2037
Class II-C31          (1)        $  5,667,355.90           August 25, 2037
Class II-C32          (1)        $  4,922,873.80           August 25, 2037
Class II-C33          (1)        $  7,959,917.10           August 25, 2037
Class II-C34          (1)        $  5,002,374.50           August 25, 2037
Class II-C35          (1)        $  2,211,070.30           August 25, 2037
Class II-C36          (1)        $  1,455,047.30           August 25, 2037
Class II-C37          (1)        $    968,937.00           August 25, 2037
Class II-C38          (1)        $    720,099.20           August 25, 2037
Class II-C39          (1)        $    661,175.40           August 25, 2037
Class II-C40          (1)        $    639,150.60           August 25, 2037
Class II-C41          (1)        $    617,838.70           August 25, 2037
Class II-C42          (1)        $    597,218.50           August 25, 2037
Class II-C43          (1)        $    577,269.60           August 25, 2037
Class II-C44          (1)        $    557,971.20           August 25, 2037

REMIC II CLASS   TIER INTEREST     INITIAL TIER       LATEST POSSIBLE MATURITY
 DESIGNATION         RATE        PRINCIPAL AMOUNT             DATE
--------------   -------------   ----------------   ----------------------------
Class II-C45          (1)        $    539,303.60           August 25, 2037
Class II-C46          (1)        $    521,245.90           August 25, 2037
Class II-C47          (1)        $    503,779.30           August 25, 2037
Class II-C48          (1)        $    486,884.90           August 25, 2037
Class II-C49          (1)        $    486,593.10           August 25, 2037
Class II-C50          (1)        $    455,167.70           August 25, 2037
Class II-C51          (1)        $    439,864.50           August 25, 2037
Class II-C52          (1)        $    425,064.80           August 25, 2037
Class II-C53          (1)        $ 11,956,146.10           August 25, 2037
Class II-J1           (1)        $ 92,810,496.90           August 25, 2037
Class II-N            (2)             (3)                  August 25, 2006
Class R-II            (4)             (4)

(1)  The interest rate with respect to any Distribution Date for these interests is the weighted average of the interest rates of the Class I-C1 and Class
     I-PO1 Interests.

(2)  The Class II-N Interest is entitled to all distributions of interest on the
     Class I-N Interest.

(3)  The Class II-N Interest will have a notional principal balance equal to the notional principal balance of the Class I-N Interest.

(4)  The Class R-II Interest is the sole class of residual interest in REMIC II.
     The Class R-II Interest does not have a principal amount or an interest rate.

          On each Distribution Date, all principal payments (scheduled and prepaid) and Realized Losses generated with respect to the Mortgage Loans and any amounts transferred from the Pre-Funding Account to REMIC I shall be allocated in the following order: (i) first, to the Class II-J1 Interest until such Class is paid in full or eliminated by such losses, (ii) second, to the
Class II-C1, Class II-C2, Class II-C3 and Class II-C4, in reverse numerical order, until such Classes are paid in full or eliminated by such losses and
(iii) third to the Class II-C5 through Class II-C53 Interests, sequentially, until such Classes are paid in full or eliminated by such losses.

          The REMIC III Regular Interests and the Class R-III Interest shall have the following, Corresponding REMIC II Regular Interest, tier interest rate, initial tier principal amount and latest possible maturity date as set forth in the table below.

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C1a       Class II-C1         (1)          (2)       August 25, 2037
Class III-C1b       Class II-C1         (5)          (3)       August 25, 2037
Class III-C1c       Class II-C1         (6)          (4)       August 25, 2037
Class III-C2a       Class II-C2         (1)          (2)       August 25, 2037
Class III-C2b       Class II-C2         (5)          (3)       August 25, 2037
Class III-C2c       Class II-C2         (6)          (4)       August 25, 2037
Class III-C3a       Class II-C3         (1)          (2)       August 25, 2037
Class III-C3b       Class II-C3         (5)          (3)       August 25, 2037
Class III-C3c       Class II-C3         (6)          (4)       August 25, 2037
Class III-C4a       Class II-C4         (1)          (2)       August 25, 2037
Class III-C4b       Class II-C4         (5)          (3)       August 25, 2037
Class III-C4c       Class II-C4         (6)          (4)       August 25, 2037
Class III-C5a       Class II-C5         (7)          (2)       August 25, 2037
Class III-C5b       Class II-C5         (8)          (3)       August 25, 2037
Class III-C5c       Class II-C5         (9)          (4)       August 25, 2037
Class III-C6a       Class II-C6        (10)          (2)       August 25, 2037
Class III-C6b       Class II-C6        (11)          (3)       August 25, 2037
Class III-C6c       Class II-C6        (12)          (4)       August 25, 2037
Class III-C7a       Class II-C7        (10)          (2)       August 25, 2037
Class III-C7b       Class II-C7        (11)          (3)       August 25, 2037
Class III-C7c       Class II-C7        (12)          (4)       August 25, 2037
Class III-C8a       Class II-C8        (10)          (2)       August 25, 2037
Class III-C8b       Class II-C8        (11)          (3)       August 25, 2037
Class III-C8c       Class II-C8        (12)          (4)       August 25, 2037
Class III-C9a       Class II-C9        (10)          (2)       August 25, 2037
Class III-C9b       Class II-C9        (11)          (3)       August 25, 2037
Class III-C9c       Class II-C9        (12)          (4)       August 25, 2037
Class III-C10a      Class II-C10       (10)          (2)       August 25, 2037

                                        6

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C10b      Class II-C10       (11)          (3)       August 25, 2037
Class III-C10c      Class II-C10       (12)          (4)       August 25, 2037
Class III-C11a      Class II-C11       (10)          (2)       August 25, 2037
Class III-C11b      Class II-C11       (11)          (3)       August 25, 2037
Class III-C11c      Class II-C11       (12)          (4)       August 25, 2037
Class III-C12a      Class II-C12       (10)          (2)       August 25, 2037
Class III-C12b      Class II-C12       (11)          (3)       August 25, 2037
Class III-C12c      Class II-C12       (12)          (4)       August 25, 2037
Class III-C13a      Class II-C13       (10)          (2)       August 25, 2037
Class III-C13b      Class II-C13       (11)          (3)       August 25, 2037
Class III-C13c      Class II-C13       (12)          (4)       August 25, 2037
Class III-C14a      Class II-C14       (10)          (2)       August 25, 2037
Class III-C14b      Class II-C14       (11)          (3)       August 25, 2037
Class III-C14c      Class II-C14       (12)          (4)       August 25, 2037
Class III-C15a      Class II-C15       (10)          (2)       August 25, 2037
Class III-C15b      Class II-C15       (11)          (3)       August 25, 2037
Class III-C15c      Class II-C15       (12)          (4)       August 25, 2037
Class III-C16a      Class II-C16       (10)          (2)       August 25, 2037
Class III-C16b      Class II-C16       (11)          (3)       August 25, 2037
Class III-C16c      Class II-C16       (12)          (4)       August 25, 2037
Class III-C17a      Class II-C17       (10)          (2)       August 25, 2037
Class III-C17b      Class II-C17       (11)          (3)       August 25, 2037
Class III-C17c      Class II-C17       (12)          (4)       August 25, 2037
Class III-C18a      Class II-C18       (10)          (2)       August 25, 2037
Class III-C18b      Class II-C18       (11)          (3)       August 25, 2037
Class III-C18c      Class II-C18       (12)          (4)       August 25, 2037
Class III-C19a      Class II-C19       (10)          (2)       August 25, 2037
Class III-C19b      Class II-C19       (11)          (3)       August 25, 2037

                                        7

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C19c      Class II-C19       (12)          (4)       August 25, 2037
Class III-C20a      Class II-C20       (10)          (2)       August 25, 2037
Class III-C20b      Class II-C20       (11)          (3)       August 25, 2037
Class III-C20c      Class II-C20       (12)          (4)       August 25, 2037
Class III-C21a      Class II-C21       (10)          (2)       August 25, 2037
Class III-C21b      Class II-C21       (11)          (3)       August 25, 2037
Class III-C21c      Class II-C21       (12)          (4)       August 25, 2037
Class III-C22a      Class II-C22       (10)          (2)       August 25, 2037
Class III-C22b      Class II-C22       (11)          (3)       August 25, 2037
Class III-C22c      Class II-C22       (12)          (4)       August 25, 2037
Class III-C23a      Class II-C23       (10)          (2)       August 25, 2037
Class III-C23b      Class II-C23       (11)          (3)       August 25, 2037
Class III-C23c      Class II-C23       (12)          (4)       August 25, 2037
Class III-C24a      Class II-C24       (10)          (2)       August 25, 2037
Class III-C24b      Class II-C24       (11)          (3)       August 25, 2037
Class III-C24c      Class II-C24       (12)          (4)       August 25, 2037
Class III-C25a      Class II-C25       (10)          (2)       August 25, 2037
Class III-C25b      Class II-C25       (11)          (3)       August 25, 2037
Class III-C25c      Class II-C25       (12)          (4)       August 25, 2037
Class III-C26a      Class II-C26       (10)          (2)       August 25, 2037
Class III-C26b      Class II-C26       (11)          (3)       August 25, 2037
Class III-C26c      Class II-C26       (12)          (4)       August 25, 2037
Class III-C27a      Class II-C27       (10)          (2)       August 25, 2037
Class III-C27b      Class II-C27       (11)          (3)       August 25, 2037
Class III-C27c      Class II-C27       (12)          (4)       August 25, 2037
Class III-C28a      Class II-C28       (10)          (2)       August 25, 2037
Class III-C28b      Class II-C28       (11)          (3)       August 25, 2037
Class III-C28c      Class II-C28       (12)          (4)       August 25, 2037

                                        8

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C29a      Class II-C29       (10)          (2)       August 25, 2037
Class III-C29b      Class II-C29       (11)          (3)       August 25, 2037
Class III-C29c      Class II-C29       (12)          (4)       August 25, 2037
Class III-C30a      Class II-C30       (10)          (2)       August 25, 2037
Class III-C30b      Class II-C30       (11)          (3)       August 25, 2037
Class III-C30c      Class II-C30       (12)          (4)       August 25, 2037
Class III-C31a      Class II-C31       (10)          (2)       August 25, 2037
Class III-C31b      Class II-C31       (11)          (3)       August 25, 2037
Class III-C31c      Class II-C31       (12)          (4)       August 25, 2037
Class III-C32a      Class II-C32       (10)          (2)       August 25, 2037
Class III-C32b      Class II-C32       (11)          (3)       August 25, 2037
Class III-C32c      Class II-C32       (12)          (4)       August 25, 2037
Class III-C33a      Class II-C33       (10)          (2)       August 25, 2037
Class III-C33b      Class II-C33       (11)          (3)       August 25, 2037
Class III-C33c      Class II-C33       (12)          (4)       August 25, 2037
Class III-C34a      Class II-C34       (10)          (2)       August 25, 2037
Class III-C34b      Class II-C34       (11)          (3)       August 25, 2037
Class III-C34c      Class II-C34       (12)          (4)       August 25, 2037
Class III-C35a      Class II-C35       (10)          (2)       August 25, 2037
Class III-C35b      Class II-C35       (11)          (3)       August 25, 2037
Class III-C35c      Class II-C35       (12)          (4)       August 25, 2037
Class III-C36a      Class II-C36       (10)          (2)       August 25, 2037
Class III-C36b      Class II-C36       (11)          (3)       August 25, 2037
Class III-C36c      Class II-C36       (12)          (4)       August 25, 2037
Class III-C37a      Class II-C37       (10)          (2)       August 25, 2037
Class III-C37b      Class II-C37       (11)          (3)       August 25, 2037
Class III-C37c      Class II-C37       (12)          (4)       August 25, 2037
Class III-C38a      Class II-C38       (10)          (2)       August 25, 2037

                                        9

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C38b      Class II-C38       (11)          (3)       August 25, 2037
Class III-C38c      Class II-C38       (12)          (4)       August 25, 2037
Class III-C39a      Class II-C39       (10)          (2)       August 25, 2037
Class III-C39b      Class II-C39       (11)          (3)       August 25, 2037
Class III-C39c      Class II-C39       (12)          (4)       August 25, 2037
Class III-C40a      Class II-C40       (10)          (2)       August 25, 2037
Class III-C40b      Class II-C40       (11)          (3)       August 25, 2037
Class III-C40c      Class II-C40       (12)          (4)       August 25, 2037
Class III-C41a      Class II-C41       (10)          (2)       August 25, 2037
Class III-C41b      Class II-C41       (11)          (3)       August 25, 2037
Class III-C41c      Class II-C41       (12)          (4)       August 25, 2037
Class III-C42a      Class II-C42       (10)          (2)       August 25, 2037
Class III-C42b      Class II-C42       (11)          (3)       August 25, 2037
Class III-C42c      Class II-C42       (12)          (4)       August 25, 2037
Class III-C43a      Class II-C43       (10)          (2)       August 25, 2037
Class III-C43b      Class II-C43       (11)          (3)       August 25, 2037
Class III-C43c      Class II-C43       (12)          (4)       August 25, 2037
Class III-C44a      Class II-C44       (10)          (2)       August 25, 2037
Class III-C44b      Class II-C44       (11)          (3)       August 25, 2037
Class III-C44c      Class II-C44       (12)          (4)       August 25, 2037
Class III-C45a      Class II-C45       (10)          (2)       August 25, 2037
Class III-C45b      Class II-C45       (11)          (3)       August 25, 2037
Class III-C45c      Class II-C45       (12)          (4)       August 25, 2037
Class III-C46a      Class II-C46       (10)          (2)       August 25, 2037
Class III-C46b      Class II-C46       (11)          (3)       August 25, 2037
Class III-C46c      Class II-C46       (12)          (4)       August 25, 2037
Class III-C47a      Class II-C47       (10)          (2)       August 25, 2037
Class III-C47b      Class II-C47       (11)          (3)       August 25, 2037

                                       10

                    CORRESPONDING      TIER     INITIAL TIER
REMIC III CLASS   REMIC II REGULAR   INTEREST     PRINCIPAL    LATEST POSSIBLE
  DESIGNATION         INTEREST         RATE        AMOUNT       MATURITY DATE
---------------   ----------------   --------   ------------   ---------------
Class III-C47c      Class II-C47       (12)          (4)       August 25, 2037
Class III-C48a      Class II-C48       (10)          (2)       August 25, 2037
Class III-C48b      Class II-C48       (11)          (3)       August 25, 2037
Class III-C48c      Class II-C48       (12)          (4)       August 25, 2037
Class III-C49a      Class II-C49       (10)          (2)       August 25, 2037
Class III-C49b      Class II-C49       (11)          (3)       August 25, 2037
Class III-C49c      Class II-C49       (12)          (4)       August 25, 2037
Class III-C50a      Class II-C50       (10)          (2)       August 25, 2037
Class III-C50b      Class II-C50       (11)          (3)       August 25, 2037
Class III-C50c      Class II-C50       (12)          (4)       August 25, 2037
Class III-C51a      Class II-C51       (10)          (2)       August 25, 2037
Class III-C51b      Class II-C51       (11)          (3)       August 25, 2037
Class III-C51c      Class II-C51       (12)          (4)       August 25, 2037
Class III-C52a      Class II-C52       (10)          (2)       August 25, 2037
Class III-C52b      Class II-C52       (11)          (3)       August 25, 2037
Class III-C52c      Class II-C52       (12)          (4)       August 25, 2037
Class III-C53a      Class II-C53       (10)          (2)       August 25, 2037
Class III-C53b      Class II-C53       (11)          (3)       August 25, 2037
Class III-C53c      Class II-C53       (12)          (4)       August 25, 2037
Class III-J1         Class II-J1       (13)         (14)       August 25, 2037
Class III-N          Class II-N        (15)         (16)       August 25, 2006
Class R-III                            (17)         (17)

(1)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in September 2006, 1.5 multiplied by (REMIC III Net WAC minus 5.3390%) and (ii) for all other
     Distribution Dates, REMIC III Net WAC.

(2)  These REMIC III Regular Interests will have an initial principal balance equal to the product of (i) the initial principal balance of the
     Corresponding REMIC II Regular Interest and (ii) two divided by three.

                                       11

(3)  These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II
     Regular Interest divided by three.

(4)  These REMIC III Regular Interests will have a notional principal balance equal to the principal balance of the Corresponding REMIC II Regular
     Interest.

(5)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in September 2006, 3 multiplied by 1-month LIBOR, subject to a cap of 16.0170% and (ii) for all other Distribution Dates, REMIC III Net WAC.

(6)  The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Corresponding Distribution
     Date through and including the Distribution Date in September 2006, 5.3390%
     minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

(7)  The interest rate for this REMIC III Regular Interest will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     October 2006 through and including the Corresponding Distribution Date, 1.5 multiplied by (REMIC III Net WAC minus 5.3390%) and (ii) for all other
     Distribution Dates, REMIC III Net WAC.

(8)  The interest rate for this REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     October 2006 through and including the Corresponding Distribution Date, 3 multiplied by 1-month LIBOR, subject to a cap of 16.0170% and (ii) for all other Distribution Dates, REMIC III Net WAC.

(9)  The interest rate for this REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the Distribution Date in
     October 2006 through and including the Corresponding Distribution Date,
     5.3390% minus 1-Month LIBOR, subject to a floor of zero and (ii) for all other Distribution Dates, zero.

(10) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 1.5 multiplied by (REMIC III Net WAC minus 5.3390%) and (ii) for all other Distribution
     Dates, REMIC III Net WAC.

(11) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 3 multiplied by
     1-month LIBOR, subject to a cap of 16.0170% and (ii) for all other
     Distribution Dates, REMIC III Net WAC.

(12) The interest rate for these REMIC III Regular Interests will be as follows:
     (i) for all Distribution Dates commencing on the first Distribution Date through and including the Corresponding Distribution Date, 5.3390% minus
     1-Month LIBOR, subject to a floor of zero and (ii) for all other
     Distribution Dates, zero.

                                       12

(13) The interest rate for this REMIC III Regular Interest will be equal to the
     REMIC III Net WAC.

(14) These REMIC III Regular Interests will have an initial principal balance equal to the initial principal balance of the Corresponding REMIC II
     Regular Interest.

(15) The Class III-N Interest is entitled to all distributions of interest on the Class II-N Interest.

(16) The Class III-N Interest will have a notional principal balance equal to the notional principal balance of the Class II-N Interest.

(17) The Class R-III Interest is the sole class of residual interest in REMIC
     III. The Class R-III Interest does not have a principal amount or an interest rate.

     On each Distribution Date, all principal payments (scheduled and prepaid)
and Realized Losses generated with respect to the Mortgage Loans and any amounts transferred from the Pre-Funding Account to REMIC I shall be allocated in the following order: (i) first, to the Class III-J1 Interest until such Class is paid in full or eliminated by such losses, (ii) second, to the Class III-C1a through Class III-C4a and Class III-C1b through Class III-C4b Interests, first, pro rata between the two subsets of interests, and second, in reverse numerical order among the subsets of interests, until such Classes are paid in full or eliminated by such losses and (iii) third, to the Class III-C5a through Class
III-C53a and Class III-C5b through Class III-C53b Interests, first, pro rata between the two subsets of interests, and second, sequentially among the subsets of interests, until such Classes are paid in full or eliminated by such losses.

          The REMIC IV Regular Interests and the Class R-IV Interest shall have the following tier interest rate, initial principal amount, Corresponding REMIC
V Interest, and latest possible maturity date as set forth in the table below.

                   TIER                                 CORRESPONDING REMIC V
REMIC IV CLASS   INTEREST    INITIAL TIER PRINCIPAL    INTEREST/ CORRESPONDING   LATEST POSSIBLE
  DESIGNATION      RATE              AMOUNT                     CLASS             MATURITY DATE
--------------   --------   ------------------------   -----------------------   ---------------

Class IV-A-1        (1)     1/2 of the Corresponding          Class A-1          August 25, 2037
                             Class initial principal
                                     balance

Class IV-A-2        (1)     1/2 of the Corresponding          Class A-2          August 25, 2037
                             Class initial principal
                                     balance

Class IV-A-3        (1)     1/2 of the Corresponding          Class A-3          August 25, 2037
                             Class initial principal
                                     balance

                                       13

                   TIER                                 CORRESPONDING REMIC V
REMIC IV CLASS   INTEREST    INITIAL TIER PRINCIPAL    INTEREST/ CORRESPONDING   LATEST POSSIBLE
  DESIGNATION      RATE              AMOUNT                     CLASS             MATURITY DATE
--------------   --------   ------------------------   -----------------------   ---------------

Class IV-A-4        (1)     1/2 of the Corresponding          Class A-4          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-1        (1)     1/2 of the Corresponding          Class M-1          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-2        (1)     1/2 of the Corresponding          Class M-2          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-3        (1)     1/2 of the Corresponding          Class M-3          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-4        (1)     1/2 of the Corresponding          Class M-4          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-5        (1)     1/2 of the Corresponding          Class M-5          August 25, 2037
                             Class initial principal
                                     balance

Class IV-M-6        (1)     1/2 of the Corresponding          Class M-6          August 25, 2037
                             Class initial principal
                                     balance

Class IV-B-1        (1)     1/2 of the Corresponding          Class B-1          August 25, 2037
                             Class initial principal
                                     balance

Class IV-B-2        (1)     1/2 of the Corresponding          Class B-2          August 25, 2037
                             Class initial principal
                                     balance

Class IV-B-3        (1)     1/2 of the Corresponding          Class B-3          August 25, 2037
                             Class initial principal

                                       14

                   TIER                                 CORRESPONDING REMIC V
REMIC IV CLASS   INTEREST    INITIAL TIER PRINCIPAL    INTEREST/ CORRESPONDING   LATEST POSSIBLE
  DESIGNATION      RATE              AMOUNT                     CLASS             MATURITY DATE
--------------   --------   ------------------------   -----------------------   ---------------

                                     balance

Class IV-B-4        (1)     1/2 of the Corresponding          Class B-4          August 25, 2037
                             Class initial principal
                                     balance

Class IV-           (1)                (2)                       N/A             August 25, 2037
Accrual
Class IV-N          (3)                (4)                    Class X-2          August 25, 2006
Class IV-I1         (5)                (5)                    Class I-1          March 25, 2007
Class IV-I2         (6)                (6)                    Class I-2          March 25, 2008
Class IV-I3         (7)                (7)                    Class I-3          March 25, 2009
Class IV-I4         (8)                (8)                    Class I-4          March 25, 2010
Class IV-I5         (9)                (9)                    Class I-5          March 25, 2011
Class R-IV         (10)               (10)                     Class R

(1)  The interest rate with respect to any Distribution Date for these REMIC IV
     Regular Interests is the REMIC IV Net WAC.

(2)  The Class IV-Accrual Interest will have an initial principal balance equal to the product of (a) 50% and (b) the sum of (i) the Pool Stated Principal
     Balance (ii) the Subordinated Amount and (ii) the Initial Pre-Funded
     Amount.

(3)  The Class IV-N Interest is entitled to all distributions of interest on the
     Class III-N Interest.

(4)  The Class IV-N Interest will have a notional principal balance equal to the notional principal balance of the Class III-N Interest.

(5)  The Class IV-I1 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the amount distributable on the Class III-C1c through Class III-C7c Interests on such Distribution
     Date.

(6)  The Class IV-I2 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C8c through Class III-C19c Interests on such
     Distribution Date.

(7)  The Class IV-I3 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C20c through Class III-C31c Interests on such Distribution Date.

                                       15

(8)  The Class IV-I4 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C32c through Class III-C43c Interests on such Distribution Date.

(9)  The Class IV-I5 Interest will be an interest-only regular interest and will be entitled to receive, on each Distribution Date, the sum of the amounts distributable on the Class III-C44c through Class III-C53c Interests on such Distribution Date.

(10) The Class R-IV Interest is the sole class of residual interest in REMIC IV.
     The Class R-IV Interest does not have a principal amount or an interest rate.

          On each Distribution Date, 50% of the increase in the Subordinated
Amount will be payable as a reduction of the principal balances of the REMIC IV
Accretion Directed Classes and will be accrued and added to the principal balance of the Class IV-Accrual Interest. To this end, each REMIC IV Accretion
Directed Class will be reduced by an amount equal to 50% of any increase in the
Subordinated Amount that is attributable to a reduction in the principal balance of its Corresponding Class. On each Distribution Date, the increase in the principal balance of the Class IV-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class IV-Accrual Interest. If, with respect to any Distribution Date, 50% of the increase in the Subordinated Amount exceeds accrued interest on the Class IV-Accrual Interest, the excess
(accumulated with all such excess for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of calculating accrued interest on the Class IV-Accrual Interest payable as principal on the
REMIC IV Accretion Directed Classes on the next Distribution Date.

     On each Distribution Date, all principal payments (scheduled and prepaid)
on the Mortgage Loans and any amounts transferred from the Pre-Funding Account to REMIC I shall be allocated as follows: 50% to the Class IV-Accrual Interest and 50% to the REMIC IV Accretion Directed Classes, until such interests are paid in full. To this end, principal payments shall be allocated among such
REMIC IV Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes. Notwithstanding the foregoing, principal payments allocated to the Class X Certificates that result in the reduction in the Subordinated Amount shall be allocated to the Class
IV-Accrual Interest until paid in full. On each Distribution Date, Realized
Losses shall be applied so that after all distributions have been made on each
Distribution Date (i) the principal balance of each REMIC IV Accretion Directed
Class is equal to 50% of the principal balance of its Corresponding Class, and
(ii) the principal balance of the Class IV-Accrual Interest is equal to 50% of the sum of (1) the Pool Stated Principal Balance, (2) the Subordinated Amount
and (3) the Pre-Funding Amount.

          The REMIC V Regular Interests and the Class R-V Interest shall have the following tier interest rate, initial tier principal amount, corresponding classes, and latest possible maturity date as set forth in the table below.

                                       16

REMIC V CLASS        TIER       INITIAL TIER PRINCIPAL                         LATEST POSSIBLE MATURITY
 DESIGNATION    INTEREST RATE           AMOUNT           CORRESPONDING CLASS             DATE
-------------   -------------   ----------------------   -------------------   ------------------------

Class A-1            (1)             $401,770,000            Class A-1(8)           August 25, 2037
Class A-2            (1)             $124,280,000            Class A-2(8)           August 25, 2037
Class A-3            (1)             $168,720,000            Class A-3(8)           August 25, 2037
Class A-4            (1)             $108,225,000            Class A-4(8)           August 25, 2037
Class M-1            (1)             $ 34,500,000            Class M-1(8)           August 25, 2037
Class M-2            (1)             $ 32,000,000            Class M-2(8)           August 25, 2037
Class M-3            (1)             $ 18,500,000            Class M-3(8)           August 25, 2037
Class M-4            (1)             $ 16,500,000            Class M-4(8)           August 25, 2037
Class M-5            (1)             $ 16,000,000            Class M-5(8)           August 25, 2037
Class M-6            (1)             $ 15,000,000            Class M-6(8)           August 25, 2037
Class B-1            (1)             $ 14,000,000            Class B-1(8)           August 25, 2037
Class B-2            (1)             $ 11,500,000            Class B-2(8)           August 25, 2037
Class B-3            (1)             $ 10,000,000            Class B-3(8)           August 25, 2037
Class B-4            (1)             $ 10,000,000            Class B-4(8)           August 25, 2037
Class X-1(7)         (2)                  (2)                 Class X(9)            August 25, 2037
Class X-2(7)         (3)                  (4)                 Class X(9)            August 25, 2006
Class V-I1           (5)                  (5)                 Class I-1            December 25, 2006
Class V-I2           (5)                  (5)                 Class I-2            December 25, 2007
Class V-I3           (5)                  (5)                 Class I-3            December 25, 2008
Class V-I4           (5)                  (5)                 Class I-4            December 25, 2009
Class V-I5           (5)                  (5)                 Class I-5            October 25, 2010
Class R-V            (6)                  (6)                  Class R

(1)  These Certificates will bear interest during each Interest Accrual Period at a per annum variable rate equal to the least of (a) one-month LIBOR plus the applicable Pass-Through Margin or (c) the REMIC Adjusted WAC Cap.

(2)  The Class X-1 Interest has an initial principal balance of $19,005,000 but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X-1
     Interest shall have a notional principal balance equal to the sum of (i)
     the Pool Stated Principal Balance and (ii) any amount remaining in the
     Pre-Funding Account as of the first day of the related Interest Accrual
     Period. With respect to any Interest Accrual Period, the Class X-1 Interest
     shall bear interest at a rate

                                       17

     equal to the excess, if any, of the REMIC Adjusted WAC Cap over the product of (i) 2 and (ii) the weighted average interest rates of the REMIC IV
     Accretion Direction Classes and the Class IV-Accrual Interest, where each
     REMIC IV Accretion Directed Class is subject to a cap equal to the interest rate on its Corresponding REMIC V Interest and the Class IV-Accrual
     Interest is subject to a cap of zero. With respect to any Distribution
     Date, interest that so accrues on the notional principal balance of the
     Class X-1 Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(3)  The Class X-2 Interest is entitled to all distributions of interest on the
     Class IV-N Interest.

(4)  The Class X-2 Interest will have a notional principal balance equal to the notional principal balance of the Class IV-N Interest.

(5)  These REMIC V Regular Interests will be interest-only regular interests and will be entitled to receive on each Distribution Date all distribution on its corresponding REMIC IV Regular Interest for such Distribution Date.

(6)  The Class R-V Interest is the sole class of residual interest in REMIC V.
     The Class R-V Interest does not have a principal amount or an interest rate.

(7)  The Class X Certificates will represent two REMIC V Regular Interests, the
     Class X-1 and Class X-2 Interests.

(8)  Each of these Certificates will represent not only the ownership of the
     Corresponding Class of REMIC V Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and Swap Account in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive of
     Basis Risk Carry Forward Amounts as payments made pursuant to a notional principal contract written by the Class X Certificateholders. Each of these
     Certificates will also represent the obligation to make certain payments on such notional principal contract to the extent that the interest accrued on its Corresponding REMIC V Regular Interest is in excess of the related
     Accrued Certificate Interest.

(9)  The Class X Certificates also represent the right to receive payments from the Interest Rate Swap Agreement, the Pre-Funding Reserve Account and
     certain payments from Holders of the LIBOR Certificates as described in footnote 8 and the obligation to fund certain Basis Risk Carry Forward
     Amounts.

          Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates........   All Classes of Certificates other than the
                                  Physical Certificates.

Delay Certificates.............   None.

                                       18

ERISA-Restricted Certificates..   Class R Certificates, Class P Certificate and
                                  Class X Certificate; any certificate with a
                                  rating below the lowest applicable permitted
                                  rating under the Underwriters' Exemption.

LIBOR Certificates.............   Class A-1, Class A-2, Class A-3, Class A-4 and
                                  Subordinated Certificates.

Non-Delay Certificates.........   Class A-1, Class A-2, Class A-3, Class A-4,
                                  Class X and Subordinated Certificates.

Offered Certificates...........   All Classes of Certificates other than the
                                  Private Certificates.

Physical Certificates..........   Class P, Class X and Class R Certificates.

Private Certificates...........   Class P, Class X and Class R Certificates.

Rating Agencies................   Moody's, Fitch and Standard & Poor's.

Regular Certificates...........   All Classes of Certificates other than the
                                  Class P and Class R Certificates.

Residual Certificates..........   Class R Certificates.

Subordinated Certificates......   Class M-1, Class M-2, Class M-3, Class M-4,
                                  Class M-5, Class M-6, Class B-1, Class B-2,
                                  Class B-3 and Class B-4 Certificates.

                                       19

                                    ARTICLE I

                                   DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          10-K Filing Deadline: As defined in Section 8.12(c).

          60+ Day Delinquent Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each
Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

          Accepted Servicing Practices: With respect to each Servicer and any
Mortgage Loan, those mortgage servicing practices set forth in Section 3.01.

          Account: Any of the Capitalized Interest Account, the Collection
Accounts, the Distribution Account, any Escrow Account, the Excess Reserve Fund
Account, the Swap Account, the Pre-Funding Account or the Pre-Funding Reserve
Account. Each Account shall be an Eligible Account.

          Accredited: Accredited Home Lenders, Inc., a California corporation, and its successors in interest.

          Accredited Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Accredited, and each other Assignment and Recognition Agreement, by and among the Unaffiliated Seller, the Depositor and Accredited in connection with any Subsequent Transfer of Accredited Mortgage Loans.

          Accredited Mortgage Loan: A Mortgage Loan which was acquired from
Accredited by the Unaffiliated Seller pursuant to the Accredited Purchase
Agreement, and which has been acquired by the Trust Fund.

          Accredited Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of May 1, 2005, as amended to date, by and between the Unaffiliated Seller and Accredited.

          Accrued Certificate Interest: With respect to any Distribution Date for each Class of Certificates (other than the Class P, Class R and Class X
Certificates), the amount of interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the related Class
Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act
Shortfalls for such Distribution Date allocated to such Class pursuant to
Section 4.02.

          Additional Form 10-K Disclosure: As defined in Section 8.12(c).

                                       20

          Addition Notice: A written notice from the Unaffiliated Seller to the
Trustee, the Rating Agencies, the Securities Administrator that the Unaffiliated
Seller desires to make a Subsequent Transfer.

          Adjustable Rate Mortgage Loan: A Mortgage Loan bearing interest at an adjustable rate.

          Adjusted Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

          Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

          Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first
Due Date on which the related Mortgage Rate adjusts as set forth in the related
Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

          Advances: Collectively, the P&I Advances and Servicing Advances.

          Advance Facility: As defined in Section 3.27.

          Advance Facility Trustee: As defined in Section 3.27.

          Advance Reimbursement Amount: As defined in Section 3.27.

          Advancing Person: As defined in Section 3.27.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

          Amount Held for Future Distribution: As to the Certificates on any
Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal
Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

          Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

          Applied Realized Loss Amount: With respect to any Distribution Date, the

                                       21

amount, if any, by which the aggregate Class Certificate Balance of the LIBOR
Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such
Distribution Date.

          Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the
Mortgaged Property.

          Assignment and Recognition Agreement: The Accredited Assignment
Agreement, the Chapel Mortgage Assignment Agreement, the Encore Assignment
Agreement, the First Bank Assignment Agreement, the First Horizon Assignment
Agreement, the First NLC Assignment Agreement, the FlexPoint Assignment
Agreement, the Fremont Assignment Agreement, the Funding America Assignment
Agreement, the Lenders Direct Assignment Agreement, the Lime Financial
Assignment Agreement, the Mandalay Assignment Agreement, the Master Financial
Assignment Agreement, the NC Capital Assignment Agreement, the Platinum
Assignment Agreement, the Town & Country Assignment Agreement or the Rose
Assignment Agreement, as applicable.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

          Available Funds: With respect to any Distribution Date and the
Mortgage Loans, to the extent received by the Securities Administrator (x) the sum of (i) the aggregate amount of Scheduled Payments on the Mortgage Loans due on the related Due Date (net of the related Expense Fees) and received by the
Servicers on or prior to the related Determination Date, together with any P&I
Advance in respect thereof, (ii) certain unscheduled payments in respect of the
Mortgage Loans received by the Servicers during the related Prepayment Period and remitted to the Master Servicer, including all partial or full prepayments,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds (excluding
Prepayment Charges), (iii) Compensating Interest payments from the Servicers to the Master Servicer in respect of Prepayment Interest Shortfalls for that
Distribution Date, (iv) for any Distribution Date on or prior to August 25,
2006, any funds required to be paid from the Capitalized Interest Account to make up for any interest shortfalls on the Initial Mortgage Loans, (v)
immediately following the end of the Pre-Funding Period, all amounts, if any, on deposit in the Pre-Funding Account, (vi) the proceeds from repurchases of
Mortgage Loans, and any Substitution Adjustment Amounts received in connection with respect to the substitutions of Mortgage Loans that occur during the month in which such Distribution Date occurs at the Repurchase Price and (vii) all proceeds received with respect to the termination of the Trust Fund pursuant to
Section 11.01 hereof, reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts, in each case, as to which the Master Servicer, the Securities Administrator, the
Servicers, the Depositor, the Backup Servicer, the Custodian or the Trustee are
entitled to be paid or reimbursed pursuant to the Agreement and any costs associated with a transfer of servicing to the extent not paid by the predecessor servicer.

          Average Net Proceeds: As defined in Exhibit M hereto.

                                       22

          Backup Servicer: JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, and its successors in interest, and if a successor backup servicer is appointed hereunder, such successor backup servicer.

          Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled
Payments of principal which (not including the payment due on its stated
maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the
Mortgage Loan.

          Basic Principal Distribution Amount: With respect to any Distribution
Date, the excess of (i) the aggregate Principal Remittance Amount for such
Distribution Date over (ii) the Excess Subordinated Amount, if any, for such
Distribution Date.

          Basis Risk Carry Forward Amount: With respect to each Class of LIBOR
Certificates, as of any Distribution Date, the sum of (A) if on such
Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is
based upon the WAC Cap, the excess of (i) the amount of interest such Class of
Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable
Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates calculated at the WAC Cap for such Distribution Date and (B) the Basis Risk
Carry Forward Amount for such Class of Certificates for all previous
Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date. For federal income tax purposes, with respect to each Class of LIBOR Certificates, as of any Distribution Date,
the sum of (A) if on such Distribution Date, the interest rate for any
Corresponding REMIC V Regular Interest is based upon the REMIC Adjusted WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such
Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such REMIC V Regular Interest calculated at the REMIC
Adjusted WAC Cap for such Distribution Date and (B) the Basis Risk Carry Forward
Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of
LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

          Basis Risk Payment: For any Distribution Date, a payment in an amount equal to any Basis Risk Carry Forward Amount; provided, however, that with respect to any Distribution Date, the payment cannot exceed the amounts otherwise available for distribution on the Class X Certificates.

          Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

          Book-Entry Certificates: As specified in the Preliminary Statement.

                                       23

          Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of
California, New York, Utah, New Jersey and Florida, (b) the applicable states in which the Servicers' servicing operations are located, (c) the State in which the Securities Administrator's or Master Servicer's operations are located or
(d) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

          Capitalized Interest Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(e) in the name of the Securities Administrator for the benefit of the LIBOR
Certificateholders and designated "JPMorgan Chase Bank, National Association, in trust for registered holders of IXIS Real Estate Capital Trust 2006-HE2,
Mortgage Pass-Through Certificates, Series 2006-HE2".

          Capitalized Interest Requirement: With respect to the Distribution
Dates occurring in June 2006, July 2006 and August 2006, the excess, if any, of
(x) the Accrued Certificate Interests for all classes of the LIBOR Certificates for such Distribution Date over (y) all scheduled installments of interest (net of the related Expense Fees) due on the Mortgage Loans in the related Due
Period. In no event will the Capitalized Interest Requirement be less than zero.

          Certificate: Any one of the Certificates executed by the Securities
Administrator in substantially the forms attached hereto as exhibits.

          Certificate Balance: With respect to any Class of Certificates, other than the Class X and Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any
Certificates, reduced by any Applied Realized Loss Amounts allocated to such
Class of Certificates pursuant to Section 4.07; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of
Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent
Recovery distributed on such Distribution Date (up to the amount of Unpaid
Realized Loss Amounts for such Class or Classes for such Distribution Date);
provided, that the Certificate Balance of any Class of Certificates that had previously been reduced to zero shall not be increased as a result of any
Subsequent Recoveries. The Class X and Class R Certificates have no Certificate
Balance.

          Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Book-Entry Certificate.

          Certificate Register: The register maintained pursuant to Section
5.02.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby

                                       24

shall not be taken into account in determining whether the requisite amount of
Percentage Interests necessary to effect such consent has been obtained;
provided, however, that if any such Person (including the Depositor) owns 100%
of the Percentage Interests evidenced by a Class of Certificates, such
Certificates shall be deemed to be Outstanding for the purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular
Class as a condition to the taking of any action hereunder. The Securities
Administrator is entitled to rely conclusively on a certification of the
Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

          Chapel Mortgage: Chapel Mortgage Corporation, a New Jersey
corporation, and its successors in interest.

          Chapel Mortgage Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Chapel Mortgage, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Chapel
Mortgage in connection with any Subsequent Transfer of Chapel Mortgage Loans.

          Chapel Mortgage Loan: A Mortgage Loan which was acquired from Chapel
Mortgage by the Unaffiliated Seller pursuant to the Chapel Mortgage Purchase
Agreement, and which has been acquired by the Trust Fund.

          Chapel Mortgage Purchase Agreement: The Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of November 1, 2005, as amended to date, by and between the Unaffiliated Seller and Chapel Mortgage.

          Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

          Class A Certificates: The Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates.

          Class A Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (x) the aggregate Class
Certificate Balances of the Class A Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) 60.60% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$5,000,000.

          Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

          Class A-2 Certificates: All Certificates bearing the class designation of "Class A-2."

          Class A-3 Certificates: All Certificates bearing the class designation of "Class A-3."

                                       25

          Class A-4 Certificates: All Certificates bearing the class designation of "Class A-4."

          Class B Certificates: The Class B-1, Class B-2, Class B-3 and Class
B-4 Certificates.

          Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

          Class B-1 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), and (H) the Class Certificate Balance of the
Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 89.90% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $5,000,000.

          Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

          Class B-2 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal

                                       26

Distribution Amount on such Distribution Date), (H) the Class Certificate
Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (I) the Class Certificate Balance of the Class B-2 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 92.20%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $5,000,000.

          Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

          Class B-3 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (H) the Class Certificate Balance of the
Class B-1 Certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), (I) the Class
Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), and (J) the Class Certificate Balance of the Class B-3 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 94.20%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $5,000,000.

          Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4".

          Class B-4 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class

                                       27

M-4 Certificates (after taking into account the distribution of the Class M-4
Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution
Amount on such Distribution Date), (H) the Class Certificate Balance of the
Class B-1 Certificates (after taking into account the distribution of the Class
B-1 Principal Distribution Amount on such Distribution Date), (I) the Class
Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution
Date), (J) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution
Amount on such Distribution Date), and (K) the Class Certificate Balance of the
Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 96.20% of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum Amount over $5,000,000.

          Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all
Certificates of such Class as of such date.

          Class I Interests: As described in the Preliminary Statement.

          Class M Certificates: The Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5 and Class M-6 Certificates.

          Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

          Class M-1 Enhancement Percentage: With respect to any Distribution
Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and (ii) the
Subordinated Amount (in each case after taking into account the allocation of the Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account for such Distribution Date) by (y) the
Current Maximum Amount for that Distribution Date.

          Class M-1 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class Certificate Balance of the Class M-1
Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 67.50% of the Current Maximum Amount and (B) the excess, if any, of the
Current Maximum Amount over $5,000,000.

          Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

                                       28

          Class M-2 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date) and (C) the Class
Certificate Balance of the Class M-2 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 73.90% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$5,000,000.

          Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3".

          Class M-3 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), and (D) the Class Certificate Balance of the Class M-3 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 77.60%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $5,000,000.

          Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4".

          Class M-4 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balances of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balances of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such
Distribution Date), (D) the Class Certificate Balances of the Class M-3
Certificates (after taking into account the distribution of the Class M-3
Principal Distribution Amount on such Distribution Date) and (E) the Class
Certificate Balances of the Class M-4 Certificates immediately prior to such
Distribution Date over (ii) the lesser of (A) 80.90% of the Current Maximum
Amount and (B) the excess, if any, of the Current Maximum Amount over
$5,000,000.

          Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5".

          Class M-5 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) aggregate
Class Certificate Balances of the

                                       29

Class A Certificates (after taking into account the distribution of the Class A
Principal Distribution Amount on such Distribution Date), (B) the Certificate
Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (C) the Certificate Principal Balance of the Class M-2 Certificates
(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date), (D) the Certificate Principal
Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date) and (F) the Certificate Principal
Balance of the Class M-5 Certificates immediately prior to such Distribution
Date over (i) the lesser of (A) 84.10% of the Current Maximum Amount and (B) the
excess, if any, of the Current Maximum Amount over $5,000,000.

          Class M-6 Certificates: All Certificates bearing the class designation of "Class M-6".

          Class M-6 Principal Distribution Amount: With respect to any
Distribution Date, an amount equal to the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1
Certificates (after taking into account the distribution of the Class M-1
Principal Distribution Amount on such Distribution Date), (C) the Class
Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution
Amount on such Distribution Date), (E) the Class Certificate Balance of the
Class M-4 Certificates (after taking into account the distribution of the Class
M-4 Principal Distribution Amount on such Distribution Date), (F) the Class
Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (G) the Class Certificate Balance of the Class M-6 Certificates
immediately prior to such Distribution Date over (ii) the lesser of (A) 87.10%
of the Current Maximum Amount and (B) the excess, if any, of the Current Maximum
Amount over $5,000,000.

          Class P Certificates: All Certificates bearing the class designation of "Class P".

          Class R Certificates: All Certificates bearing the class designation of "Class R".

          Class X Certificates: All Certificates bearing the class designation of "Class X".

          Class X Distributable Amount: On any Distribution Date, the sum of (i)
as a distribution in respect of interest, the amount of interest that has accrued on the Class X Regular Interests and not applied as an Extra Principal
Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal

                                       30

balance of the Class X Regular Interest which is distributable as a
Subordination Reduction Amount, less (iii) any amounts paid as a Basis Risk
Payment.

          Class X Regular Interest: The REMIC V Regular Interests represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

          Closing Date: May 25, 2006.

          Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          Collection Accounts: As defined in Section 3.10(a).

          Commission: The United States Securities and Exchange Commission.

          Compensating Interest: For any Distribution Date, the lesser of (a)
the amount by which the Prepayment Interest Shortfall, if any, for such
Distribution Date exceeds all Prepayment Interest Excesses for such Distribution
Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) and (b) the Servicing Fees payable to the Servicers for such Distribution Date.

          Condemnation Proceeds: All awards of settlements in respect of a
Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

          Corporate Trust Office: The designated office in the State of
California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana,
California 92705, Attn: Trust Administration IX0602, facsimile no. (714)247-6470 and which is the address to which notices to and correspondence with the Trustee should be directed.

          Corresponding Class: As described in the Preliminary Statement.

          Corresponding Distribution Date:

                                     Corresponding Distribution
REMIC III Regular Interest   Date is the Distribution Date occurring in:
--------------------------   -------------------------------------------
Class III-C1a-c                               June 2006
Class III-C2a-c                               July 2006
Class III-C3a-c                              August 2006

                                       31

Class III-C4a-c                             September 2006
Class III-C5a-c                              October 2006
Class III-C6a-c                             November 2006
Class III-C7a-c                             December 2006
Class III-C8a-c                              January 2007
Class III-C9a-c                             February 2007
Class III-C10a-c                              March 2007
Class III-C11a-c                              April 2007
Class III-C12a-c                               May 2007
Class III-C13a-c                              June 2007
Class III-C14a-c                              July 2007
Class III-C15a-c                             August 2007
Class III-C16a-c                            September 2007
Class III-C17a-c                             October 2007
Class III-C18a-c                            November 2007
Class III-C19a-c                            December 2007
Class III-C20a-c                             January 2008
Class III-C21a-c                            February 2008
Class III-C22a-c                              March 2008
Class III-C23a-c                              April 2008
Class III-C24a-c                               May 2008
Class III-C25a-c                              June 2008
Class III-C26a-c                              July 2008
Class III-C27a-c                             August 2008

                                       32

Class III-C28a-c                            September 2008
Class III-C29a-c                             October 2008
Class III-C30a-c                            November 2008
Class III-C31a-c                            December 2008
Class III-C32a-c                             January 2009
Class III-C33a-c                            February 2009
Class III-C34a-c                              March 2009
Class III-C35a-c                              April 2009
Class III-C36a-c                               May 2009
Class III-C37a-c                              June 2009
Class III-C38a-c                              July 2009
Class III-C39a-c                             August 2009
Class III-C40a-c                            September 2009
Class III-C41a-c                             October 2009
Class III-C42a-c                            November 2009
Class III-C43a-c                            December 2009
Class III-C44a-c                             January 2010
Class III-C45a-c                            February 2010
Class III-C46a-c                              March 2010
Class III-C47a-c                              April 2010
Class III-C48a-c                               May 2010
Class III-C49a-c                              June 2010
Class III-C50a-c                              July 2010
Class III-C51a-c                             August 2010

                                       33

Class III-C52a-c                            September 2010
Class III-C53a-c                             October 2010

          Corresponding REMIC V Interest: As described in the Preliminary
Statement.

          Covered Loan: A Mortgage Loan categorized as Covered pursuant to
Appendix E of Standard and Poor's Glossary.

          Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which the Distribution Date occurs less any amounts received with respect to Realized Losses on the related Mortgage
Loans subsequent to the Final Recovery Determination being made with respect to such Mortgage Loans and the denominator of which is the Cut-off Date Pool
Principal Balance of the Mortgage Loans.

          Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the quotient (expressed as a percentage) of the aggregate amount of Realized Losses incurred since the related Cut-off Date through the last day of the related Prepayment Period divided by the Maximum Pool Principal Balance exceeds the applicable cumulative loss percentage as follows with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN   CUMULATIVE LOSS PERCENTAGE
------------------------------   -----------------------------------------------
June 2008 through May 2009       1.350% for the first month, plus an additional
                                 1/12th of 1.750% for each month thereafter
                                 (e.g., 2.225% in December 2008)
June 2009 through May 2010       3.100% for the first month, plus an additional
                                 1/12th of 1.750% for each month thereafter
                                 (e.g., 3.975% in December 2009)
June 2010 through May 2011       4.850% for the first month, plus an additional
                                 1/12th of 1.400% for each month thereafter
                                 (e.g., 5.550% in December 2010)
June 2011 through May 2012       6.250% for the first month, plus an additional
                                 1/12th of 0.750% for each month thereafter
                                 (e.g., 6.625% in December 2011)
June 2012 and thereafter         7.000%

          Current Maximum Amount: With respect to any date of determination, the sum of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans
held by the Trust at such time, and (ii) with respect to each date of determination prior to the Distribution Date on or prior to August 25, 2006, the
Pre-Funding Amount immediately prior to such Distribution Date, net of investment earnings on deposit therein.

                                       34

          Custodian: Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

          Custodial Fee: With respect to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Custodial Fee Rate and (b) the sum of
(i) the Stated Principal Balance of the Mortgage Loans as of the prior
Distribution Date (or as of the Cut-off Date in the case of the first
Distribution Date) and (ii) the Pre-Funding Amount.

          Custodial Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.0015%.

          Custodial File: With respect to each Mortgage Loan, the file retained by the Custodian consisting of items (i) - (viii) of Section 2.01(b).

          Cut-off Date: With respect to the Initial Mortgage Loans, May 1, 2006, and with respect to each Subsequent Mortgage Loan, the related Subsequent
Cut-off Date.

          Cut-off Date Pool Principal Balance: The aggregate Stated Principal
Balances of all Mortgage Loans as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

          Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated
Principal Balance thereof as of the close of business on the Cut-off Date.

          Data File Layouts and Definitions: As defined in Section 3.01.

          Data Mapping Matrix: As defined in Section 3.01.

          Data Tape Information: The information provided by the Unaffiliated
Seller as of May 1, 2006 to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Mortgagor's name; (2) as to each Mortgage Loan, the Scheduled Principal Balance as of the Cut-off Date;
(3) the Mortgage Rate Cap; (4) the Index; (5) a code indicating whether the
Mortgaged Property is owner-occupied; (6) the type of Mortgaged Property; (7)
the first date on which the Scheduled Payment was due on the Mortgage Loan and,
if such date is not consistent with the Due Date currently in effect, such Due
Date; (8) the "paid through date" based on payments received from the related
Mortgagor; (9) the original principal amount of the Mortgage Loan; (10) with respect to Adjustable Rate Mortgage Loans, the Maximum Mortgage Rate; (11) the
type of Mortgage Loan (i.e., Fixed Rate Mortgage Loan, Adjustable Rate Mortgage
Loan, First Lien Mortgage Loan or Second Lien Mortgage Loan); (12) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (13) a code indicating the documentation style
(i.e., full, asset verification, income verification and no documentation); (14)
the credit risk score (FICO score); (15) the loan credit grade classification
(as described in the Underwriting Guidelines); (16) with respect to each
Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate; (17) the Mortgage Rate
at origination; (18) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (19) the value of the Mortgaged Property; (20) a code indicating the type and term of Prepayment
Charges applicable to such Mortgage Loan, if any; and (21) with respect to each
Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap.

                                       35

With respect to the Mortgage Loans in the aggregate, the Data Tape Information shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the
Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States
Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

          Defaulted Swap Termination Payment: Any termination payment required to be made by the Trust to the Swap Provider pursuant to the Interest Rate Swap
Agreement as a result of: either (i) an event of default under the Interest Rate
Swap Agreement with respect to which the Swap Provider is the defaulting party or (ii) a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the
Swap Provider is the sole affected party.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then- outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy
Code.

          Definitive Certificates: Any Certificate evidenced by a Physical
Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

          Delay Certificates: As specified in the Preliminary Statement.

          Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the
Unaffiliated Seller or the related Originator, as applicable, or replaced with a
Substitute Mortgage Loan in accordance with the terms hereof and the related
Mortgage Loan Purchase Agreement.

          Delinquency Trigger Event: With respect to a Distribution Date after the Stepdown Date, the event that is in effect if the quotient (expressed as a percentage) of (x) the three-month rolling daily average of the aggregate Stated
Principal Balance of 60+ Day Delinquent Loans as of the last day of the related
Due Period, over (y) the Current Maximum Amount of the Mortgage Loans as of the
last day of the related Due Period exceeds (a) 39.70% of the prior period's
Senior Enhancement Percentage while any Class A Certificates remain outstanding, or (b) 49.23% of the prior period's Class M-1 Enhancement Percentage if the
Class A Certificates are no longer outstanding.

          Delinquent: A mortgage loan is "Delinquent" if any Scheduled Payment due on a due date is not made by the close of business on the next scheduled due date for that mortgage loan (including all Mortgage Loans in foreclosure,
Mortgage Loans in respect of REO Properties and Mortgage Loans for which the related Mortgagor has declared bankruptcy). A mortgage loan is "30 days
Delinquent" if the Scheduled Payment has not been received by the close of

                                       36

business on the corresponding day of the month immediately succeeding the month in which that Scheduled Payment was due or, if there was no corresponding date
(e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately preceding month; and similarly for "60 days Delinquent" and "90 days
Delinquent," etc.

          Delivery Date: With respect to the Initial Mortgage Loans, the Closing
Date; with respect to any Subsequent Mortgage Loans, the related Subsequent
Transfer Date therefor.

          Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

          Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

          Depository: The initial Depository shall be The Depository Trust
Company, the nominee of which is CEDE & Co., as the registered Holder of the
Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of
the State of New York.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to each Remittance Date, the 15th of each month, or if the 15th is not a Business Day, the immediately preceding
Business Day.

          Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, National Association, in trust for registered holders of IXIS Real Estate Capital Trust 2006-HE2, Mortgage
Pass-Through Certificates, Series 2006-HE2". Funds in the Distribution Account
shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Date: The 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing in June
2006.

          Document Certification and Exception Report: The report attached to
Exhibit F hereto.

          Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

          Due Period: With respect to each Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

                                       37

          Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the commercial paper, short-term debt obligations, demand deposits or other short-term deposits of which are rated in one of the two highest rating categories by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to each Rating Agency, the
Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity, (iv) an account otherwise acceptable to each Rating Agency or (v) an account maintained with a "qualified depository" (as such term is defined in the related Servicing Agreement). Eligible Accounts may bear interest.

          Eligible Institution: A federal or state chartered depository institution or trust company, which (x) with respect to any Eligible Account, the amounts on deposit in which will be held for less than 30 days, the commercial paper, short-term debt obligations, or other short-term deposits of which are rated at least "F1" by Fitch, "P-1" by Moody's, and either "A-1+" or
"A-1", if the amounts on deposit represent less than 20% of the initial par value of the securities, are not intended to be used as credit enhancement and are to be held for less than 30 days, by Standard & Poor's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers and the Securities Administrator) or (y) with respect to any
Eligible Account, the amounts on deposit in which will be held for no more than
365 days, the long-term unsecured debt obligations of which are rated at least
"A" by Fitch, "A" by Standard & Poor's and "A2" by Moody's (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicers and the Securities Administrator).

          Encore: Encore Credit Corp., a California corporation, and its successors in interest.

          Encore Assignment Agreement: The Assignment and Recognition Agreement,
dated as of May 25, 2006, by and among the Unaffiliated Seller, the Depositor and Encore, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Encore in connection with any Subsequent
Transfer of Encore Mortgage Loans.

          Encore Mortgage Loan: A Mortgage Loan which was acquired from Encore by the Unaffiliated Seller pursuant to the Encore Purchase Agreement, and which has been acquired by the Trust Fund.

          Encore Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and Encore.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

                                       38

          ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

          Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

          Escrow Payments: As defined in Section 3.09(b).

          Event of Default: As defined in Section 7.01.

          Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.07(b) and
3.07(c) in the name of the Securities Administrator, on behalf of the
Supplemental Interest Trust, for the benefit of the Holders of the Regular
Certificates and designated "JPMorgan Chase Bank, National Association, in trust for registered holders of IXIS Real Estate Capital Trust 2006-HE2, Mortgage
Pass-Through Certificates, Series 2006-HE2". Funds in the Excess Reserve Fund
Account shall be held in trust for the Holders of the Regular Certificates for the uses and purposes set forth in this Agreement. Amounts on deposit in the
Excess Reserve Fund Account shall not be invested.

          Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over
(b) the Specified Subordinated Amount for such Distribution Date.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Custodial Fee Rate and the Securities
Administrator, Backup Servicer and Master Servicer Fee Rate.

          Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fees, the Custodial Fee and the Securities Administrator, Backup Servicer and Master
Servicer Fee.

          Extra Principal Distribution Amount: As of any Distribution Date, the
lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the Subordination Deficiency for such Distribution Date.

          Fannie Mae: The Federal National Mortgage Association, or any
successor thereto.

          Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae
Servicers' Guide and all amendments or additions thereto.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the
Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                                       39

          Final Certification: A certification submitted by the Custodian in substantially the form of Exhibit G hereto.

          Final Recovery Determination: With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an Originator as contemplated by the Assignment and Recognition Agreements), a determination made by the applicable Servicer that all Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The applicable
Servicer shall maintain records, prepared by a Servicing Officer, of each Final
Recovery Determination made thereby.

          Final Scheduled Distribution Date: The Final Scheduled Distribution
Date for each Class of Certificates is the Distribution Date in each of the following months:

                                         FINAL SCHEDULED
                                        DISTRIBUTION DATE
                                        -----------------
Class A-1 Certificates...............      August 2036
Class A-2 Certificates...............      August 2036
Class A-3 Certificates...............      August 2036
Class A-4 Certificates...............      August 2036
Class M-1 Certificates...............      August 2036
Class M-2 Certificates...............      August 2036
Class M-3 Certificates...............      August 2036
Class M-4 Certificates...............      August 2036
Class M-5 Certificates...............      August 2036
Class M-6 Certificates...............      August 2036
Class B-1 Certificates...............      August 2036
Class B-2 Certificates...............      August 2036
Class B-3 Certificates...............      August 2036
Class B-4 Certificates...............      August 2036
Class X Certificates.................      August 2036
Class P Certificates.................      August 2036
Class R Certificates.................      August 2036

          First Bank: First Bank Mortgage, a Missouri corporation, and its successors in interest.

          First Bank Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and First Bank, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and First Bank in connection with any Subsequent Transfer of First Bank Mortgage Loans.

                                       40

          First Bank Mortgage Loan: A Mortgage Loan which was acquired from
First Bank by the Unaffiliated Seller pursuant to the First Bank Purchase
Agreement, and which has been acquired by the Trust Fund.

          First Bank Purchase Agreement: The First Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of January 1, 2006, as amended to date, by and between the Unaffiliated Seller and First Bank.

          First Horizon: First Horizon Home Loan Corp., a Kansas corporation.

          First Horizon Capital Assignment Agreement: The Assignment and
Recognition Agreement, dated as of May 25, 2006, by and among the Unaffiliated
Seller, the Depositor and First Horizon, and each other Assignment and
Recognition Agreement by and among the Unaffiliated Seller, the Depositor and
First Horizon in connection with any Subsequent Transfer of First Horizon
Mortgage Loans.

          First Horizon Mortgage Loan: A Mortgage Loan which was acquired from
First Horizon by the Unaffiliated Seller pursuant to the First Horizon Purchase
Agreement, and which has been acquired by the Trust Fund.

          First Horizon Purchase Agreement: The Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and First Horizon.

          First Lien Mortgage Loan: A Mortgage Loan secured by a first lien
Mortgage on the related Mortgaged Property.

          First NLC: First NLC Financial Services., a Florida limited liability company.

          First NLC Capital Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and First NLC, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and First NLC in connection with any Subsequent Transfer of First Bank Mortgage Loans.

          First NLC Mortgage Loan: A Mortgage Loan which was acquired from First
NLC by the Unaffiliated Seller pursuant to the First NLC Purchase Agreement, and which has been acquired by the Trust Fund.

          First NLC Purchase Agreement: The Second Mortgage Loan Purchase and
Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and First NLC.

          Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.06 the address for notices to Fitch shall be Fitch, Inc., One State
Street Plaza, New York, New York 10004, Attention: Residential Mortgage
Surveillance Group - IXIS Real Estate Capital Trust 2006-HE2, or such

                                       41

other address as Fitch may hereafter furnish to the Depositor, the Securities
Administrator, the Trustee and the Servicers.

          Fixed Rate Mortgage Loan: A Mortgage Loan bearing interest at a fixed rate.

          FlexPoint: FlexPoint Funding Corp., a California corporation.

          FlexPoint Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and FlexPoint, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and FlexPoint in connection with any Subsequent Transfer of FlexPoint Mortgage Loans.

          FlexPoint Mortgage Loan: A Mortgage Loan which was acquired from
FlexPoint by the Unaffiliated Seller pursuant to the FlexPoint Purchase
Agreement, and which has been acquired by the Trust Fund.

          FlexPoint Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and FlexPoint.

          Floor Amount: An amount equal to the product of (x) 0.50% and (y) the
Maximum Pool Principal Balance.

          Fremont: Fremont Investment & Loan, a California State chartered industrial bank.

          Fremont Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Fremont, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Fremont in connection with any Subsequent Transfer of Fremont Mortgage Loans.

          Fremont Mortgage Loan: A Mortgage Loan which was acquired from Fremont by the Unaffiliated Seller pursuant to the Fremont Purchase Agreement, and which has been acquired by the Trust Fund.

          Fremont Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and Fremont.

          Form 8-K Disclosure Information: As defined in Section 8.12.

          Funding America: Funding America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC.

          Funding America Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Funding America, and each other Assignment and Recognition
Agreement by and among the

                                       42

Unaffiliated Seller, the Depositor and Funding America in connection with any
Subsequent Transfer of Funding America Mortgage Loans.

          Funding America Mortgage Loan: A Mortgage Loan which was acquired from
Funding America by the Unaffiliated Seller pursuant to the Funding America
Purchase Agreement, and which has been acquired by the Trust Fund.

          Funding America Purchase Agreement: The Flow Mortgage Loan Purchase
and Warranties Agreement, dated as of May 1, 2006, by and between the
Unaffiliated Seller and Funding America.

          Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

          High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New
Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage
Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's
Glossary.

          Home Loan: A Mortgage Loan categorized as Home Loan pursuant to
Appendix E of Standard & Poor's Glossary.

          Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

          Initial Cut-off Date: May 1, 2006.

          Initial Mortgage Loans: The Mortgage Loans delivered by the Depositor on the Startup Date.

          Initial Pre-Funded Amount: $174,850,973.21.

          Insurance Policy: With respect to any Mortgage Loan included in the
Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance
Policies.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Interest Accrual Period: With respect to any Distribution Date, the period beginning with the preceding Distribution Date (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date) and

                                       43

ending on the day immediately preceding the current Distribution Date (on an actual/360 day count basis).

          Interest Rate Swap Agreement: The Interest Rate Swap Agreement dated as of May 25, 2006, between the Supplemental Interest Trust and IXIS Financial
Products Inc.

          Interest Remittance Amount: With respect to any Distribution Date, the sum of (a) the sum, without duplication, of the following amounts received by the Master Servicer from the Servicers on the related Remittance Date:

          (i) all installments of interest due on the Mortgage Loans during the related Prepayment Period and received or advanced by each Servicer on or prior to the related Remittance Date;

          (ii) Compensating Interest paid by each Servicer on such Remittance
Date;

          (iii) the interest component of all Substitution Adjustment Amounts and Repurchase Prices received by each Servicer during the related Prepayment
Period;

          (iv) the interest component of all Condemnation Proceeds, Insurance
Proceeds and Liquidation Proceeds received by each Servicer during the related
Prepayment Period (in each case, net (but not to be reduced below zero) of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); and

          (v) the interest component of the proceeds of any termination of the
Trust Fund;

          reduced by the Securities Administrator, Backup Servicer and Master
Servicer Fee and the Servicing Fees for the related Prepayment Period for the related Distribution Date, together with amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which each Servicer, or the Trustee, Securities Administrator, Backup Servicer, Master
Servicer and Custodian is entitled to be reimbursed pursuant to the Agreement;
and

          (b) the Capitalized Interest Requirement, if any, deposited into the
Distribution Account on such Distribution Date.

          Investment Account: As defined in Section 3.12(a).

          Investor: With respect to each MERS Designated Mortgage Loan, the
Person named on the MERS System as the investor pursuant to the MERS Procedures
Manual.

          Investor-Based Exemption: Prohibited Transaction Class Exemption
84-14, Prohibited Transaction Class Exemption 90-1, Prohibited Transaction Class
Exemption 91-38, PTCE 95-60 or Prohibited Transaction Class Exemption 96-23, as
each may be amended from time to time, or any similar prohibited transaction class exemption granted by the U.S. Department of Labor or, with respect to any governmental plan (as defined in Section 3(32) of

                                       44

ERISA), granted pursuant to any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

          Late Collections: With respect to any Mortgage Loan and any Due
Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due
(without regard to any acceleration of payments under the related Mortgage and
Mortgage Note) but delinquent for such Due Period and not previously recovered.

          Lenders Direct: Lenders Direct Capital Corp., a California
corporation, and its successors in interest.

          Lenders Direct Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Lenders Direct, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Lenders Direct
in connection with any Subsequent Transfer of Lenders Mortgage Loans.

          Lenders Direct Mortgage Loan: A Mortgage Loan which was acquired from
Lenders Direct by the Unaffiliated Seller pursuant to the Lenders Direct
Purchase Agreement, and which has been acquired by the Trust Fund.

          Lenders Direct Purchase Agreement: The Second Amended and Restated
Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and Lenders Direct.

          LIBOR: With respect to any Interest Accrual Period for the LIBOR
Certificates, the rate determined by the Securities Administrator on the related
LIBOR Determination Date on the basis of the offered rate for one-month U.S.
dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m.
(London time) on such date; provided that if such rate does not appear on
Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference
Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request that the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, after consultation with the Depositor, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S.
dollar loans to leading European banks.

          LIBOR Certificates: As specified in the Preliminary Statement.

          LIBOR Determination Date: With respect to any Interest Accrual Period
(other than the initial Interest Accrual Period) for the LIBOR Certificates, the
second London Business Day preceding the commencement of such Interest Accrual
Period.

                                       45

          Lime Financial: Lime Financial Services, Ltd., an Oregon corporation, and its successors in interest.

          Lime Financial Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Lime Financial, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Lime Financial
in connection with any Subsequent Transfer of Lime Financial Mortgage Loans.

          Lime Financial Mortgage Loan: A Mortgage Loan which was acquired from
Lime Financial by the Unaffiliated Seller pursuant to the Lime Financial
Purchase Agreement, and which has been acquired by the Trust Fund.

          Lime Financial Purchase Agreement: The Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and Lime Financial.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified to the Securities Administrator and the Master
Servicer that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an
REO Property.

          Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery
Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

          Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and
(b) if the Mortgage Loan was made to finance the acquisition of the related
Mortgaged Property, the purchase price of the Mortgaged Property.

          London Business Day: Any day on which dealings in deposits of United
States dollars are transacted in the London interbank market.

          Mandalay: Mandalay Mortgage, LLC, a Delaware limited liability company, and its successors in interest.

                                       46

          Mandalay Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Mandalay, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Mandalay in connection with any Subsequent Transfer of Mandalay Mortgage Loans.

          Mandalay Mortgage Loan: A Mortgage Loan which was acquired from
Mandalay by the Unaffiliated Seller pursuant to the Mandalay Purchase Agreement, and which has been acquired by the Trust Fund.

          Mandalay Purchase Agreement: The Mortgage Loan Purchase and Warranties
Agreement, dated as of May 1, 2006, as amended to date, by and between the
Unaffiliated Seller and Mandalay.

          Master Financial: Master Financial, Inc., a California corporation, and its successors in interest.

          Master Financial Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Master Financial, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Master
Financial in connection with any Subsequent Transfer of Master Financial
Mortgage Loans.

          Master Financial Mortgage Loan: A Mortgage Loan which was acquired from Master Financial by the Unaffiliated Seller pursuant to the Master
Financial Purchase Agreement, and which has been acquired by the Trust Fund.

          Master Financial Purchase Agreement: The Amended and Restated Mortgage
Loan Purchase and Warranties Agreement, dated as of November 1, 2005, as amended to date, by and between the Unaffiliated Seller and Master Financial.

          Master Servicer: JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, and its successors in interest and, if a successor master servicer is appointed hereunder, such successor master servicer.

          Master Servicer Events of Default: As defined in Section 9.04.

          Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the maximum interest rate to which the
Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

          Maximum Pool Principal Balance: The aggregate Stated Principal
Balances of all Initial Mortgage Loans as of the Initial Cut-off Date plus the
Initial Pre-Funded Amount.

          MERS: Mortgage Electronic Registration System, Inc.

                                       47

          MERS Designated Mortgage Loan: Mortgage Loans for which (a) the
Originators have designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originators, in accordance with the MERS Procedure Manual and
(b) the Originators have designated or will designate the Trustee as the
Investor on the MERS(R) System.

          MERS Procedures Manual: The MERS Procedures Manual, as it may be
amended, supplemented or otherwise modified from time to time.

          MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

          Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage
Loan, a rate that (i) is set forth on the Data Tape Information and in the related Mortgage Note and (ii) is the minimum interest rate to which the
Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

          Monthly Statement: The statement delivered to the Certificateholders and other parties as specified in and pursuant to Section 4.03(a).

          Moody's: Moody's Investors Service, Inc, and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary
Statement, for purposes of Section 10.06 the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York
10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Trustee, and the
Servicers.

          Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

          Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

          Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal
Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds,
REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans. As applicable, "Mortgage Loan"
shall be deemed to refer to REO Property.

          Mortgage Loan Purchase Agreement: The Accredited Purchase Agreement,
the Chapel Mortgage Purchase Agreement, the Encore Purchase Agreement, the First
Bank Purchase Agreement, the First Horizon Purchase Agreement, the First NLC
Purchase Agreement, the FlexPoint Purchase Agreement, the Fremont Purchase
Agreement, the Funding America Purchase Agreement, the Lenders Direct Purchase
Agreement, the Lime Financial Purchase Agreement, the Mandalay Purchase
Agreement, the Master Financial Purchase Agreement, the

                                       48

NC Capital Purchase Agreement, the Platinum Purchase Agreement, the Town &
Country Purchase Agreement or the Rose Purchase Agreement, as applicable.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as
Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Originator's Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the
Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or condominium; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current
Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the
Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Interest
Rate Adjustment Date; (13) with respect to each Adjustable Rate Mortgage Loan, the lifetime mortgage interest rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; (16) the Servicing Fee; (17) the identity of the related Originator of such Mortgage Loan; (18) the Mortgagor's name; (19) the "paid-through" date
(based on payments received from the related Mortgagor) as of the Cut-off Date;
(20) the Servicing Transfer Date; (21) whether such Mortgage Loan has been 30 days Delinquent since the applicable Servicing Transfer Date; and (22) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment Charge, if any.

          Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor under a Mortgage Loan.

          Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to Adjustable Rate
Mortgage Loans.

          Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum
Mortgage Rate for such Mortgage Loan.

          Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan
Schedule as securing repayment of the debt evidenced by the related Mortgage
Note.

          Mortgagor: The obligor(s) on a Mortgage Note.

          NC Capital: NC Capital Corporation, a California corporation.

          NC Capital Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and NC Capital, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and NC Capital in connection with any Subsequent Transfer of NC Capital Mortgage Loans.

                                       49

          NC Capital Mortgage Loan: A Mortgage Loan which was acquired from NC
Capital by the Unaffiliated Seller pursuant to the NC Capital Purchase
Agreement, and which has been acquired by the Trust Fund.

          NC Capital Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and NC Capital.

          Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

          Net Prepayment Interest Shortfall: For any Distribution Date, the
amount by which the sum of the Prepayment Interest Shortfalls for such
Distribution Date exceeds the sum of (i) the Compensating Interest payments made with respect to such Distribution Date and (ii) all Prepayment Interest Excesses
for such Distribution Date.

          Net Swap Payment: For any Distribution Date, each payment required to be made to the Swap Provider pursuant to the Interest Rate Swap Agreement.

          Net Swap Receipt: For any Distribution Date, the net payment that the
Swap Provider will owe the Supplemental Interest Trust pursuant to the Interest
Rate Swap Agreement.

          NIM Issuer: Any entity established as the issuer of a series of NIM
Securities.

          NIM Indenture: The Indenture, dated as of May 25, 2006, between IXIS
Real Estate Capital Inc. NIM Trust 2006-HE2N, as co-issuer, and JPMorgan Chase
Bank, National Association, as indenture trustee.

          NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by Standard &
Poor's.

          NIM Trustee: The trustee for any series of NIM Securities.

          Non-Delay Certificates: As specified in the Preliminary Statement.

          Non-Permitted Transferee: A Person other than a Permitted Transferee.

          Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer or the Master Servicer or any successor Master Servicer, will not or, in the case of a proposed P&I
Advance, would not be ultimately recoverable from related late payments,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise on such Mortgage Loan or REO Property as provided herein.

          Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, or the
Master Servicer or any successor Master

                                       50

Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related late payments, Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds or otherwise on such Mortgage Loan or REO Property. The determination by the applicable Servicer or the Master
Servicer or any successor Master Servicer that it has made a Nonrecoverable
Servicing Advance or that any proposed Servicing Advances, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an
Officers' Certificate delivered to the Securities Administrator and the Master
Servicer.

          Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

          Offered Certificates: As specified in the Preliminary Statement.

          Officer's Certificate: A certificate signed by an officer of each
Servicer or Subservicer responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer or Subservicer and listed on a list delivered to the Securities Administrator pursuant to this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or the Subservicer, reasonably acceptable to the Trustee and the Securities Administrator; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the
REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel)
an opinion of counsel who (i) is in fact independent of the related Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the related Servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the related Servicer of the Mortgage
Loans as an officer, employee, director or person performing similar functions.

          Optional Termination Date: means:

          (i) For so long as the Class X Certificates are 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then one or more of the Servicers may cause the Optional Termination Date to occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance; and

          (ii) If the Class X Certificates are not 100% owned, either directly or indirectly, by the Unaffiliated Seller or any Affiliate thereof, then the
Holders of a majority in Class Certificate Balance of the Class X Certificates
may cause the Optional Termination Date to occur on any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans is 10.00% or less of the Maximum Pool Principal Balance, and, if such Class X Certificateholders do not do so, then the Servicers shall also have such right; provided, however, that the Unaffiliated Seller or any of its affiliates, may only participate in the exercise of the clean-up call by the majority owners of the Class X
Certificates if the Unaffiliated Seller or any of its affiliates, is not the majority owner of the Class X Certificates, either directly or indirectly.

                                       51

          Originator: The party that originated or acquired a Mortgage Loan and, more specifically, (i) with respect to any Accredited Mortgage Loan, Accredited,
(ii) with respect to any Chapel Mortgage Loan, Chapel, (iii) with respect to any
Encore Mortgage Loan, Encore, (iv) with respect to any First Bank Mortgage Loan,
First Bank, (v) with respect to any First Horizon Mortgage Loan, First Horizon,
(vi) with respect to any First NLC Mortgage Loan, First NLC, (vii) with respect to any FlexPoint Mortgage Loan, FlexPoint, (viii) with respect to any Fremont
Investment & Loan, Fremont, (ix) with respect to any Funding America Mortgage
Loan, Funding America, (x) with respect to any Lenders Direct Mortgage Loan,
Lenders Direct, (xi) with respect to any Lime Financial Mortgage Loan, Lime
Financial, (xii) with respect to Mandalay Mortgage, LLC, Mandalay, (xiii) with respect to any Master Financial Mortgage Loan, Master Financial, (xiv) with respect to any NC Capital Mortgage Loan, NC Capital, (xv) with respect to any
Platinum Mortgage Loan, Platinum, (xvi) with respect to any Rose Mortgage Loan,
Rose, and (xvii) with respect to Town & Country Credit Corporation, Town &
Country.

          OTS: Office of Thrift Supervision, and any successor thereto.

          Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

          (i) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

          (ii) Certificates in exchange for which or in lieu of which other
Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

          Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a
Stated Principal Balance greater than zero which was not the subject of a
Principal Prepayment in Full prior to such Due Date and which did not become a
Liquidated Mortgage Loan prior to such Due Date.

          Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer (including the Backup Servicer as successor Servicer or any other successor Servicer) or the Master Servicer (including the Trustee as successor Master Servicer and any other successor Master Servicer, as applicable) in respect of any Remittance Date with respect to any Mortgage Loan representing the aggregate of all payments of principal and/or interest on such
Mortgage Loan, net of the related Servicing Fee, that were due during the related Due Period on the Mortgage Loan, and that were delinquent or unpaid on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to
Section 4.01.

          Pass-Through Margin: With respect to each Class of Regular
Certificates, on or prior to the Optional Termination Date the following percentages: Class A-1, 0.0600%; Class A-2, 0.1200%; Class A-3, 0.1600%; Class
A-4, 0.2600%; Class M-1, 0.2900%; Class M-2,

                                       52

0.3200%; Class M-3, 0.3300%; Class M-4, 0.4000%; Class M-5, 0.4400%; Class M-6,
0.5100%; Class B-1, 1.0000%; Class B-2, 1.1000%; Class B-3, 1.9500%; and Class
B-4, 2.4000%. On the first Distribution Date after the Optional Termination
Date, the Pass-Through Margins shall increase to the following percentages:
Class A-1, 0.1200%; Class A-2, 0.2400%; Class A-3, 0.3200%; Class A-4, 0.5200%;
Class M-1, 0.4350%; Class M-2, 0.4800%; Class M-3, 0.4950%; Class M-4, 0.6000%;
Class M-5, 0.6600%; Class M-6, 0.7650%; Class B-1, 1.5000%; Class B-2, 1.6500%;
Class B-3, 2.9250%; and Class B-4, 3.6000%.

          Pass-Through Rate: For any Distribution Date, the "Pass-Through Rate"
for each class of LIBOR Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related Pass-Through Margin for such classes and that Distribution Date and (2) the WAC Cap.

          PCAOB: The Public Company Accounting Oversight Board.

          Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

          Periodic Mortgage Rate Cap: With respect to an Adjustable Rate
Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

          Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicers, the Trustee or any of their respective
Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Eligible Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with an Eligible Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not

                                       53

     more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) any demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A)
     rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (vi) may include money market mutual funds or common trust funds, including, without limitation, the J.P. Morgan Prime Money
     Market Fund or any other fund for which JPMorgan Chase Bank, National
     Association, the Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank, National
     Association, or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank, National
     Association, or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes JPMorgan Chase Bank, National
     Association, or an affiliate thereof to charge and collect from the Trust
     Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); and

          (vii) if previously confirmed in writing to the Securities
     Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating
     Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          Permitted Transferee: Any Person other than (i) the United States, any
State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization
(except certain farmers' cooperatives described in section 521 of the Code)
which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S.
Person, (vi) an "electing large partnership" within the meaning of section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual
Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms
"United States," "State" and

                                       54

"international organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Physical Certificates: As specified in the Preliminary Statement.

          Plan: As defined in Section 5.02(b).

          Platinum: Platinum Capital Group, a California corporation.

          Platinum Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Platinum, and each other Assignment and Recognition Agreement by and among the Unaffiliated Seller, the Depositor and Platinum in connection with any Subsequent Transfer of Platinum Mortgage Loans.

          Platinum Mortgage Loan: A Mortgage Loan which was acquired from
Platinum by the Unaffiliated Seller pursuant to the Platinum Purchase Agreement, and which has been acquired by the Trust Fund.

          Platinum Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of December 1, 2005, as amended to date, by and between the Unaffiliated Seller and Platinum.

          Pool Stated Principal Balance: As to any Distribution Date, the
aggregate of the Stated Principal Balances of the Mortgage Loans for such
Distribution Date which were Outstanding Mortgage Loans as of the last day of the related Due Period.

          Pre-Funding Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(f) in the name of Securities Administrator for the benefit of the Certificateholders, and designated in trust for registered holders of IXIS Real Estate Capital Trust
2006-HE2, Mortgage Pass Through Certificates, Series 2006-HE2, the funds of which, during the Pre-Funding Period, shall be applied solely to the purchase of
Subsequent Mortgage Loans.

          Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Account, which amount the Securities Administrator shall evidence to the Custodian upon request.

          Pre-Funding Earnings: The actual investment earnings realized on amounts deposited in the Pre-Funding Account.

                                       55

          Pre-Funding Period: The period commencing on the Startup Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than
$100,000, (ii) the date on which any Event of Default occurs and (iii) August
24, 2006.

          Pre-Funding Reserve Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(j) in the name of the Securities Administrator, for the benefit of the Class X
Certificateholders and designated "JPMorgan Chase Bank, National Association, in trust for holders of IXIS Real Estate Capital Trust 2006-HE2, Mortgage
Pass-Through Certificates, Series 2006-HE2, Class X".

          Prepayment Charge: Any prepayment premium, penalty or charge collected by a Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related
Mortgage Note.

          Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by a Servicer with respect to any Mortgage Loan as to which a
Principal Prepayment in Full occurs from the 1st day of the month through the
15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such
Principal Prepayment in Full.

          Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the portion of the Prepayment
Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month the subject of a Principal Prepayment in Full, that was applied by a Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Adjusted Net Mortgage Rate on the amount of such
Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution date.

          Prepayment Period: With respect to any Distribution Date, the period from and including the 16th day of the month preceding the month in which such
Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

          Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii)
the Extra Principal Distribution Amount for such Distribution Date.

          Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan)
which is received in advance of its scheduled Due Date, excluding any Prepayment
Charge thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                                       56

          Principal Prepayment in Full: Any Principal Prepayment made by a
Mortgagor of the entire principal balance of a Mortgage Loan.

          Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period, of: (i) each Scheduled Payment of principal on a Mortgage Loan during the related Due Period and received by the Servicers on or prior to the related Determination Date or advanced by the applicable
Servicer for the related Remittance Date and all Principal Prepayments received during the related Prepayment Period; (ii) the principal component of all
Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Due Period (in each case, net of remaining (i.e., not deducted from the
Interest Remittance Amount) unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment
Period; (iv) the principal component of all Substitution Adjustment Amounts allocable to principal and Repurchase Prices received by the Servicers with respect to such Distribution Date; and (v) the proceeds of any termination of the Trust Fund pursuant to Section 11.01 (to the extent such proceeds relate to principal); reduced by remaining amounts (i.e., not deducted from the Interest
Remittance Amount) in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which any Servicer is entitled to be reimbursed pursuant to this Agreement.

          Private Certificates: As specified in the Preliminary Statement.

          Prospectus Supplement: The Prospectus Supplement, dated May 22, 2006, relating to the Offered Certificates.

          PTCE 95-60: As defined in Section 5.02(b).

          PUD: Planned Unit Development.

          Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a
FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a
Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

          Rating Agency: Each of Standard & Poor's, Fitch and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable
Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.06, the addresses for notices to each Rating Agency shall be the address specified therefor in the

                                       57

definition corresponding to the name of such Rating Agency, or such other address as such Rating Agency may hereafter furnish to the Depositor, the
Trustee, the Securities Administrator, and the Servicers.

          Realized Loss: With respect to each Liquidated Mortgage Loan the excess (not less than zero or more than the Stated Principal Balance of the
Mortgage Loan) of the unpaid principal balance of a Liquidated Mortgage Loan together with accrued and unpaid interest thereon over the Liquidation Proceeds, net of customary out-of-pocket expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of any unreimbursed Servicing Advances with respect to such Liquidated
Mortgage Loan.

          Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date;
provided, however, that for any Certificate issued in definitive form, the
Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.

          Reference Bank: As defined in Section 4.04.

          Regular Certificates: As specified in the Preliminary Statement.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          Relief Act Shortfall: With respect to any Distribution Date and any
Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act and similar state laws.

          Remainder Amount: As defined in Section 11.01.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Adjusted WAC Cap: The weighted average of the interest rates on the REMIC IV Accretion Directed Classes and the Class IV-Accrual Interest.

          REMIC Provisions: Provisions of the federal income tax law relating to
REMICs, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                                       58

          REMIC Trust: The segregated pool of assets consisting of the Trust
Fund, exclusive of Prepayment Charges, the Supplemental Interest Trust, the
Excess Reserve Fund Account, the Pre-Funding Account, the Swap Account, the
Pre-Funding Reserve Account, the Capitalized Interest Account and the Interest
Rate Swap Agreement.

          REMIC I: As described in the Preliminary Statement.

          REMIC I Regular Interest: As described in the Preliminary Statement.

          REMIC II: As described in the Preliminary Statement.

          REMIC II Regular Interest: As described in the Preliminary Statement.

          REMIC III: As described in the Preliminary Statement.

          REMIC III Net WAC: The weighted average of the interest rates on the
Class II C1 through Class II C53 Interests and the Class II J1 Interests.

          REMIC III Regular Interest: As described in the Preliminary Statement.

          REMIC IV: As described in the Preliminary Statement.

          REMIC IV Accretion Directed Class: As described in the Preliminary
Statement.

          REMIC IV Net WAC: The weighted average of the interest rates on the
Class III-C1a through Class III-C52a, Class III-C1b through Class III-C52b
Interests and the Class III-J1 Interests.

          REMIC IV Regular Interest: As described in the Preliminary Statement.

          REMIC V: As described in the Preliminary Statement.

          REMIC V Regular Interest: As described in the Preliminary Statement.

          Remittance Date: With respect to any Distribution Date, 21st day (or if such day is a Saturday, then it shall be the first business day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then it shall be the immediately following Business Day) of the month of the related Distribution Date.

          REO Disposition: The final sale by the applicable Servicer of any REO
Property.

          REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee
Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

                                       59

          REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted
Mortgage Loan.

          Reportable Event: As defined in Section 8.12(g).

          Representative: Morgan Stanley & Co. Incorporated, as representative on behalf of itself, Bank of America Securities LLC, Countrywide Securities
Corporation and IXIS Securities LLC.

          Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum (without duplication) of (i) the unpaid principal balance of such
Mortgage Loan as of the date of repurchase and (ii) (x) if such Mortgage Loan is being repurchased by the Unaffiliated Seller, the sum of (A) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Trustee to the last day of the month in which such repurchase occurs, (B) all unreimbursed
P&I Advances and Servicing Advances, (C) all unpaid Servicing Fees, (D) all expenses reasonably incurred by the Servicers, the Trustee, the Custodian, the
Securities Administrator, the Master Servicer, the Backup Servicer or the
Unaffiliated Seller, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any such party's enforcement of the Originator's repurchase obligation, to the extent not included in (B), and (E) all costs and expenses incurred by, or on behalf of, the Trust Fund in connection with any violation by such Mortgage Loan of a predatory or abusive-lending law or (y) if such Mortgage Loan is being repurchased by the related Originator, all other amounts payable by such
Originator in accordance with the terms of the related Mortgage Loan Purchase
Agreement.

          Request for Release: The Request for Release submitted by a Servicer to the Trustee, the Securities Administrator and Custodian, substantially in the form of Exhibit K.

          Residual Certificates: As specified in the Preliminary Statement.

          Responsible Officer: When used with respect to the Trustee, the Master
Servicer or the Securities Administrator, as applicable, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or any other officer of the Trustee, the Master Servicer or the Securities
Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Agreement.

          Rose: Rose Mortgage, Inc., a New Jersey corporation, and its successors in interest.

          Rose Assignment Agreement: The Assignment and Recognition Agreement,
dated as of May 25, 2006, by and among the Unaffiliated Seller, the Depositor and Rose, and each other Assignment and Recognition Agreement by and among the
Unaffiliated Seller, the Depositor and Rose in connection with any Subsequent
Transfer of Rose Mortgage Loans.

                                       60

          Rose Mortgage Loan: A Mortgage Loan which was acquired from Rose by the Unaffiliated Seller pursuant to the Rose Purchase Agreement, and which has been acquired by the Trust Fund.

          Rose Purchase Agreement: The Amended and Restated Mortgage Loan
Purchase and Warranties Agreement, dated as of November 1, 2005, as amended to date, by and between the Unaffiliated Seller and Rose.

          Rule 144A Letter: As defined in Section 5.02(b).

          Sarbanes Certification: As defined in Section 8.12.

          Saxon: Saxon Mortgage Services, Inc., a Texas corporation.

          Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the scheduled payment due on such Mortgage Loan.

          Scheduled Principal Balance: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Scheduled Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the
Cut-off Date up to and including the Due Date in the calendar month in which a
Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled
Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Scheduled Payment due on or before such Due
Date but subsequent to the Cut-off Date, whether or not received, (ii) all
Principal Prepayments received before such Due Date but after the Cut-off Date,
(iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any reduction in the principal balance of such Mortgage Loan incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such reduction in principal balance represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero.

          Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien
Mortgage on the related Mortgaged Property.

          Securities Act: The Securities Act of 1933, as amended.

          Securities Administrator: JPMorgan Chase Bank, National Association, a
banking association organized under the laws of the United States, and its successors and assigns, in its capacity as Securities Administrator hereunder.

                                       61

          Securities Administrator, Backup Servicer and Master Servicer Fee:
With respect to any Distribution Date, an amount equal to the product of (a)
one-twelfth of the Securities Administrator, Backup Servicer and Master Servicer
Fee Rate and (b) the sum of (i) the Stated Principal Balance of the Mortgage
Loans as of the prior Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date) and (ii) the Pre-Funding Amount.

          Securities Administrator, Backup Servicer and Master Servicer Fee
Rate: With respect to each Mortgage Loan, 0.0035% per annum.

          Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balance of the Subordinated Certificates and (ii) the Subordinated
Amount (in each case after taking into account the distribution of the Principal
Distribution Amount for such Distribution Date) by (y) the Current Maximum
Amount for that Distribution Date.

          Senior Specified Enhancement Percentage: As of any date of determination, 39.40%.

          Servicer: Each of Master Financial and Saxon, each in its capacity as a Servicer hereunder.

          Servicer Remittance Report: As defined in Section 4.03(c).

          Servicing Advances: The reasonable "out-of-pocket" costs and expenses
(including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section
3.01, Section 3.09, Section 3.13 and Section 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees)
incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. No
Servicer shall be required to make any Nonrecoverable Servicing Advances.

          Servicing Criteria: The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, which as of the Closing Date are listed on Exhibit Q hereto.

          Servicing Fee: With respect to each Servicer and each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in
Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan at the end of the related Due Period. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by such
Servicer under this

                                       62

Agreement. The Servicing Fee for each servicer is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation
Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such
Scheduled Payment collected by such Servicer, or as otherwise provided under
Section 3.11.

          Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

          Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Custodian in the Custodial File and copies of each of the other Mortgage Loan documents required to be delivered by the related Originator pursuant to the terms of the related Mortgage Loan
Purchase Agreement.

          Servicing Function Participant: As defined in Section 3.23(a).

          Servicing Officer: Any officer of either Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Securities Administrator, the Master Servicer and the Custodian
by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

          Servicing Transfer Date: With respect to each Mortgage Loan, the date on which Master Financial or Saxon commenced servicing such Mortgage Loan, as set forth on the Mortgage Loan Schedule.

          Servicing Trigger Event: With respect to each Determination Date, a
Servicing Trigger Event exists if total Cumulative Loss Percentage exceeds: (i)
8.50% on any Determination Date up to, and including, the fifth anniversary of the Cut-off Date; or (ii) 10.82% on any Determination Date from the fifth to, and including, the tenth anniversary of the Cut-off Date. Following the tenth anniversary of the Cut-off Date, no Servicing Trigger Event shall exist.

          Specified Subordinated Amount: With respect to any Distribution Date prior to the Stepdown Date, an amount equal to 1.90% of the Maximum Pool
Principal Balance; and with respect to any Distribution Date on and after the
Stepdown Date, an amount equal to 3.80% of the Current Maximum Amount for that
Distribution Date subject to a minimum amount equal to 0.50% of the Maximum Pool
Principal Balance; provided, however, that if, on any Distribution Date, a
Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the Current Maximum Amount, but instead will remain the same as the prior period's Specified Subordinated Amount until the
Distribution Date on which a Trigger Event no longer exists. When the Class
Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount shall thereafter equal zero.

          Standard & Poor's: Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc., and its successors in interest. If Standard &
Poor's is designated as a Rating Agency in the Preliminary Statement, for
purposes of Section 10.06 the address for notices to Standard & Poor's shall be
Standard & Poor's, 55 Water Street, New York, New York

                                       63

10041, Attention: Residential Mortgage Surveillance Group - IXIS Real Estate
Capital Trust 2006-HE2, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Trustee, the Securities Administrator and the
Servicers.

          Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary,
as may be in effect from time to time.

          Startup Day: For each REMIC created hereunder, the Closing Date.

          Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off
Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously remitted to the
Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including Advances in respect of Scheduled
Payments of principal. For purposes of any Distribution Date, the Stated
Principal Balance of any Mortgage Loan will give effect to any Scheduled
Payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

          Stepdown Date: The later to occur of (i) the earlier to occur of (a)
the Distribution Date in June 2009 and (b) the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior
Enhancement Percentage (calculated for this purpose only after taking into account scheduled and unscheduled payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to any allocation of the
Principal Distribution Amount together with any principal payments from the Swap
Account to the LIBOR Certificates on the applicable Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

          Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, or the Master Servicer or
the Securities Administrator, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to
Mortgage Loans.

          Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Current Maximum Amount for that Distribution Date on such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date plus, except for federal income tax purposes, the Class Certificate Balances of the Class P Certificates
(after giving effect to the payment of the Principal Remittance Amount on such
Certificates on such Distribution Date).

          Subordinated Certificates: As specified in the Preliminary Statement.

                                       64

          Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such
Distribution Date over (b) the Subordinated Amount applicable to such
Distribution Date.

          Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and (b) the
Net Monthly Excess Cash Flow.

          Subsequent Recovery: With respect to any Mortgage Loan or related
Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged
Property is allocated to reduce the Class Certificate Balance of any Class of
Subordinated Certificates. Any Subsequent Recovery that is received during a
Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

          Subsequent Cut-off Date: As to any Subsequent Mortgage Loans, the date specified in the Addition Notice delivered in connection therewith, which date shall be the close of business on the first day of the month in which such
Subsequent Mortgage Loans will be conveyed to the Trust Fund.

          Subsequent Mortgage Loans: The Mortgage Loans hereafter transferred and assigned to the Trust Fund pursuant to Section 2.01(c), each of which shall have been purchased by the Unaffiliated Seller under a Mortgage Loan Purchase
Agreement.

          Subsequent Transfer: The transfer and assignment by the Depositor to the Trust of the Subsequent Mortgage Loans pursuant to the terms hereof.

          Subsequent Transfer Agreement: A subsequent transfer agreement in substantially the form of Exhibit L.

          Subsequent Transfer Date: The Business Day on which a Subsequent
Transfer occurs.

          Subservicer: Any Person that services Mortgage Loans on behalf of a
Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

          Subservicing Account: As defined in Section 3.08.

          Subservicing Agreement: As defined in Section 3.02(a).

          Substitute Mortgage Loan: A Mortgage Loan substituted by the
Unaffiliated Seller or an Originator for a Deleted Mortgage Loan in accordance with the terms of this Agreement or the related Mortgage Loan Purchase
Agreement, as applicable, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of

                                       65

Exhibit K, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted
Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a
Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p)
and 3.03 of the Unaffiliated Seller's Agreement, each representation and warranty set forth in the applicable Mortgage Loan Purchase Agreement and each of the requirements set forth in Sections 2.01(c) hereof.

          Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

          Supplemental Interest Trust: IXIS Real Estate Capital Supplemental
Interest Trust 2006-HE2 established pursuant to Section 2.01(d).

          Swap Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(m) in the name of the
Securities Administrator, on behalf of the Supplemental Interest Trust, for the benefit of the Certificateholders and the Swap Provider, and designated
"JPMorgan Chase Bank, National Association, in trust for registered holders of
IXIS Real Estate Capital Trust 2006-HE2, Mortgage Pass-Through Certificates,
Series 2006-HE2 and IXIS Financial Products, Inc.".

          Swap Payment Rate: For any Distribution Date the Swap Payment Rate is
a fraction, the numerator of which is any Net Swap Payment or Swap Termination
Payment (other than a Defaulted Swap Termination Payment) owed to the Swap
Provider for such Distribution Date and the denominator of which is the Stated
Principal Balance of the mortgage loans at the beginning of the related Due
Period plus amounts in the Pre-Funding Account, multiplied by 12.

          Swap Provider: IXIS Financial Products Inc., a Delaware corporation, and any successor thereto.

          Swap Termination Payment: A termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the
Interest Rate Swap Agreement as a result of termination of the Interest Rate
Swap Agreement.

          Tax Matters Person: The Holder of the Class R Certificates designated as "tax matters person" of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V,
respectively, in the manner provided under Treasury regulations section
1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1.

          Tax Service Contract: As defined in Section 3.09(a).

          Telerate Page 3750: The display page currently so designated on the
Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

                                       66

          Termination Price: As defined in Section 11.01.

          Test Date File: As defined in Section 3.01.

          Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date (other than
Prepayment Interest Excesses) or advanced by the Servicers for the related
Remittance Date (net of Expense Fees) over (ii) the sum of the amounts payable to the LIBOR Certificates pursuant to Section 4.02(a)(i) and Net Swap Payments to the Swap Provider on such Distribution Date.

          Town & Country: Town & Country Credit Corporation, a Delaware
corporation.

          Town & Country Assignment Agreement: The Assignment and Recognition
Agreement, dated as of May 25, 2006, by and among the Unaffiliated Seller, the
Depositor and Town & Country, and each other Assignment and Recognition
Agreement by and among the Unaffiliated Seller, the Depositor and Town & Country
in connection with any Subsequent Transfer of Town & Country Mortgage Loans.

          Town & Country Mortgage Loan: A Mortgage Loan which was acquired from
Town & Country by the Unaffiliated Seller pursuant to the Town & Country
Purchase Agreement, and which has been acquired by the Trust Fund.

          Town & Country Purchase Agreement: The Mortgage Loan Purchase and
Warranties Agreement, dated as of November 1, 2005, as amended to date, by and between the Unaffiliated Seller and Town & Country.

          Transfer: Any direct or indirect transfer or sale of any Ownership
Interest in a Residual Certificate.

          Transfer Affidavit: As defined in Section 5.02(c).

          Transferor Certificate: As defined in Section 5.02(b).

          Trigger Event: The occurrence of either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

          Trust: The express trust created hereunder in Section 2.01(d).

          Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) each
Account, other than the Swap Account and the Excess Reserve Fund Account, and
all amounts deposited therein pursuant to the applicable provisions of this
Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) all rights of the
Depositor against the Unaffiliated Seller under the Unaffiliated Seller's
Agreement; (v) all rights of the Depositor against each Originator under the related Assignment and Recognition Agreement and the related Mortgage

                                       67

Loan Purchase Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

          Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

          Unaffiliated Seller's Agreement: The Unaffiliated Seller's Agreement,
dated as of the date hereof, among the Unaffiliated Seller and the Depositor relating to the sale of the Mortgage Loans from the Unaffiliated Seller to the
Depositor.

          Underwriters' Exemption: Prohibited Transaction Exemption 90-24, as
amended.

          Unpaid Interest Amount: As of any Distribution Date and any Class of
Certificates, the sum of (a) the excess of (i) the sum of the Accrued
Certificate Interest for such Distribution Date and any portion of such Accrued
Certificate Interest from prior Distribution Dates remaining unpaid over (ii)
the amount in respect of interest on such Class of Certificates actually distributed on that Distribution Date and (b) 30 days' interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

          Unpaid Realized Loss Amount: With respect to any Class of Subordinated
Certificates and as to any Distribution Date, is the excess of (i) the Applied
Realized Loss Amount with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous
Distribution Dates and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent
Recoveries on all previous Distribution Dates. Any amounts distributed to a
Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

          U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any
State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust.
Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,
1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

          Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X
Certificates, if any (such Voting Rights to be allocated among the Holders of
Certificates of each such Class in accordance with their respective Percentage
Interests), (b) 1% of all Voting Rights shall be allocated to the Class P
Certificates, if any, and

                                       68

(c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

          WAC Cap: With respect to the Mortgage Loans as of any Distribution
Date, the product of (i) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, less the Swap Payment Rate, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest
Accrual Period related to such Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

          Section 2.01 Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the
Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the
Trustee, on behalf of the Trust, hereby accepts the Trust Fund, other than any
Subsequent Mortgage Loans, which will be so sold, transferred, assigned, set-over and conveyed on the related Subsequent Transfer Date. The Mortgage
Loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) the Initial Mortgage Loans (which the Depositor is required hereunder to have acquired pursuant to Subsequent Transfer Agreements) and (iii)
Substitute Mortgage Loans. It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a High Cost Loan.

          (b) In connection with the transfer and assignment of each Mortgage
Loan, the Unaffiliated Seller has delivered or caused to be delivered to the
Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned (to the extent such documents or instruments are required to be delivered by the related Originator under each Mortgage Loan Purchase Agreement):

          (i) the original Mortgage Note bearing all intervening endorsements evidencing a complete chain of assignment from the originator to the related Originator, endorsed "Pay to the order of _________, without recourse" and signed in the name of the related Originator by an authorized officer. To the extent that there is no room on the face of the Mortgage
     Notes for endorsements, the endorsement may be contained on an allonge, unless the Trustee and the Custodian are advised by the related Originator that state law does not so allow. If the Mortgage Loan was acquired by an
     Originator in a merger, the endorsement must be by "[related Originator], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the related Originator while doing business under another name, the endorsement must be by "[related Originator], formerly known as [previous name]";

                                       69

          (ii) the original of any guarantee executed in connection with the
     Mortgage Note;

          (iii) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the original Mortgage with evidence of recording thereon cannot be delivered on or prior to the related Delivery
     Date because of a delay caused by the public recording office where such
     Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, then the related Originator, as required by the terms of the related Mortgage Loan Purchase Agreement, will be required to deliver to the Custodian, on behalf of the Trustee, a photocopy of such Mortgage and (i) the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage promptly upon receipt thereof by the related
     Originator (but in any event within 360 days from the related Delivery
     Date); or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such
     Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

          (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

          (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, in form and substance acceptable for recording (except with respect to MERS Designated Mortgage Loans);

          (vi) the originals of all intervening assignments of mortgage, evidencing a complete chain of assignment from the originator (or MERS with respect to each MERS Designated Mortgage Loan) to the related Originator, with evidence of recording thereon or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage;

          (vii) the original or duplicate lender's title policy and all riders thereto or, if such original is unavailable, either an original title binder or an original or copy of the title commitment, and if copies then certified to be true and complete by the title company; and

          (viii) the security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

                                       70

          If any Mortgage has been recorded in the name of Mortgage Electronic
Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the applicable Originator to the extent permitted under the related Purchase Agreement and otherwise at the expense of the Depositor to cause the Trustee to be shown as Investor of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. Within 90 days after the
Closing Date, the Trustee shall, for the benefit of the Holders of the
Certificates, based solely on the list of MERS Designated Mortgage Loans and screen printouts from the MERS system provided to the Trustee by the
Unaffiliated Seller (such to be provided to the Trustee no later than 45 days from the Closing Date), the Trustee shall confirm, on behalf of the Trust, that the Trustee is shown as the Investor with respect to each MERS Designated
Mortgage Loan on such screen printouts. If the Trustee is not shown as the
Investor with respect to any MERS Designated Mortgage Loans on such screen printouts, the Trustee shall promptly notify the Unaffiliated Seller of such fact and the Unaffiliated Seller shall then either cure such defect or repurchase such Mortgage Loan in accordance with Section 2.03.

          From time to time, each Servicer shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the applicable Servicer, in accordance with the terms of this Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

          On or prior to the related Delivery Date, the Unaffiliated Seller shall deliver, or cause the related Originator to deliver, to the Custodian
Assignments of Mortgage, in blank, for each Mortgage Loan. If an Assignment of
Mortgage is required to be recorded pursuant to the terms hereof, the applicable
Servicer, or the applicable Servicer's designee shall direct the Custodian to promptly forward such Assignment of Mortgage to such Servicer for recording. No later than thirty (30) Business Days following the date of receipt by a Servicer of all necessary recording information for a Mortgage, such Servicer shall promptly submit or cause to be submitted for recording, at the expense of the
Unaffiliated Seller (the Unaffiliated Seller to seek reimbursement from the related Originator under the applicable Mortgage Loan Purchase Agreement) in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignment of Mortgage shall not be required to be completed and submitted for recording with respect to any MERS Designated Mortgage Loan or any
Mortgage Loan (other than any Mortgage Loan where the Mortgaged Property is located in any state where recordation is required by any Rating Agency to obtain the initial ratings on the Certificates, which states as of the date hereof, are Florida and Maryland) upon a determination by the applicable
Servicer that recordation is necessary for the enforcement of rights under, or satisfaction or assignment of, the related Mortgage, at which time, such
Servicer shall record any such Assignment of Mortgage in accordance with the terms hereof. If any Assignment of Mortgage is required to be recorded pursuant to the terms hereof, the Mortgage shall be assigned from the related Originator, to "Deutsche Bank National Trust Company, as trustee under the Pooling and
Servicing Agreement dated as of May 1, 2006, IXIS Real Estate Capital Trust
2006-HE2." In the event that any such

                                       71

assignment is lost or returned unrecorded because of a defect therein, the
Unaffiliated Seller shall cause the related Originator to promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded. In the event the Unaffiliated Seller does not pay or otherwise reimburse the applicable Servicer for any of the foregoing costs of recording any such Assignment of Mortgage, such Servicer shall be entitled to be reimbursed from the Trust Fund from amounts on deposit in its
Collection Account. In the event the related Originator fails to reimburse the
Unaffiliated Seller for the recording costs described above, upon receipt of written direction from the Unaffiliated Seller, the Trustee shall assign its rights under the applicable Mortgage Loan Purchase Agreement solely with respect to payment of such expenses to the Unaffiliated Seller.

          The Unaffiliated Seller shall use commercially reasonable efforts to assist each Servicer in causing the related Originator to deliver (at the expense of such Originator pursuant to the related Mortgage Loan Purchase
Agreement) to each Servicer copies of all trailing documents required to be included in the Custodial File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents, including, but not limited to, the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Unaffiliated Seller shall use commercially reasonable efforts to assist each Servicer in seeking reimbursement from the related Originator pursuant to the related Mortgage Loan
Purchase Agreement for any fees or costs incurred by such Servicer in obtaining such documents.

          On or prior to the Closing Date, the Unaffiliated Seller shall deliver to the Trustee, the Custodian, the Securities Administrator, the Master
Servicer, the Backup Servicer and the Servicers a copy of the Data Tape
Information in electronic, machine readable medium in a form mutually acceptable to the Custodian, the Trustee, the Securities Administrator, the Master
Servicer, the Backup Servicer and the Servicers. Within ten days of the Closing
Date, the Unaffiliated Seller shall deliver a copy of the complete Mortgage Loan
Schedule to the Custodian, the Trustee, the Securities Administrator, the Master
Servicer, the Backup Servicer and the Servicers.

          In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within 90 days following the related Delivery Date, as evidenced by the Custodian's Final Certification, and in the event that the Originator does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the Trustee, the Securities
Administrator, the Master Servicer, the Backup Servicer or the Securities
Administrator shall notify the related Originator to repurchase the Mortgage
Loan pursuant to the related Mortgage Loan Purchase Agreement, upon the request of the Depositor, the Trustee or the Securities Administrator, at the Repurchase
Price and in the manner specified in Section 2.03. The foregoing repurchase provision shall not apply in the event that the related Originator cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the related Originator shall instead be required to deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Originator confirming that such document has been accepted for recording.

                                       72

          (c) Purchase and Sale of Subsequent Mortgage Loans.

          (i) Subject to the satisfaction of the conditions set forth in paragraph (ii) below, and upon the Securities Administrator's receipt of a
     Subsequent Transfer Agreement executed by all other parties thereto, in consideration of the Securities Administrator's delivery on the related
     Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trustee without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Subsequent Mortgage Loans, including the outstanding principal of and interest due on such Subsequent Mortgage Loans, and all other related assets included or to be included in the Trust Fund with respect thereto.

          The amount released from the Pre-Funding Account with respect to a transfer of Subsequent Mortgage Loans shall be one-hundred percent (100%)
     of the aggregate Stated Principal Balances as of the related Subsequent
     Cut-off Date of the Subsequent Mortgage Loans so transferred.

          (ii) The Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above shall be transferred by the Depositor to the Trust Fund only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (a)  the Unaffiliated Seller shall have provided the Depositor, the
               Trustee, the Securities Administrator and the Rating Agencies
               with a timely Addition Notice, which shall include a Mortgage
               Loan Schedule, listing the Subsequent Mortgage Loans and shall have provided any other information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

          (b)  the applicable Servicer shall have deposited in the related
               Collection Account all collections of (x) principal in respect of the Subsequent Mortgage Loans received and due after the related
               Subsequent Cut-off Date and (y) interest due on the Subsequent
               Mortgage Loans after the related Subsequent Cut-off Date;

          (c)  as of each Subsequent Transfer Date, the Unaffiliated Seller was not insolvent nor will be made insolvent by such transfer nor is the Unaffiliated Seller aware of any pending insolvency;

          (d)  such addition will not result in a "prohibited transaction" (as defined in the REMIC Provisions) for any REMIC created hereunder, and will not cause any REMIC created hereunder to cease to qualify as a REMIC, as evidenced by an Opinion of Counsel with respect to such matters (which may be a blanket opinion dated the
               Closing Date);

                                       73

          (e)  the Pre-Funding Period shall not have terminated;

          (f)  the Unaffiliated Seller shall have delivered to the Securities
               Administrator an executed Assignment and Recognition Agreement with respect to each related Originator of Subsequent Mortgage
               Loans to be added to the Trust Fund on such Subsequent Transfer
               Date (which Assignment and Recognition Agreement shall include a representation and warranty from the related Originator that none of the Subsequent Mortgage Loans is a High Cost Loan, none of the
               Subsequent Mortgage Loans is covered by the Home Ownership and
               Equity Protection Act of 1994 and none of the Subsequent Mortgage
               Loans is in violation of any comparable state law);

          (g)  the Unaffiliated Seller shall have delivered to the Securities
               Administrator an Officer's Certificate confirming the
               satisfaction of each condition precedent specified in this paragraph (ii), and the Opinion of Counsel referenced in clause
               (d);

          (h)  the Unaffiliated Seller and the Depositor shall have delivered to the Securities Administrator an executed copy of a Subsequent
               Transfer Agreement, substantially in the form of Exhibit L hereto;

          (i)  each of the Rating Agencies shall have provided a notice in either written or electronic format acknowledging their
               respective consents to the transfer of the Subsequent Mortgage
               Loans to the Trust Fund.

          (iii) The obligation of the Trust Fund to purchase the Subsequent
     Mortgage Loans on a Subsequent Transfer Date is subject to the requirements that, following the purchase of such Subsequent Mortgage Loans, with respect to the entire mortgage loan pool:

          (A)  no more than 4.00% may be second lien mortgage loans;

          (B)  no more than 44.50% may be first lien mortgage loans which are secured by Mortgaged Properties which also secure second lien mortgage loans;

          (C)  no less than 6.00% and no more than 9.00% may be Fixed Rate
               Mortgage Loans;

          (D)  the weighted average original term to maturity may not exceed 360 months;

          (E)  the weighted average gross Mortgage Rate must not be less than
               8.10%, or more than 8.40%;

          (F)  the weighted average original LTV must not exceed 81.00%, and no more than 28.00% of the Mortgage Loans may have LTVs in excess of
               80.00%;

                                       74

          (G)  at least 70.00% of the Mortgage Loans must have Prepayment
               Charges;

          (H)  the weighted average Gross Margin for the Adjustable Rate
               Mortgage Loans must be at least 6.000%;

          (I)  the weighted average credit score (FICO Score) must be at least
               620, and none of the Mortgage Loans may have credit scores below
               500;

          (J)  the weighted average credit score for the second-lien mortgage loans must be at least 650;

          (K)  no more than 30.00% may have an interest-only period;

          (L)  no more than 5.00% of the Mortgage Loans will be 10 year/40 year dual amortization Mortgage Loans;

          (M)  the weighted average initial periodic rate cap for the Adjustable
               Rate Mortgage Loans may not exceed 2.400%

          (N)  no mortgage loan is classified as a "high cost" loan under the
               Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no
               mortgage loan is in violation of, or classified as a "high cost,"
               "threshold," "predatory" or similar loan under, any other
               applicable state, federal or local law;

          Any of the requirements set forth in clauses (ii) and (iii) above may be waived or modified in any respect with the consent of the Rating
     Agencies.

          (iv) In connection with the transfer and assignment of the Subsequent
     Mortgage Loans, the Unaffiliated Seller shall satisfy the document delivery requirements set forth in Section 2.01(b).

          (d) The Depositor does hereby establish, pursuant to the further provisions of the Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "IXIS REAL ESTATE CAPITAL
TRUST 2006-HE2" and Deutsche Bank National Trust Company is hereby appointed as
Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this
Agreement. In addition Depositor does hereby establish, pursuant to the further provisions of the Agreement and the laws of the State of New York, an express trust (the "Supplemental Interest Trust") to be known, for convenience, as "IXIS
REAL ESTATE CAPITAL SUPPLEMENTAL INTEREST TRUST 2006-HE2", which, as a subtrust of the Trust Fund, will hold the Interest Rate Swap Agreement, the Swap Account and the Excess Reserve Fund Account.

          (e) The Trust shall have the capacity, power and authority, and the
Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund
(including, without limitation, the Mortgage Loans) pursuant to Section

                                       75

2.01(a). The Securities Administrator is hereby authorized and directed to execute the Interest Rate Swap Agreement on behalf of the Supplemental Interest
Trust.

          Section 2.02 Acceptance by the Custodian of the Mortgage Loans.

          The Custodian shall acknowledge, on each Delivery Date, receipt of the documents identified in the Initial Certification in the form annexed hereto as
Exhibit F, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, on behalf of the
Trustee, in trust for the exclusive use and benefit of all present and future
Certificateholders. The Custodian acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted under this Agreement or by the Rating Agencies.

          In connection with each Delivery, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, the
Trustee, the Securities Administrator, the Backup Servicer, the Unaffiliated
Seller and the Servicers an Initial Certification on or prior to the related
Delivery Date, certifying receipt of the related Mortgage Notes and Assignments of Mortgage for each related Mortgage Loan. The Custodian shall not be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

          Within 120 days after the related Delivery Date, the Custodian shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Unaffiliated Seller, the
Servicers, the Trustee, the Backup Servicer and the Securities Administrator a
Final Certification to the effect that, as to each Mortgage Loan listed in the
Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any
Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (18) of the Mortgage Loan Schedule and items (1),
(9) and (17) of the Data Tape Information respecting such Mortgage Loan is correct; (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement; and (v) upon receipt of the screen printouts specified in
Section 2.01, with respect to each MERS Designated Loan, the Trustee, on behalf of the Trust Fund, is listed as the Investor of such MERS Designated Loan on the
MERS System. The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File. Upon receipt of such Final Certification, if the Depositor or the Unaffiliated Seller
determines that any noncompliance identified by the Custodian is a breach of a representation or warranty relating to such Mortgage Loan, such party shall give written notice to the Trustee and the Securities Administrator thereof.

          The Custodian shall retain possession and custody of each Custodial
File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the applicable Servicer from time to time.

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          Section 2.03 Representations, Warranties and Covenants of the
Unaffiliated Seller and the Servicers.

          (a) Master Financial hereby makes the representations and warranties set forth in (i) Schedule II hereto to the Depositor, the Unaffiliated Seller, the Custodian, the Securities Administrator and the Trustee and (ii) Schedule
IIA hereto to the Unaffiliated Seller, in each case, as of the Closing Date, and with respect to Subsequent Mortgage Loans, as of the related Subsequent Transfer
Date; provided, however, that in the case of clause (ii), Master Financial only makes representations and warranties with respect to those Mortgage Loans on
Schedule IA hereto for which the Servicing Transfer Date has occurred prior to the Closing Date or the related Subsequent Transfer Date, as applicable.

          (b) Saxon hereby makes the representations and warranties set forth in
(i) Schedule III hereto to the Depositor, the Unaffiliated Seller, the
Custodian, the Securities Administrator and the Trustee and (ii) Schedule IIIA
hereto to the Unaffiliated Seller, in each case, as of the Closing Date, and with respect to Subsequent Mortgage Loans, as of the related Subsequent Transfer
Date; provided, however, that in the case of clause (ii), Saxon only makes representations and warranties with respect to those Mortgage Loans on Schedule
IB hereto for which the Servicing Transfer Date has occurred prior to the
Closing Date or the related Subsequent Transfer Date, as applicable.

          (c) IXIS Real Estate Capital Inc., in its capacity as the Unaffiliated
Seller, hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Trustee, the Securities Administrator and the
Custodian as of the Closing Date.

          (d) It is understood and agreed by each Servicer and the Unaffiliated
Seller that the representations and warranties set forth in Section 2.03 shall survive the transfer of the Mortgage Loans to the Trust Fund, and shall inure to the benefit of the Trust Fund notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Unaffiliated Seller, the Trustee, the Securities Administrator or either
Servicer of a breach by the Unaffiliated Seller of any of the foregoing representations or any of the representations and warranties made pursuant to
Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) or 3.03 of the Unaffiliated
Seller's Agreement or by any Originator of the representations and warranties made pursuant to the related Assignment and Recognition Agreement, the party discovering such breach shall give prompt written notice to the others.

          Within 90 days of the earlier of either discovery by or notice to the
Unaffiliated Seller of any breach of a representation or warranty set forth in
Section 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) or 3.03 of the Unaffiliated
Seller's Agreement that materially and adversely affects the value of the
Mortgage Loans or the interest of the Trustee or the Certificateholders therein, the Unaffiliated Seller shall use its best efforts to cure such breach in all material respects and, if such breach cannot be remedied, the Unaffiliated
Seller shall, (i) if such 90-day period expires prior to the second anniversary of the related Delivery Date, remove such Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase such Mortgage
Loan at the Repurchase Price; provided, however, that any such substitution pursuant

                                       77

to (i) above shall not be effected prior to the delivery to the Trustee of the
Opinion of Counsel required by Section 2.05, if any, and a Request for Release substantially in the form of Exhibit K, and the Mortgage File for any such
Substitute Mortgage Loan. The Trustee shall forward such Request for Release to the Custodian and the Custodian shall release the related Mortgage File.

          In the event there is a breach of a representation or warranty by
Accredited with respect to an Accredited Home Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the
Certificateholders therein, and, upon discovery or receipt of notice, Accredited fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Accredited Assignment Agreement or the Accredited
Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Chapel Mortgage with respect to a Chapel Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the
Certificateholders therein, and, upon discovery or receipt of notice, Chapel
Mortgage fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Chapel Mortgage Assignment Agreement or the
Chapel Mortgage Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by First Bank with respect to a First Bank Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, First Bank fails to cure, substitute or repurchase such
Mortgage Loan within the period specified in either the First Bank Assignment
Agreement or the First Bank Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Funding America with respect to a Funding America Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Funding America fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Funding America
Assignment Agreement or the Funding America Purchase Agreement, the Unaffiliated
Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Lenders Direct with respect to a Lenders Direct
Mortgage Loan that materially and adversely affects the value of such Mortgage
Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Lenders Direct fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Lenders
Direct Assignment Agreement or the Lenders Direct Purchase Agreement, the
Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Lime Financial with respect to a
Lime Financial Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Lime Financial fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Lime Financial Assignment Agreement or the Lime Financial Purchase
Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such
Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a

                                       78

representation or warranty by Mandalay with respect to a Mandalay Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Mandalay fails to cure, substitute or repurchase such
Mortgage Loan within the period specified in either the Mandalay Assignment
Agreement or the Mandalay Purchase Agreement, the Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Master Financial with respect to a Master Financial Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Master Financial fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Master Financial
Assignment Agreement or the Master Financial Purchase Agreement, the
Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Platinum with respect to a Platinum
Mortgage Loan that materially and adversely affects the value of such Mortgage
Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Platinum fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Platinum
Assignment Agreement or the Platinum Purchase Agreement, the Unaffiliated Seller
shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. In the event there is a breach of a representation or warranty by Town & Country with respect to a Town & Country
Mortgage Loan that materially and adversely affects the value of such Mortgage
Loan or the interest of the Trustee and the Certificateholders therein, and, upon discovery or receipt of notice, Town & Country fails to cure, substitute or repurchase such Mortgage Loan within the period specified in either the Town &
Country Assignment Agreement or the Town & Country Purchase Agreement, the
Unaffiliated Seller shall cure, substitute or repurchase such Mortgage Loan subject to the conditions set forth in this Section 2.03. Notwithstanding the
Unaffiliated Seller's lack of knowledge, in the event it is discovered by the
Unaffiliated Seller, the Depositor or the Trust (including the Trustee and the
Servicers acting on the Trust's behalf), that the substance of a representation or warranty was inaccurate as of the applicable date of such representation or warranty and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, the Unaffiliated Seller shall use its best efforts to cure such breach or substitute or repurchase such Mortgage Loan in accordance with this Section 2.03(d).

          With respect to any Substitute Mortgage Loan or Loans, the
Unaffiliated Seller shall deliver to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the
related Assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled
Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the related Originator on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled
Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the related Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

                                       79

          For any month in which the Unaffiliated Seller substitutes one or more
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable
Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage
Loans. The Unaffiliated Seller shall deposit the amount of such shortage plus an amount equal to the aggregate of any unreimbursed Advances and accrued and unpaid Servicing Fees with respect to such Deleted Mortgage Loans (the
"Substitution Adjustment Amount") into the related Collection Account on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          Upon receipt of written notice (x) from the Custodian that any document does not comply with the requirements set forth in clauses (i) through
(iv) of the Custodian's review of the Custodial Files pursuant to Section 2.02 or (y) of a breach of a representation and warranty, the Securities
Administrator shall in turn promptly notify the applicable Originator (with a copy to the applicable Servicer, the Custodian and the Unaffiliated Seller) in
writing of such non-compliance or breach and request that the related Originator cure such non-compliance or breach within the time period set forth in the applicable Mortgage Loan Purchase Agreement (but in any event, within 60 days from the date the related Originator is notified of such non-compliance or breach) and if the related Originator does not cure such non-compliance or breach in all material respects during such period, the Securities Administrator shall notify such Originator to repurchase such Mortgage Loan from the Trust
Fund at the Repurchase Price. In the event the Securities Administrator receives written notice (x) of a breach by any Originator of a representation and warranty that is subject to an automatic sixty-day repurchase obligation pursuant to Section 9.03 of the related Mortgage Loan Purchase Agreement, which representations and warranties relate to Prepayment Fees, Predatory Lending
Regulations, Single Premium Credit Insurance, the Georgia Fair Lending Act, the
Fair Credit Reporting Act, New York State Banking Law or (y) that a Mortgage
Loan does not constitute a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code, the Securities Administrator shall notify such
Originator to repurchase the Mortgage Loan at the Repurchase Price within sixty
(60) days of such Originator's receipt of such notice.

          (e) Upon receipt of the Final Certification with respect to each
Mortgage Loan, the Securities Administrator will notify the related Originator within 5 Business Days of such delivery of any missing documents from the
Custodial File and if the related Originator does not deliver such missing documents within 60 days from the date the related Originator is notified of such noncompliance or breach, the Securities Administrator shall notify such
Originator to repurchase such Mortgage Loan from the Trust Fund at the
Repurchase Price.

          (f) Based solely on information received with respect to any
Substitute Mortgage Loan from the Unaffiliated Seller or the related Originator, as applicable, the related Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the
Substitute Mortgage Loan or Loans and the related Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Unaffiliated Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the

                                       80

representations and warranties made pursuant to Sections 3.01(f), 3.01(h),
3.01(n), 3.01(o), 3.01(p) and 3.03 of the Unaffiliated Seller's Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the related Collection Account of the amount required to be deposited therein in connection with such substitution as described in this Section 2.03, the
Securities Administrator shall forward the Request for Release from the related
Servicer to the Custodian and the Custodian shall release the Mortgage File relating to such Deleted Mortgage Loan to the Unaffiliated Seller or the related
Originator, as applicable, and shall execute and deliver at the Unaffiliated
Seller's or related Originator's direction, as applicable, such instruments of transfer or assignment prepared by such party, in each case without recourse, as shall be necessary to vest title in the Unaffiliated Seller or the related
Originator, or its designee, as applicable, the Trustee's interest in any
Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

          (g) In the event that the Unaffiliated Seller or the related
Originator, as applicable, shall have repurchased a Mortgage Loan, the
Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.10 on or before the Remittance Date for the Distribution
Date in the month following the month during which the Unaffiliated Seller or the related Originator, as applicable, became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a
Request for Release in the form of Exhibit K hereto, the Securities
Administrator shall forward the Request for Release from the applicable Servicer to the Custodian, and the Custodian shall release the related Custodial File to such Person as directed by such Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage
Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to
Certificateholders, the Depositor, the Unaffiliated Seller, the Custodian, the
Securities Administrator or the Trustee on their behalf. In the event such required repurchase or replacement does not occur, the Securities Administrator shall take such actions as directed upon written direction from the Depositor and the provision of reasonable indemnity satisfactory to the Securities
Administrator in accordance with Sections 6.03 and 10.02.

          (h) If the Unaffiliated Seller is required to repurchase or replace a
Mortgage Loan pursuant to the terms hereof, upon receipt by the Trustee of written direction from the Unaffiliated Seller and either written certification from the Unaffiliated Seller that it has deposited the related Repurchase Price with the Securities Administrator or receipt by the Trustee of a Substitute
Mortgage Loan, as applicable, the Trustee shall assign to the Unaffiliated
Seller its rights under the related Mortgage Loan Purchase Agreement solely with respect to such Mortgage Loan by an assignment in form and substance mutually satisfactory to the Unaffiliated Seller, the Trustee and the Securities
Administrator.

          (i) The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Custodian.

                                       81

          Section 2.04 The Depositor and the Mortgage Loans.

          The Depositor hereby represents and warrants to the Trustee and the
Securities Administrator with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the related Delivery Date, and following the transfer of the Mortgage Loans to it by the Unaffiliated
Seller, the Depositor had good title to the Mortgage Loans and the Mortgage
Notes were subject to no offsets, defenses or counterclaims.

          The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Initial Mortgage Loans and shall, on each subsequent Transfer Date, convey all of its right, title and interest with respect to the related subsequent Mortgage Loans.

          Section 2.05 Delivery of Opinion of Counsel in Connection with
Substitutions and Non-Qualified Mortgages.

          Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 30 days after the related Delivery Date unless the Unaffiliated Seller delivers, or causes the related Originator to deliver, as applicable, to the Securities Administrator an
Opinion of Counsel, at the expense of the Unaffiliated Seller or the related
Originator, as applicable, addressed to the Trustee and the Securities
Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Day, as defined in Sections 860F(a)(2) and
860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as one or more REMICs at any time that any Certificates are outstanding.

          Section 2.06 Execution and Delivery of Certificates.

          The Trustee acknowledges the transfer and assignment to it of the
Trust Fund and, concurrently with such transfer and assignment, the Securities
Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust
Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

          Section 2.07 REMIC Matters.

          The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Unless otherwise stated, the "latest possible maturity date" is August 25, 2037, which is the
Distribution Date in the thirteenth month following the month in which the latest maturity date of any Mortgage Loan occurs.

          Section 2.08 Representations and Warranties of the Depositor.

          The Depositor hereby represents, warrants and covenants to the
Trustee, the Custodian, the Securities Administrator, the Unaffiliated Seller
and each Servicer that as of the date of this Agreement or as of such date specifically provided herein:

                                       82

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Depositor has the corporate power and authority to convey the
Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

          (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

          (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or by-laws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii)
results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii)
results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

          (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this
Agreement;

          (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

                                       83

          (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee, the Depositor had, or, with respect to the Subsequent Mortgage
Loans, will have, good title to, and was, or will be, the sole owner of each
Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred, or shall transfer, all right, title and interest in each Mortgage
Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage to the
Custodian, on behalf of the Trustee, as and in the manner contemplated by this
Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the
Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders and the security interest referred to in Section 10.04.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.08 shall survive delivery of the respective Custodial Files to the Custodian and shall inure to the benefit of the Trustee.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

          Section 3.01 Servicers to Service Mortgage Loans.

          (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans for which it is acting as Servicer in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that such Servicer, any Subservicer or any
     Affiliate of such Servicer or any Subservicer may have with the related
     Mortgagor;

          (ii) the ownership or non-ownership of any Certificate by such
     Servicer or any Affiliate of such Servicer;

          (iii) such Servicer's obligation to make P&I Advances or Servicing
     Advances; or

          (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

          To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the
Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective

                                       84

Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when such Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged
Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. Each
Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that such Servicer can service the Mortgage Loans in accordance with the terms of this Agreement. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.15, the Trustee shall execute, at the written request of the applicable Servicer, and furnish, or cause to be furnished, to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to
Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable the
Servicers to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicers or any Subservicers under such powers of attorney.

          (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.
Any cost incurred by a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          (c) Notwithstanding anything in this Agreement to the contrary, each
Servicer may not make any future advances with respect to a Mortgage Loan
(except as provided in Section 4.01) and no Servicer shall (i) permit any modification with respect to any Mortgage Loan (except in the case of a defaulted Mortgage Loan) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the
Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan

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under Section 1001 of the Code (or final, temporary or proposed Department of the Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any
Prepayment Charges.

          (d) Each Servicer may delegate its responsibilities under this
Agreement; provided, however, that no such delegation shall release such
Servicer from the responsibilities or liabilities arising under this Agreement.

          (e) In the event that the Mortgage Loan Documents relating to any
Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration of any disputes arising in connection with such Mortgage
Loan, the applicable Servicer shall be entitled at its sole discretion to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

          (f) Master Financial, with assistance from the Backup Servicer, hereby agrees to provide the Backup Servicer with (i) the systems and data information from the servicing systems in use by each Servicer (the "Data File Layouts and
Definitions") and (ii) a test data file, which shall include the loan master file, the transaction history file and all other files necessary to carryout the servicing-related activities (the "Test Data File"), both in a format acceptable to the Backup Servicer within 5 days of the Closing Date. Using this information, the Backup Servicer will map the data from Master Financial's system to its own data structure ("Data Mapping Matrix"). The Backup Servicer shall confirm in writing to the Master Servicer, Master Financial, the
Securities Administrator and the Trustee that it has completed the Data Mapping
Matrix, and received and verified the completeness of the Test Data File within
7 business days of receipt of the Data File Layouts and Definitions and the Test
Data File.

          (g) Notwithstanding the foregoing, with respect to any Mortgage Loan serviced by Master Financial, upon becoming 60 days Delinquent, Master Financial will promptly notify Saxon, the Master Servicer, the Securities Administrator
and the Depositor, of the delinquent status of such Mortgage Loan. In the event that the Scheduled Payment on such Mortgage Loan has not been received by the
74th day following the related Due Date, Master Financial will notify the related Mortgagor that servicing of such Mortgage Loan will be transferred to
Saxon and Saxon hereby agrees to accept any such servicing transfer. Any such servicing transfer from Master Financial to Saxon shall occur on the first day of the immediately succeeding calendar month and Saxon, as successor Servicer, shall be subject to all the obligations and entitled to all the benefits of a successor Servicer set forth in this Agreement.

          Section 3.02 Subservicing Agreements Between the Servicers and
Subservicers.

          (a) Each Servicer may enter into subservicing agreements with
Subservicers for the servicing and administration of the Mortgage Loans
("Subservicing Agreements"). Each Servicer represents and warrants to the other parties hereto that, except as otherwise set forth herein, no Subservicing
Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. Each Servicer shall give notice to the

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Depositor, the Securities Administrator, the Master Servicer, the Backup
Servicer and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities
Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). No
Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor, the Securities Administrator, the
Master Servicer, the Backup Servicer and the Trustee. The Securities
Administrator shall not be required to review or consent to such Subservicing
Agreements and shall have no liability in connection therewith.

          Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the
Subservicer to perform its obligations hereunder and under the Subservicing
Agreement, (ii) an institution approved as a mortgage loan originator by the
Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.
Each Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof. The terms of any Subservicing
Agreement will not be inconsistent with any of the provisions of this Agreement.
Each Servicer and the Subservicers may enter into and make amendments to the
Subservicing Agreements or enter into different forms of Subservicing
Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee.
Any variation from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the applicable Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Securities Administrator, the Trustee, the Master Servicer, the
Backup Servicer, the Unaffiliated Seller and the Depositor copies of all
Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, each Servicer
(except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a
Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage
Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the

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related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          (c) Each Servicer shall cause any Subservicer engaged by such Servicer
(or by any Subservicer) for the benefit of the Depositor, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Trustee to
comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23,
6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were a
Servicer, and to provide the information required with respect to such
Subservicer under Section 8.12 of this Agreement. Each Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

          (d) Subject to the conditions set forth in this Section 3.02(d), each
Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Each
Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by each Servicer or any such
Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is materially "participating in the servicing function" (with respect to more than 5% of the pool assets)
within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the
Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by a Servicer or any such Subservicer of any
Subcontractor determined to be materially "participating in the servicing function" (with respect to more than 5% of the pool assets)within the meaning of
Item 1122 of Regulation AB, each Servicer shall cause any such Subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the
Depositor, the Securities Administrator, the Master Servicer, the Backup
Servicer and the Trustee to comply with the provisions of Section 3.23 of this
Agreement to the same extent as if such Subcontractor were a Servicer. Each
Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

          (e) Notwithstanding the foregoing, if a Servicer engages a
Subcontractor in connection with the performance of any of its duties under this
Agreement, such Servicer shall be responsible for determining whether such
Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item
1108(a)(2)(i) through (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item
1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Servicer shall comply with Section 3.02(c)
with respect thereto.

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          Section 3.03 Successor Subservicers.

          Each Servicer shall be entitled to terminate any Subservicing
Agreement to which it is a party and the rights and obligations of any
Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement provided, however, that the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by the Depositor and the
Securities Administrator that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange
Act (if such reports under the Exchange Act are required to be filed under the
Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related
Mortgage Loans or shall enter into a Subservicing Agreement with a successor
Subservicer which qualifies under Section 3.02.

          Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor, the Master Servicer,
Backup Servicer or the Securities Administrator without fee, in accordance with the terms of this Agreement, in the event that the applicable Servicer shall, for any reason, no longer be one of the Servicers (including termination due to an Event of Default).

          Section 3.04 Liability of the Servicers.

          Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a
Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the applicable Servicer by such
Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05 No Contractual Relationship Between Subservicers and the
Trustee.

          Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and neither the Trustee nor the Securities
Administrator (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

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          Section 3.06 Assumption or Termination of Subservicing Agreements by
Backup Servicer or Master Servicer.

          In the event that Master Financial or Saxon at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an
Event of Default), the Backup Servicer (in the event that Master Financial ceases to be as Servicer) or the Master Servicer (in the event that Saxon ceases to be as Servicer) or its designee shall thereupon assume all of the rights and obligations of the applicable Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Backup
Servicer or the Master Servicer, as applicable, prior to the Backup Servicer or the Master Servicer, as applicable, assuming such rights and obligations, unless the Backup Servicer or the Master Servicer, as applicable, elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section
3.03.

          Upon such assumption, the Backup Servicer or the Master Servicer, as the case may be, its designee or the successor Servicer shall be deemed, subject to Section 3.03, to have assumed all of the applicable Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing
Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that
(i) the applicable Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a
Servicer and (ii) none of the Depositor, the Trustee, the Master Servicer, the
Backup Servicer, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of such Servicer (including, but without limitation, any and all Advances made by the predecessor Servicer) that arose before such predecessor Servicer ceased to be a Servicer.

          The applicable Servicer at its expense shall, upon request of the
Backup Servicer or the Master Servicer, as applicable, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing
Agreements to the assuming party.

          Section 3.07 Collection of Certain Mortgage Loan Payments;
Establishment of Certain Accounts.

          (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, a Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, such Servicer shall make timely

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advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d)
pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, a Servicer may not waive, in whole or in part, a Prepayment Charge, except under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of such Servicer, maximize recovery of total proceeds taking into account the value of such
Prepayment Charge and the related Mortgage Loan, and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage
Loan that is related to a default or a reasonably foreseeable default), and in no event will such Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default or (ii) such Prepayment Charge is not permitted to be collected by applicable law. If a Prepayment Charge is waived other than as permitted by the prior sentence, then such Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the
Class P Certificates, by depositing such amount into the related Collection
Account together with and at the time that the amount prepaid on the related
Mortgage Loan is required to be deposited into the related Collection Account.
Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the applicable Servicer, such Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan
Schedule.

          (b) (i) The Securities Administrator shall establish and maintain the
Excess Reserve Fund Account, on behalf of the Class X Certificateholders to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk Carry Forward Amounts.

               (ii) On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment made for the benefit of the
Certificateholders made for the benefit of the LIBOR Certificates for such date into the Excess Reserve Fund Account.

          (c) (i) On each Distribution Date on which there exists a Basis Risk
Carry Forward Amount on any Class of Certificates, the Securities Administrator
shall (1) withdraw from the Distribution Account and deposit in the Excess
Reserve Fund Account, as set forth in Section 4.02(a)(iii)(U), the lesser of (a)
the Class X Distributable Amount (without regard to the reduction in the definition thereof with respect to the Basis Risk Payment) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(T), and
(b) the Basis Risk Payment and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk
Carry Forward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk Carry

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Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(V).

               (ii) The Securities Administrator shall account for each of the
Supplemental Interest Trust, the Excess Reserve Fund Account and the Swap
Account as an outside reserve fund within the meaning of Treasury regulations section 1.860G-2(h) and not as an asset of any REMIC created pursuant to this
Agreement. The beneficial owners of the Supplemental Interest Trust, the Excess
Reserve Fund Account and the Swap Account are the Class X Certificateholders.
For all federal tax purposes, amounts transferred by REMIC V to the Excess
Reserve Fund Account shall be treated as distributions by the Securities
Administrator to the Class X Certificateholders. For all federal tax purposes, amounts transferred by REMIC V to the Swap Account shall be treated as distributions by the Securities Administrator on the Class I Interests.

               (iii) Any Basis Risk Carry Forward Amounts paid by the Securities
Administrator to the LIBOR Certificateholders shall be accounted for by the
Securities Administrator as amounts paid first to the Holders of the Class X
Certificates and then to the respective Class or Classes of LIBOR Certificates.

               (iv) Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the
Excess Reserve Fund Account except as expressly set forth in this Section
3.07(c) and Sections 4.02(a)(iii)(V)-(W).

          (d) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Distribution Account on behalf of the
Certificateholders. The Securities Administrator shall segregate and hold all funds in the Distribution Account separate and apart from its own funds and general assets. The Securities Administrator shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

          (i) the aggregate amount remitted by each Servicer to the Master
     Servicer pursuant to Section 3.11(a)(i) which amounts the Master Servicer will then remit to the Securities Administrator prior to the related distribution date;

          (ii) any amount deposited by each Servicer pursuant to Section 3.10 in connection with any losses on Permitted Investments; and

          (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that any Servicer remit any amount not required to be remitted, it may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution

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Account shall be held by the Securities Administrator in trust for the
Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02. In no event shall the Securities
Administrator incur liability for withdrawals from the Distribution Account at the direction of the Servicers.

          (e) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Capitalized Interest Account, on behalf of the
Certificateholders. On the Closing Date, the Securities Administrator shall deposit $100.00 into the Capitalized Interest Account from the proceeds of the sale of the LIBOR Certificates. Withdrawals from the Capitalized Interest
Account shall be made in accordance with Sections 4.02(c) and (d). The
Securities Administrator shall account for the Capitalized Interest Account as an outside reserve fund within the meaning of Treasury regulations section
1.860G-2(h) and not as an asset of any REMIC created pursuant to this Agreement.
The beneficial owner of the Capitalized Interest Account shall be the
Unaffiliated Seller.

          (f) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Pre-Funding Account on behalf of the
Certificateholders. On the Closing Date, the Securities Administrator shall deposit the Initial Pre-Funded Amount into the Pre-Funding Account from the proceeds of the sale of the LIBOR Certificates. Withdrawals from the Pre-Funding
Account shall be made in accordance with Sections 4.02(e) and (f).

          (g) The Securities Administrator may invest the funds in the Accounts, other than the Collection Account or the Distribution Account, with prior written investment direction. With respect to the Distribution Account such funds shall be held uninvested. With respect to the Pre-Funding Account and the
Capitalized Interest Account such direction shall be provided by the
Unaffiliated Seller, and shall be in Permitted Investments and such directions shall be in accordance with Section 3.12. Amounts on deposit in the Excess
Reserve Fund Account shall not be invested.

          (h) Each Servicer shall give prior written notice to the Trustee, the
Securities Administrator, the Master Servicer, each Rating Agency and the
Depositor of any proposed change of the location of the related Collection
Account.

          (i) To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles or incorporation, an offering memorandum, or other identifying documents to be provided.

          (j) The Securities Administrator shall establish and maintain the
Pre-Funding Reserve Account, on behalf of the Class X Certificateholders. On the
Closing Date, the Unaffiliated Seller shall remit to the Securities
Administrator and the Securities Administrator shall deposit $4,790,916.66 into the Pre-Funding Reserve Account. The Securities Administrator shall account for the Pre-Funding Reserve Account as an outside reserve fund within the meaning of
Treasury regulations section 1.860G-2(h) and not as an asset of any

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REMIC created pursuant to this Agreement. For federal income tax purposes, the beneficial owner of the funds in the Pre-Funding Reserve Account shall be the
Unaffiliated Seller. On the Closing Date, the Class X Certificateholders' rights in the Pre-Funding Reserve Account will be conveyed to JPMorgan Chase Bank,
National Association, as indenture trustee on behalf of the Noteholders of the
IXIS Real Estate Capital Inc. NIM 2006-HE2N Notes and shall be subject to the terms of the NIM Indenture.

          (k) On each Subsequent Transfer Date, the amount required to remain on deposit in the Pre-Funding Reserve Account will be permitted to step down to an amount equal to the product of (a) $4,790,916.66 multiplied by (b) a fraction, the numerator of which is the amount remaining in the Pre-Funding Account (after giving effect to any withdrawals on such Subsequent Transfer Date) and the denominator of which is the Initial Pre-Funded Amount. Any excess amount that is not required to remain in the Pre-Funding Reserve Account will be withdrawn by the Securities Administrator from the Pre-Funding Reserve Account and released to the Unaffiliated Seller.

          (l) On any Subsequent Transfer Date on which at least 99% of the
Initial Pre-Funded Amount has been used to purchase Subsequent Mortgage Loans, the Securities Administrator shall withdraw and release to the Unaffiliated
Seller any remaining amounts in the Pre-Funding Reserve Account. If less than
99% of the Initial Pre-Funded Amount has been used to purchase Subsequent
Mortgage Loans, then on the Distribution Date following the end of the
Pre-Funding Period, the Securities Administrator shall (a) withdraw an amount equal to (i) the percentage of the Initial Pre-Funded Amount not used to purchase Subsequent Mortgage Loans multiplied by (ii) $4,790,916.66 and remit such amount to the Class X Certificateholders and (b) withdraw any remaining amounts in the Pre-Funding Reserve Account and release such amounts to the
Unaffiliated Seller, and thereafter the Pre-Funding Reserve Account shall be terminated.

          (m) The Securities Administrator, on behalf of the Trustee, shall establish and maintain the Swap Account, on behalf of the Supplemental Interest
Trust and the Swap Provider. Withdrawals from the Swap Account shall be made in accordance with Section 4.02(h) and all funds therein shall be held uninvested.

          (n) The Securities Administrator shall pay the Trustee an annual fee based on a separate fee schedule. The fee of the Trustee shall be payable solely by the Securities Administrator from its own funds. The expenses of the Trustee, if any, shall be paid from the Trust Fund and the fees and expenses of the
Custodian shall be paid in accordance with Section 8.05.

          Section 3.08 Subservicing Accounts.

          In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing
Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it

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customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business
Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related
Servicer or remit such proceeds to the related Servicer for deposit in the related Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such
Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

          Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts.

          (a) Each Servicer shall ensure that each of the first lien Mortgage
Loans serviced by such Servicer shall be covered by a paid-in-full, life-of-the-loan tax service contract with a nationally recognized provider acceptable to the applicable Servicer (each, a "Tax Service Contract"). Each Tax
Service Contract shall be assigned to the Trustee, or its designee, at the applicable Servicer's expense in the event that a Servicer is terminated as servicer of the related Mortgage Loan.

          (b) To the extent that the services described in this paragraph (b)
are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, each Servicer undertakes to perform such functions. Each
Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be
Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after a
Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors
("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the applicable Servicer (or a
Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv)
pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account, and the applicable Servicer shall be entitled to withdraw from the Escrow Account any interest earned and not required to be paid to
Mortgagors; (v) clear and terminate the Escrow Account at the termination of the applicable Servicer's obligations and responsibilities in respect of the
Mortgage Loans under this Agreement, and the applicable Servicer shall be entitled to withdraw from the Escrow Account any interest earned and not required to be paid to the

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Mortgagors; (vi) to transfer such funds to a replacement Escrow Account that meets the requirements hereof; or (vii) recover amounts deposited in error. As part of its servicing duties, each Servicer or Subservicer shall pay to the
Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for
Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be
Servicing Advances.

          Section 3.10 Collection Accounts.

          (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more separate
Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee entitled "Deutsche Bank National Trust
Company on behalf of IXIS Real Estate Capital Trust 2006-HE2". On behalf of the
Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the applicable Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two
Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the related Cut-off Date (other than Principal Prepayments) received by it on or prior to the related Cut-off
Date but allocable to a Due Period subsequent thereto:

          (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices, and Liquidation Proceeds;

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          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

          (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

          (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

          (vii) all Prepayment Charges collected by such Servicer.

          The foregoing requirements for deposit in the related Collection
Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicers in the Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event that a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, such Servicer may at any time withdraw such amount from its
Collection Account, any provision herein to the contrary notwithstanding.

          (b) Funds in the Collection Accounts may be invested in Permitted
Investments in accordance with the provisions set forth in Section 3.12. Each
Servicer shall give notice to the Trustee, the Securities Administrator, the
Master Servicer and the Depositor of the location of its Collection Account maintained by it when established and prior to any change thereof.

          Section 3.11 Withdrawals from the Collection Accounts.

          (a) Each Servicer shall, from time to time, make withdrawals from the
Collection Accounts for any of the following purposes or as described in Section
4.01:

          (i) On or prior to each Remittance Date, to remit to the Master
     Servicer the Interest Remittance Amount and the Principal Remittance Amount
     in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period;

          (ii) to reimburse such Servicer for unreimbursed P&I Advances, but only to the extent of amounts received which represent Late Collections
     (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans
     that it Services with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

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          (iii) to pay such Servicer or any Subservicer (a) any unpaid
     Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan that it services, but only to the extent of any Late
     Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance
     Proceeds, or other amounts as may be collected by such Servicer from the related Mortgagor, or otherwise received with respect to such Mortgage Loan
     (or the related REO Property);

          (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the related Collection Account and any
     Prepayment Interest Excesses;

          (v) to pay to the Unaffiliated Seller or the related Originator, as applicable, with respect to each Mortgage Loan that it services that has previously been purchased or replaced by the Unaffiliated Seller or such
     Originator, as applicable, pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse such Servicer for (a) any P&I Advance or Servicing
     Advance previously made which such Servicer has determined to be a
     Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in
     accordance with the provisions of Section 4.01 and (b) any unpaid Servicing
     Fees to the extent not recoverable from Late Collections, Liquidation
     Proceeds, Condemnation Proceeds, Insurance Proceeds, or other amounts received with respect to the related Mortgage Loan under Section
     3.11(a)(iii); provided, that this clause (b) shall only apply with respect to Servicing Fees for second lien Mortgage Loans;

          (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
     Section 3.15;

          (viii) to reimburse such Servicer, the Depositor, the Custodian, the
     Securities Administrator or the Trustee for expenses and/or indemnities incurred by or reimbursable to such Servicer, the Depositor, the Custodian, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03;

          (ix) to reimburse such Servicer, the Unaffiliated Seller, the
     Depositor, the Custodian, the Securities Administrator or the Trustee, as
     the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage
     Loan, including any expenses arising out of the enforcement of the repurchase obligation to the extent not otherwise paid pursuant to the terms hereof;

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          (x) to withdraw any amounts deposited in the Collection Accounts in error; and

          (xi) to clear and terminate the Collection Accounts upon termination of this Agreement.

          (b) Each Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix)
above. Each Servicer shall provide written notification to the Master Servicer, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

          (c) Each Servicer shall be responsible for reviewing and reconciling the applicable Collection Account in accordance with Accepted Servicing
Practices. Each Servicer shall act promptly to resolve any discrepancies.

          Section 3.12 Investment of Funds in the Accounts.

          (a) Each Servicer may invest funds in its Collection Account and the
Master Servicer may direct the Securities Administrator to invest funds in the
Distribution Account, and the Unaffiliated Seller may direct the Securities
Administrator to invest the funds in the Pre-Funding Account, the Pre-Funding
Reserve Account and the Capitalized Interest Account (each of such Accounts, for purposes of this Section 3.12, an "Investment Account"), in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such investment directions shall be in writing and if the Securities Administrator does not receive such written instructions no investment shall be made. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment
Account (other than a Collection Account) shall be made in the name of the
Securities Administrator. The Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. Any investment of funds in a
Collection Account shall be made in the name of the related Servicer. Each
Servicer shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the related
Servicer or its agent, together with any document of transfer necessary to transfer title to such investment to the such Servicer. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted
Investment payable on demand, the Securities Administrator may:

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          (i)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such
               Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder that such Permitted
               Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) (i) All income and gain realized from the investment of funds deposited in the related Collection Account with respect to the Servicers shall be for the benefit of the applicable Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Each Servicer shall deposit in the Collection Accounts the amount of any loss of principal incurred in respect of any such Permitted Investment directed by the applicable Servicer made with funds in such accounts immediately upon realization of such loss. (ii)
All income and gain realized from the investment of funds deposited in the
Pre-Funding Account, the Pre-Funding Reserve Account and the Capitalized
Interest Account held by or on behalf of the Unaffiliated Seller shall be retained in such Investment Account, subject to withdrawal as provided in
Section 4.02. Whether in regard to the Pre-Funding Account or the Capitalized
Interest Account, the Unaffiliated Seller shall deposit in the Pre-Funding
Account or the Capitalized Interest Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. The Securities Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in any Investment Account or the
Distribution Account if made in accordance with this Section 3.12.

          (d) The Securities Administrator, Backup Servicer and Master Servicer
or any of their Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Securities Administrator's, Backup Servicer's
or Master Servicer's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

          (e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities
Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in

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certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

          Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions
and Fidelity Coverage.

          (a) Each Servicer shall cause to be maintained for each Mortgaged
Property securing any Mortgage Loan serviced by such Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such
Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by such Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. Each Servicer will comply in the performance of this
Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by such Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the
Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related
Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged
Property or REO Property is at any time in an area identified in the Federal
Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

          In the event that a Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better from
Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the applicable Servicer shall, in the event that there shall not have been

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maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each
Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) Each Servicer shall keep in force during the term of this
Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the
Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or
Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Master Servicer with copies of any such insurance policies and fidelity bond upon the Master
Servicer's request. Each Servicer shall be deemed to have complied with this provision if an Affiliate of such Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be canceled by such Servicer without thirty days' prior written notice to the Master Servicer.
Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

          Section 3.14 Enforcement of Due-On-Sale Clauses Assumption Agreements.

          Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the
"due-on-sale" clause, if any, applicable thereto; provided, however, that the applicable Servicer shall not be required to take such action if, in its sole business judgment, such Servicer believes it is not in the best interests of the
Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If such Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the
Mortgage Note; provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer, and such substitution is in the best interest of the Certificateholders as determined by such Servicer. In connection with any assumption, modification or substitution,

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the applicable Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by
it. Neither Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such
Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.
Each Servicer shall notify the Trustee, the Securities Administrator, the Master
Servicer and the Custodian that any such substitution, modification or assumption agreement has been completed and forward to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding the foregoing paragraph or any other provision of this
Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage
Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Section 3.15 Realization Upon Defaulted Mortgage Loans.

          Each Servicer shall use its best efforts, consistent with Accepted
Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the applicable Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation
Proceeds from the related Mortgaged Property, as contemplated in Section 3.11.
Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section
3.11.

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          The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation
Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable
Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the applicable Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the
Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due
Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or
3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related
Mortgaged Property, or if the Master Servicer otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such
Servicer shall promptly provide the Master Servicer with a written report of the environmental inspection.

          After reviewing the environmental inspection report, the applicable
Servicer shall determine consistent with Accepted Servicing Practices, how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable
Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the
Liquidation Proceeds are insufficient to fully reimburse such Servicer, such
Servicer shall be entitled to be reimbursed from amounts in the Collection
Accounts pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all
Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11.

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          Section 3.16 Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable Servicer will, within five
(5) Business Days of the payment in full, notify the Trustee, the Securities
Administrator and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related
Collection Account pursuant to Section 3.10 have been or will be so deposited)
of a Servicing Officer and shall request delivery to it of the Custodial File.
Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Custodial File to the applicable Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related
Collection Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian shall, upon request of any Servicer and delivery to the Custodian, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the
Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been charged-off or liquidated and the Liquidation Proceeds relating to the Mortgage
Loan have been deposited in a Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the
Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a
Servicing Officer stating that such Mortgage Loan was charged-off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection
Account have been so deposited, or that such Mortgage Loan has become an REO
Property, a copy of the Request for Release of documents shall be released by the Custodian to the applicable Servicer or its designee.

          Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the applicable Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by

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the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Upon receipt of a Request for Release under this Section 3.16, the
Custodian shall deliver the related Custodial File to the applicable Servicer by regular mail, unless such Servicer requests that the Custodian deliver such
Custodial File to such Servicer by overnight courier (in which case such delivery shall be at such Servicer's expense). To the extent that the applicable
Servicer requires an overnight courier for such delivery and incurs the related expense due to such Servicer not having previously received copies of the documents required to be delivered to such Servicer hereunder, the Unaffiliated
Seller shall use commercially reasonable efforts to assist such Servicer in causing the related Originator pursuant to the related Mortgage Loan Purchase
Agreement to reimburse such Servicer for such expense.

          Section 3.17 Title, Conservation and Disposition of REO Property.

          (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a
Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders. Upon written request by the applicable Servicer, the Trustee shall provide such
Servicer with a power of attorney prepared by such Servicer with respect to such
REO Property.

          (b) Each Servicer shall manage, conserve, protect and operate each REO
Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such
Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee on behalf of the
Certificateholders. The applicable Servicer shall notify the Trustee, the Master
Servicer, the Backup Servicer and the Securities Administrator from time to time as to the status of each REO Property.

          (c) [Reserved].

          (d) [Reserved].

          (e) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

          (f) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding P&I Advances, Servicing Advances and unpaid
Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. The

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Master Servicer shall retain all initial proceeds from REO Properties until all liquidation proceeds with respect to such REO Properties have been received.

          (g) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed P&I Advances and Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

          (h) Any net proceeds from a REO Disposition which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable
Servicer as additional servicing compensation.

          (i) Each Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by REMIC I unless (i) the applicable Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO
Property shall be sold within the applicable extension period, or (ii) the applicable Servicer obtains for the Trustee and the Securities Administrator an
Opinion of Counsel, addressed to the Depositor, the Trustee, the Securities
Administrator and such Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC under the REMIC
Provisions or comparable provisions of relevant state laws at any time. Each
Servicer shall manage, conserve, protect and operate each REO Property that it services for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC created hereunder of any "income from non-permitted assets"
within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable
Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such
Servicer deems to be in the best interest of the Trustee on behalf of the
Certificateholders for the period prior to the sale of such REO Property;
provided, however, that any rent received or accrued with respect to such REO
Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

          Section 3.18 Notification of Adjustments.

          With respect to each Adjustable Rate Mortgage Loan that it services, each Servicer shall adjust the Mortgage Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. Each Servicer shall execute and deliver any and all necessary notices required under

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applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Master Servicer that such
Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in its
Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

          Section 3.19 Access to Certain Documentation and Information Regarding
the Mortgage Loans.

          Each Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Custodian, the Unaffiliated Seller, the
Securities Administrator, the Master Servicer, the Backup Servicer, the Trustee,
the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the applicable
Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 3.20 Documents, Records and Funds in Possession of each
Servicer to be Held for the Securities Administrator.

          Each Servicer shall account fully to the Trustee, the Master Servicer, the Securities Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation
Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage
Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
Each Servicer also agrees that it shall not create, incur or subject any
Mortgage File or any funds that are deposited in any Account, or any funds that otherwise are or may become due or payable to the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the applicable Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such
Servicer under this Agreement.

          Section 3.21 Servicing Compensation.

          (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to its
Collection Account and

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from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO
Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each
Mortgage Loan that it services (less any portion of such amounts retained by any
Subservicer). In addition, each Servicer shall be entitled to recover unpaid
Servicing Fees out of related late collections and as otherwise permitted under
Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable
Servicer's responsibilities and obligations under this Agreement; provided, however, that a Servicer may pay from the Servicing Fee any amounts due to a
Subservicer pursuant to a Subservicing Agreement entered into under Section
3.02.

          (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by a
Servicer only to the extent such fees or charges are received by such Servicer.
Each Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein. In addition, each Servicer shall be entitled to retain Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by such Servicer.

          (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

          Section 3.22 Annual Statement as to Compliance.

          Each Servicer shall deliver, and shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered, and the Master Servicer shall deliver, to the Depositor and the Trustee on or before March 15th of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Master Servicer,
Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement or the applicable Subservicing
Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the
Master Servicer, such Servicer or such Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing
Agreement, as the case may be, in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's
Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Master Servicer, the applicable Servicer or the applicable Subservicer as to the nature of any defaults by the Master Servicer, such Servicer or such Subservicer in the fulfillment of any of the Master
Servicer's, such Servicer's or such Subservicer's obligations. The obligations of the Master Servicer, each Servicer and each Subservicer under this Section apply to each Master Servicer, Servicer and Subservicer that acted

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as Master Servicer or serviced a Mortgage Loan, as applicable, during the applicable period, whether or not the Master Servicer, any Servicer or any
Subservicer is acting as Master Servicer, a Servicer or a Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered.
None of the Master Servicer, any Servicer or any Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section until March 24th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

          Section 3.23 Annual Independent Public Accountants' Servicing
Statement; Financial Statements.

          (a) Not later than March 15th of each calendar year commencing in
2007, each Servicer, the Master Servicer and the Securities Administrator shall deliver, and each Servicer shall cause each Subservicer engaged by such Servicer and each Servicer, the Master Servicer and the Securities Administrator shall cause each Subcontractor utilized by such Servicer (or by any such Subservicer)
or the Master Servicer or the Securities Administrator, as applicable, and determined by the Servicer, the Master Servicer or the Securities Administrator,
as applicable, pursuant to Section 3.02(e) to be materially "participating in a servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor and the Securities Administrator, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the
Servicing Criteria applicable to it, (B) a statement that such party used the
Servicing Criteria to assess compliance with the applicable Servicing Criteria,
(C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form
10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing
Criteria as of and for such period. Each such assessment of compliance report shall be signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit Q hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.23(c). The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Each Servicer, the
Securities Administrator and the Master Servicer hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit Q hereto as being covered by such party. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the applicable Servicer, the
Securities Administrator or the Master Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each
Subservicer or Servicing Function Participant engaged or utilized by such
Servicer, such Subservicer, the Master Servicer or the Securities Administrator,
as applicable), as the case may be. None of the Servicer, the Securities
Administrator or the Master Servicer or any Subservicer or Servicing Function
Participant shall be required to cause the delivery of any such assessments if a
Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

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          (b) Not later than March 15th of each calendar year commencing in
2007, each Servicer, the Securities Administrator and the Master Servicer shall cause, and each Servicer shall cause each Subservicer engaged by such Servicer and each Servicer, the Securities Administrator and the Master Servicer shall cause each Servicing Function Participant utilized by such Servicer, the
Securities Administrator or the Master Servicer, as applicable (or by any
Subservicer engaged by a Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public
Accountants to furnish a report to the Securities Administrator and the
Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with
Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the
Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants'
attestation report, the Depositor shall review the report and, if applicable, consult with the applicable Servicer, the Securities Administrator or the Master
Servicer as to the nature of any material instance of noncompliance with the
Servicing Criteria applicable to it (and each Subservicer or Servicing Function
Participant engaged or utilized by a Servicer, the Securities Administrator or the Master Servicer, as applicable, or by any Subservicer engaged by a
Servicer), as the case may be, in the fulfillment of any of such Servicer's, the
Securities Administrator's, the Master Servicer's or the applicable
Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. None of the Servicer, the Securities
Administrator or the Master Servicer or any Subservicer or Servicing Function
Participant shall be required to cause the delivery of any such attestation required by this paragraph if a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

          (c) No later than February 1 of each fiscal year, commencing in 2007, each Servicer shall notify the Securities Administrator and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function
Participant utilized by it and by each Subservicer engaged by it, and each of the Master Servicer and the Securities Administrator shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function
Participant in each case, to the extent of any change from the prior year's notice, if any. When a Servicer, the Master Servicer or the Securities
Administrator submits its assessment pursuant to Section 3.23(a), such Servicer, the Master Servicer or the Securities Administrator, as applicable, will also at such time include the assessment (and related attestation pursuant to Section
3.23(b)) of each Servicing Function Participant utilized by it and by each
Subservicer engaged by it.

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          Section 3.24 Backup Servicer or Master Servicer to Act as Servicer.

          (a) In the event that Master Financial shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), except as provided under Section 7.02, the Backup Servicer or its successor shall thereupon assume all of the rights and obligations of Master Financial hereunder arising thereafter (except that the Backup Servicer shall not be (i)
liable for losses of Master Financial pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including, but not limited to, repurchases or substitutions pursuant to Section 2.03, (iv)
responsible for expenses incurred by, or advances made by, the predecessor
Servicer or (v) deemed to have made any representations and warranties of such
Servicer hereunder). Notwithstanding the foregoing, if Master Financial shall for any reason no longer be a Servicer hereunder (including by reason of Event of Default), the Unaffiliated Seller shall have the right, but not the obligation, to offer to Saxon the right of first refusal to assume all of the rights and obligations of Master Financial hereunder arising thereafter on mutually agreeable terms to the parties hereto. In the event that the
Unaffiliated Seller opts not to request Saxon to assume the rights and obligations of Master Financial or Saxon opts not to assume the rights and obligations of Master Financial, in either event within seven (7) Business Days of Master Financial's termination, Saxon or the Backup Servicer, as applicable, or its successor, shall within thirty (30) days thereafter assume all such rights and obligations. Any such assumption by the Backup Servicer or its successor or by Saxon shall be subject to Section 7.02.

          (b) In the event that Saxon shall for any reason no longer be a
Servicer hereunder (including by reason of an Event of Default), except as provided under Section 7.02, the Master Servicer or its successor shall thereupon assume all of the rights and obligations of Saxon hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of Saxon pursuant to Section 3.10 or any acts or omissions of the predecessor
Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including, but not limited to, repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses incurred by, or advances made by, the predecessor Servicer or (v)
deemed to have made any representations and warranties of such Servicer hereunder).

          Every subservicing agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

          If a Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Backup Servicer (with respect to Master
Financial) or the Master Servicer (with respect to Saxon) (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Backup Servicer or the Master Servicer, as applicable, (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and

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such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

          The applicable Servicer shall, upon request of the Backup Servicer or the Master Servicer, as applicable, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

          Section 3.25 Compensating Interest.

          Each Servicer shall remit to the Master Servicer on each Remittance
Date an amount from its own funds equal to the Compensating Interest payable by the applicable Servicer for the related Distribution Date.

          Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act.

          (a) With respect to each Mortgage Loan that it services, each Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
Union Credit Information Company (three of the national credit repositories), on a monthly basis.

          (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley
Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans that it services and the related borrowers and shall provide all required notices thereunder.

          Section 3.27 Advance Facilities.

          Each Servicer is hereby authorized to enter into a financing or other facility (an "Advance Facility") under which (l) such Servicer sells, assigns or pledges to another Person (an "Advancing Person") such Servicer's rights under this Agreement to be reimbursed for any Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement. Such Servicer may enter into an Advance Facility without the consent of any Person. Upon entering into any such Advance Facility, the applicable Servicer shall promptly notify the
Securities Administrator with a notice substantively in the form attached hereto as Exhibit V and the Securities Administrator shall execute an acknowledgement of such Advance Facility Notice promptly upon the receipt of such notice from the related Servicer. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing
Advances on such Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

          An Advancing Person shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement. An Advancing Person shall be permitted to finance, or

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otherwise sell, assign, pledge or otherwise transfer, any rights to reimbursement for Advances funded, financed or acquired under the Advance
Facility.

          If any Servicer enters into an Advance Facility, such Servicer shall deliver to the Trustee, the Securities Administrator and the Master Servicer a
notice (an "Advance Facility Notice") stating (a) the identity of the Advancing
Person and (b) the identity of the Person (the "Servicer's Assignee"), which may be the Advancing Person, that will have the right to be reimbursed by the
Securities Administrator or the Master Servicer directly, or to make withdrawals from such Servicer's Collection Account pursuant to Section 3.11 to reimburse itself, for previously unreimbursed P&I Advances and/or Servicing Advances
("Advance Reimbursement Amounts"). Advance Reimbursement Amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section
3.11, assuming the Servicer had made the related P&I Advance(s) and/or Servicing
Advance(s). An Advance Facility may be terminated by the joint written direction of such Servicer and the related Advancing Person. Upon any such termination, the applicable servicer shall deliver to the Trustee, the Securities
Administrator and the Master Servicer a notice (an "Advance Facility Termination
Notice") stating (a) the identity of the terminated Advancing Person and (b) the identity of the Servicer's Assignee that will have the right to be reimbursed by the Securities Administrator or the Master Servicer directly, or to make withdrawals from such Servicer's Collection Account pursuant to Section 3.11 to reimburse itself, for Advance Reimbursement Amounts.

          Notwithstanding the existence of an Advance Facility, the applicable
Servicer, on behalf of the Advancing Person, shall be entitled to receive reimbursements of P&I Advances and/or Servicing Advances in accordance with
Section 3.11, which entitlement may be terminated by the Advancing Person pursuant to a written notice to such Servicer, the Trustee, the Securities
Administrator and the Master Servicer. Upon receipt of such written notice, such
Servicer shall no longer be entitled to receive reimbursement for any Advance
Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts.
None of the Trustee, the Securities Administrator, the Master Servicer, the
Backup Servicer or any Certificateholder shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which such Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section
3.11. Without limiting the foregoing, none of the Trustee, the Securities
Administrator, the Master Servicer, the Backup Servicer, any successor Servicer or other Person shall have any right of set-off against Advance Reimbursement
Amounts hereunder.

          Each Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor
Servicer, and the successor Servicer shall not be liable for any errors in such information.

          As between a predecessor Servicer and its Advancing Person, on the one hand, and a successor Servicer and/or its Advancing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each
Mortgage Loan as to which a P&I Advance and/or Servicing Advance shall have been made and be outstanding shall

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be allocated on a "first-in, first out" basis. In the event the Servicer's
Assignee shall have received some or all of an Advance Reimbursement Amount related to P&I Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advancing Person in error, then such Servicer's Assignee shall be required to remit any portion of such
Advance Reimbursement Amount to each Person entitled to such portion of such
Advance Reimbursement Amount. The applicable Servicer shall remain entitled to be reimbursed pursuant to the Advance Facility by the Advancing Person for all
P&I Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

          Any amendment to this Section 3.27 or to any other provision of this
Agreement that may be necessary or appropriate to effect the terms of an Advance
Facility as described generally in this Section 3.27, including amendments to add provisions relating to successor Servicers, may be entered into by the
Trustee, the Securities Administrator, the Master Servicer, the Backup Servicer,
the Depositor, the Unaffiliated Seller and the Servicer without the consent of any Certificateholder notwithstanding anything to the contrary in this
Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be amended, waived or modified in any respect without the prior written consent of an Advancing Person if such amendment, waiver or modification would adversely affect the rights of the Advancing Person hereunder in any material respect, it being understood that the Advancing Person is an intended third party beneficiary under this Agreement. The Securities
Administrator shall be entitled to rely on an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master
Servicer, the Backup Servicer, the Trustee or the Trust) as to whether the amendment will adversely affect the Advancing Person. None of the Trustee, the
Securities Administrator, or the Master Servicer is obligated or liable to repay from its own funds any Advances financed, funded or otherwise acquired by the
Advancing Person, and none of the Master Servicer, the Backup Servicer, the
Trustee or the Securities Administrator shall have any responsibility to track or monitor the administration of the financing arrangement between the applicable Servicer and the Advancing Person. If the applicable Servicer is replaced by a successor Servicer, the Advancing Person shall continue to be entitled to receive reimbursements as provided herein but shall have no further right to make further advances under this Agreement. The pledge, if any, of applicable Servicer's rights to the Applicable Person under the Advance Facility conveys no other rights (such as a right to fees after the removal of such
Servicer or the right to become a substitute Servicer) under this Agreement, or against the Trust Fund or any Certificateholder or any other party to this
Agreement other than such Servicer.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

          Section 4.01 Advances.

          (a) The amount of P&I Advances to be made by each Servicer for any
Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) with respect to the Mortgage Loans, the aggregate amount of Scheduled Payments (with each interest portion

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thereof net of the related Servicing Fee), due on the Due Date immediately preceding such Remittance Date in respect of such Mortgage Loans, which
Scheduled Payments were not received as of the related Determination Date, plus
(ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an
REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Collection Accounts for distribution on such Remittance Date.

          (b) On the Remittance Date, each Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO
Properties serviced by such Servicer for the related Remittance Date either (i)
from its own funds, (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that
Amounts Held for Future Distribution have been, as permitted by this Section
4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I
Advances to be made by such Servicer with respect to the Mortgage Loans and REO
Properties. Any Amounts Held For future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance
Date to the extent required.

          (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

          (d) Notwithstanding anything herein to the contrary, no P&I Advance or
Servicing Advance shall be required to be made hereunder by any Servicer if such
P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I
Advance or Nonrecoverable Servicing Advance. The applicable Servicer may determine at any time that an Advance made constitutes a Nonrecoverable P&I
Advance or a Nonrecoverable Servicing Advance, as applicable. The determination by the applicable Servicer that it has made a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing
Advance, if made, would constitute a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance, respectively, shall be evidenced by an
Officers' Certificate of such Servicer delivered to the Securities
Administrator, Backup Servicer and Master Servicer.

          (e) Each Servicer shall be entitled to reimbursement for P&I Advances and Servicing Advances as and to the extent set forth in Section 3.11.

          (f) On each Remittance Date, the Master Servicer shall deposit all funds remitted to it by the Servicers pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01 in a segregated Eligible Account for the benefit of the
Certificateholders (the "Master Servicing

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Account") and, prior to each Distribution Date, will withdraw all amounts from such account and remit such amounts to the Securities Administrator for deposit in the Distribution Account. The Master Servicer may retain or withdraw from the
Distribution Account, (i) the Securities Administrator, Backup Servicer and
Master Servicer Fee, (ii) amounts necessary to reimburse it for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) an amount to indemnify itself for amounts due in accordance with this Agreement, and (iv) any other amounts that it is entitled to receive hereunder for reimbursement, indemnification or otherwise. The amounts remitted by the Servicers to the
Master Servicer on each Servicer Remittance Date shall be credited to the Master
Servicing Account within 2 Business Days once the amounts are identified as a remittance in connection with the trust and reconciled to the reports provided by the Servicers.

          Section 4.02 Priorities of Distribution.

          (a) On each Distribution Date, the Securities Administrator shall, solely in accordance with the information provided by the Master Servicer, allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

          (i) to the Holders of each class of LIBOR Certificates and the Swap
     Account in the following order of priority:

          (A)  to the Swap Account, the sum of (x) all Net Swap Payments and (y)
               any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

          (B)  from the Interest Remittance Amount, in the following order of priority:

               (1)  to the holders of the Class A Certificates, pro rata, based on their respective Class Certificate Balances, the Accrued
                    Certificate Interest and any Unpaid Interest Amount for each class of Class A Certificates;

               (2)  payable from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (3)  payable from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (4)  payable from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

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               (5)  payable from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (6)  payable from any remaining Interest Remittance Amounts, to the Class M-5 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (7)  payable from any remaining Interest Remittance Amounts, to the Class M-6 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (8)  payable from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (9)  payable from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date;

               (10) payable from any remaining Interest Remittance Amounts, to the Class B-3 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date; and

               (11) payable from any remaining Interest Remittance Amounts, to the Class B-4 Certificates, the Accrued Certificate Interest
                    for such Class on such Distribution Date.

          (ii) (x) on each Distribution Date (A) before the Stepdown Date or (B)
     with respect to which a Trigger Event is in effect, to the Holders of the
     Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below from the amounts remaining on deposit in the
     Distribution Account after making distributions pursuant to clause (i)
     above, in an amount equal to the Principal Distribution Amount in the following order of priority:

          (A)  to the Holders of the Class A Certificates, first, to the Class
               A-1 Certificates until the Certificate Balance of the Class A-1
               Certificates has been reduced to zero, second, to the Class A-2
               Certificates until the Certificate Balance of the Class A-2
               Certificates has been reduced to zero, third, to the Class A-3
               Certificates until the Certificate Balance of the Class A-3
               Certificates has been reduced to zero and fourth, to the Class
               A-4 Certificates until the Certificate Principal Balance of the
               Class A-4 Certificates has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated
               Certificates and the principal balance of the Class X
               Certificates have been reduced to zero, any principal
               distributions allocated to the Class A Certificates shall be allocated pro rata among the

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               Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Class Certificate Balances, and distributed concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4
               Certificates;

          (B)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4,
               Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class
               B-4 Certificates, in that order, until the respective Class
               Certificate Balances are reduced to zero;

               (y) on each Distribution Date (1) on and after the Stepdown Date and (2) as long as a Trigger Event is not in effect, to the Holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal from amounts remaining on deposit in the
     Distribution Account after making distributions pursuant to clause (i)
     above, in an amount equal to, in the aggregate, the Principal Distribution
     Amount in the following amounts and order of priority:

          (A)  to the Class A Certificates, the lesser of the Principal
               Distribution Amount and the Class A Principal Distribution
               Amount, allocated among the Class A Certificates, first, to the
               Class A-1 Certificates until the Certificate Balance of the Class
               A-1 Certificates has been reduced to zero, second, to the Class
               A-2 Certificates until the Certificate Balance of the Class A-2
               Certificates has been reduced to zero, third, to the Class A-3
               Certificates until the Certificate Balance of the Class A-3
               Certificates has been reduced to zero and fourth, to the Class
               A-4 Certificates until the Certificate Balance of the Class A-4
               Certificates has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class
               Certificate Balances of the Subordinated Certificates and the
               principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A
               Certificates shall be allocated pro rata among the Class A-1,
               Class A-2, Class A-3 and Class A-4 Certificates, based on their respective Class Certificate Balances, and distributed
               concurrently to the Class A-1, Class A-2, Class A-3 and Class A-4
               Certificates;

          (B)  to the Class M-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (C)  to the Class M-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (D)  to the Class M-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

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          (E)  to the Class M-4 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-4 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (F)  to the Class M-5 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-5 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (G)  to the Class M-6 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class M-6 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (H)  to the Class B-1 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-1 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (I)  to the Class B-2 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-2 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (J)  to the Class B-3 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-3 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

          (K)  to the Class B-4 Certificates, the lesser of the remaining
               Principal Distribution Amount and the Class B-4 Principal
               Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

          (iii) any amount remaining in the Distribution Account after the distributions in clauses (i) and (ii) above (such amount, the "Net Monthly
     Excess Cash Flow"), plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

          (A)  to the Holders of the Class M-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (B)  to the Holders of the Class M-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (C)  to the Holders of the Class M-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (D)  to the Holders of the Class M-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (E)  to the Holders of the Class M-3 Certificates, any Unpaid Interest
               Amount for such Class;

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          (F)  to the Holders of the Class M-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (G)  to the Holders of the Class M-4 Certificates, any Unpaid Interest
               Amount for such Class;

          (H)  to the Holders of the Class M-4 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (I)  to the Holders of the Class M-5 Certificates, any Unpaid Interest
               Amount for such Class;

          (J)  to the Holders of the Class M-5 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (K)  to the Holders of the Class M-6 Certificates, any Unpaid Interest
               Amount for such Class;

          (L)  to the Holders of the Class M-6 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (M)  to the Holders of the Class B-1 Certificates, any Unpaid Interest
               Amount for such Class;

          (N)  to the Holders of the Class B-1 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (O)  to the Holders of the Class B-2 Certificates, any Unpaid Interest
               Amount for such Class;

          (P)  to the Holders of the Class B-2 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (Q)  to the Holders of the Class B-3 Certificates, any Unpaid Interest
               Amount for such Class;

          (R)  to the Holders of the Class B-3 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (S)  to the Holders of the Class B-4 Certificates, any Unpaid Interest
               Amount for such Class;

          (T)  to the Holders of the Class B-4 Certificates, any Unpaid Realized
               Loss Amount for such Class;

          (U)  to the Excess Reserve Fund Account, the amount of any Basis Risk
               Payment for such Distribution Date;

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          (V)  from amounts on deposit in the Excess Reserve Fund Account, an amount equal to any unpaid Basis Risk Carry Forward Amount, prior to application of any amounts on deposit in the Swap Account, with respect to any LIBOR Certificates allocated to the LIBOR
               Certificates in the same order and priority in which Accrued
               Certificate Interest is allocated among those Classes of
               Certificates, with the allocation to the Class A Certificates being further allocated: (a) first, between the Class A-1, Class
               A-2, Class A-3 and Class A-4 Certificates pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A-1, Class A-2, Class A-3 and
               Class A-4 Certificates, pro rata, based on any Basis Risk Carry
               Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

          (W)  to the Swap Account, the amount of any Defaulted Swap Termination
               Payment owed to the Swap Provider;

          (X)  to the Holders of the Class P Certificates (as a payment from
               REMIC V to the Class X Certificates), the outstanding principal balance thereof, if any, and to the Holders of the Class X
               Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(W) (to the extent stated in clause (i) of the definition of Class X
               Distributable Amount, as interest, and to the extent stated in clause (ii) of the definition of Class X Distributable Amount, as principal); and

          (Y)  to the Holders of the Class R Certificates, any remaining amount.

          (b) On each Distribution Date prior to any distributions on any other
Class of Certificates, all amounts representing Prepayment Charges from the
Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the Holders of the Class P
Certificates.

          (c) On the June 2006 and July 2006 Distribution Dates and on August
24, 2006, the Securities Administrator shall transfer from the Capitalized
Interest Account to the Distribution Account the Capitalized Interest
Requirement, if any, for such Distribution Date.

          (d) On either the Distribution Date following the final Subsequent
Transfer Date or August 24, 2006, whichever date is earlier, any amounts remaining in the Capitalized Interest Account and all Pre-Funding Earnings in
the Pre-Funding Account, after taking into account the transfers in respect of the Distribution Date described in clause (c) above, shall be paid by the
Securities Administrator to the Unaffiliated Seller.

          (e) On each Subsequent Transfer Date, the Unaffiliated Seller shall instruct in writing the Securities Administrator to withdraw from the
Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal
Balances as of the related Subsequent Cut-off Date of the Subsequent Mortgage
Loans sold to the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Unaffiliated Seller upon satisfaction of the

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conditions set forth in Section 2.01(c) with respect to such transfer. The
Securities Administrator may conclusively rely on such written instructions from the Unaffiliated Seller.

          (f) If the Pre-Funding Amount available in the Pre-Funding Account
(exclusive of Pre-Funding Earnings) has been reduced to $100,000 or less by the close of business on July 1, 2006 then, on the July 25, 2006 Distribution Date, after giving effect to any reductions in such Pre-Funding Amount on such date, the Securities Administrator shall withdraw from the Pre-Funding Account on such date and deposit in the Distribution Account the amount on deposit in such
Pre-Funding Account other than any Pre-Funding Earnings; if the Pre-Funding
Amount available in such Pre-Funding Account has not been reduced to zero by the close of business on August 24, 2006, the Securities Administrator shall withdraw from such Pre-Funding Account the amount on deposit therein, other than the Pre-Funding Earnings, and deposit such amount into the Distribution Account on such day for distribution on the August 25, 2006 Distribution Date into the
Distribution Account. Any amount deposited into the Distribution Account pursuant to the preceding sentence from the Pre-Funding Account shall be distributed to the Class A Certificates until those Certificates are reduced to zero; provided that amounts allocated to the Class A Certificates shall be allocated as follows: first, to the Class A-1 Certificates until the Certificate
Balance of the Class A-1 Certificates has been reduced to zero, second, to the
Class A-2 Certificates until the Certificate Balance of the Class A-2
Certificates has been reduced to zero, and third, to the Class A-3 Certificates until the Certificate Balance of the Class A-3 Certificates has been reduced to zero, as a separate payment of principal, on the related Distribution Date.

          (g) On any Distribution Date, any Relief Act Shortfalls and Net
Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

          (1) first, to the amount of interest payable to the Class X
     Certificates; and

          (2) second, pro rata, as a reduction of the Accrued Certificate
     Interest for the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1,
     Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class
     B-2, Class B-3 and Class B-4 Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

          (h) On any Distribution Date any funds on deposit in the Swap Account shall be distributed in the following order of priority:

          (i) to the Swap Provider, all Net Swap Payments, if any, owed to the
     Swap Provider for that Distribution Date;

          (ii) to the Swap Provider, any Swap Termination Payment, other than a
     Defaulted Swap Termination Payment, if any, owed to the Swap Provider for that Distribution Date;

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          (iii) to the Class A Certificates, to pay Accrued Certificate Interest
     and, if applicable, any Unpaid Interest Amounts to the extent unpaid from
     Available Funds;

          (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
     Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4, in
     that order to pay to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts the extent unpaid from Available Funds;

          (v) to the LIBOR Certificates, to pay principal but only to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated
     Amount, after giving effect to payments and distributions from Available
     Funds;

          (vi) to the Class A certificates, to pay any Basis Risk Carry Forward
     Amounts, pro rata, based on their Class Certificate Balances for such
     Distribution Date, up to the Swap Payment Allocation for each class of
     Class A certificates and to the extent unpaid from Available Funds
     (including funds on deposit in the Excess Reserve Fund Account);

          (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
     Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
     certificates, to pay any Basis Risk Carry Forward Amounts, up to the Swap
     Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

          (viii) to the LIBOR Certificates, any remaining unpaid Basis Risk
     Carry Forward Amount, pro rata, based on their respective remaining unpaid
     Basis Risk Carry Forward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

          (ix) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
     Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4
     certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

          (x) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

          (xi) to the holders of the Class X certificates, any remaining amounts.

          (i) Following the applicable Final Scheduled Distribution Date, no
Class of Certificates other than the Class R Certificates shall be entitled to receive any remaining amounts. Any amounts remaining in any of the Accounts shall be applied (i) to the Securities Administrator, the Master Servicer, the
Backup Servicer and the Servicers pro rata to the extent

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of any remaining unpaid amounts then owed to them, and then (ii) to the Class R
Certificates, any remaining amount.

          Section 4.03 Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date, the Securities
Administrator shall make available to each Certificateholder, each Servicer, the
Depositor, the Unaffiliated Seller, the Trustee, the Master Servicer, the Backup
Servicer, the Swap Provider and each Rating Agency a statement (the "Monthly
Statement"), based solely on the information provided by the Master Servicer two
Business Days prior to the Distribution Date, setting forth with respect to the related distribution:

          (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Unpaid Interest
     Amounts included in such distribution and any remaining Unpaid Interest
     Amounts after giving effect to such distribution, any Basis Risk Carry
     Forward Amount for such Distribution Date and the amount of all Basis Risk
     Carry Forward Amount covered by withdrawals from the Excess Reserve Fund
     Account on such Distribution Date;

          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any
     Basis Risk Carry Forward Amount not covered by amounts in the Excess
     Reserve Fund Account;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Stated Principal Balance for the following Distribution
     Date;

          (vi) the amount of the Expense Fees paid to or retained by (i) each
     Servicer (stated separately and in the aggregate) with respect to such
     Distribution Date and (ii) the Master Servicer, the Securities
     Administrator and the Backup Servicer;

          (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

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          (viii) the amount of Advances included in the distribution on such
     Distribution Date and the aggregate amount of Advances reported by each
     Servicer and the Master Servicer as outstanding as of the close of business on such Distribution Date;

          (ix) the number and aggregate Scheduled Principal Balances of Mortgage
     Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

          (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
     Balance of such Mortgage Loan as of the close of business on the
     Determination Date preceding such Distribution Date and the date of acquisition thereof;

          (xi) the total number and aggregate principal balance of any REO
     Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

          (xii) whether a Trigger Event has occurred and is continuing
     (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Loans);

          (xiii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

          (xiv) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss
     Amounts through such Distribution Date;

          (xv) the aggregate amount of Subsequent Recoveries incurred during the preceding calendar month and aggregate Subsequent Recoveries through such
     Distribution Date;

          (xvi) the amount of any Net Monthly Excess Cash Flow on such
     Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

          (xvii) the Subordinated Amount and Specified Subordinated Amount;

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          (xviii) the Interest Remittance Amount, the Principal Remittance
     Amount and the Prepayment Charges remitted by each Servicer with respect to that Distribution Date;

          (xix) the Pre-Funded Amount as of the end of the prior Due Period;

          (xx) the amount of any principal prepayment on the Certificates resulting from the application of unused moneys in the Pre-Funding Account;

          (xxi) the Net Swap Payment or Net Swap Receipt, as applicable, or any
     Defaulted Swap Termination Payment, if any, for such Distribution Date; and

          (xxii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all outstanding Mortgage
     Loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month.

In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution:

     (i) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has received written instruction to include in the Form 10-D; and

     (ii) material breaches of any covenants under this Agreement of which the
     Securities Administrator has received written instruction to include in the
     Form 10-D.

          (b) The Securities Administrator's responsibility for providing the above statement is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Master Servicer's responsibility for providing the above information is limited to the availability, timeliness and accuracy of the information provided to the Master
Servicer by the Servicers in the Servicer Remittance Reports upon which the
Master Servicer's information provided to the Securities Administrator shall be based. The Securities Administrator will provide the above statement via the
Securities Administrator's internet website. The Securities Administrator's website will initially be located at www.jpmorgan.com/sfr and assistance in using the website can be obtained by calling the Securities Administrator's investor relations desk at 1-877-722-1095. A paper copy of the statement will also be made available upon written request.

          The Securities Administrator shall make available to each Analytics
Company via its website each statement to Certificateholders prepared pursuant to Section 4.03(a). The Securities Administrator, the Master Servicer and each
Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities

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Administrator shall provide any corrections to such statements to each Analytics
Company as soon as reasonably practicable after the such discrepancies have been identified and resolved.

          The Securities Administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to
Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be made available to each
Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the
Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall have been previously provided by the Securities Administrator.

          Not later than the 18th day of each month (or if such day is a
Saturday, the prior Business Day and if such day is a Sunday or otherwise not a
Business Day, prior to, the following Business Day), each Servicer shall furnish to Depositor with respect to clause (i) below and the Master Servicer and the
Swap Provider with respect to clause (ii) below, a monthly remittance advice statement (the "Servicer Remittance Report") (in a format mutually agreed upon by such Servicer, the Master Servicer and the Depositor) containing such information as shall be reasonably requested (i) by the Depositor to enable the
Depositor to disclose "static pool information", as required by Item 1105 of
Regulation AB, with respect to the Mortgage Loans, and (ii) by the Securities
Administrator to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment
Period. Each Servicer shall deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the
Mortgage Loans.

          Not later than the 18th day of each month (or if such day is a
Saturday, the prior Business Day and if such day is a Sunday or otherwise not a
Business Day, prior to, the following Business Day), (x) Master Financial shall furnish to the Master Servicer, the Backup Servicer and, subject to the terms of the confidentiality agreement between the related Servicer and the Unaffiliated
Seller, the Unaffiliated Seller and (y) Saxon shall furnish, subject to the terms of the confidentiality agreement between the related Servicer and the
Unaffiliated Seller, the Unaffiliated Seller, an individual loan accounting report, as of the Determination Date of each month to document Mortgage Loan payment activity on an individual Mortgage Loan basis. The corresponding individual loan accounting report (in electronic format) shall contain the following:

          (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any
     Principal Prepayment);

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          (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest and assumption fees;

          (iii) the amount of servicing compensation received by each Servicer during the related distribution period;

          (iv) the individual and aggregate Stated Principal Balance of the
     Mortgage Loans;

          (v) the individual and aggregate Scheduled Principal Balances of the
     Mortgage Loans;

          (vi) the aggregate of any expenses reimbursed to each Servicer during the prior distribution period pursuant to Section 3.05 and 3.11;

          (vii) the number and aggregate Scheduled Principal Balances of
     Mortgage Loans (a) as to which the Scheduled Payment is delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more; (b) as to which foreclosure has commenced; (c) as to which REO Property has been acquired and (d) that are in bankruptcy.

          Section 4.04 Certain Matters Relating to the Determination of LIBOR.

          LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each
LIBOR Determination Date. The Securities Administrator, after consultation with the Depositor, initially shall designate the Reference Banks. Each "Reference
Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate a Reference Bank, the Securities Administrator, after consultation with the Depositor, shall promptly appoint or cause to be appointed another
Reference Bank. The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four
Reference Banks which is caused by circumstances beyond its reasonable control.

          The Pass-Through Rate for each Class of LIBOR Certificates for each
Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the
Certificates in the Preliminary Statement. The Securities Administrator

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shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the
Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR
Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

          Section 4.05 [Reserved]

          Section 4.06 [Reserved]

          Section 4.07 Allocation of Applied Realized Loss Amounts.

          Any Applied Realized Loss Amounts shall be allocated by the Securities
Administrator to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.

                                   ARTICLE V

                                THE CERTIFICATES

          Section 5.01 The Certificates.

          The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one
Certificate in each Class may be issued in a different amount and aggregate denominations per Class set forth in the Preliminary Statement).

          The Depositor hereby directs the Securities Administrator to register the Class X Certificates and the Class P Certificates initially to "Sigler &
Co.", as nominee of JPMorgan Chase Bank, National Association, as indenture trustee on behalf of the Noteholders of the IXIS Real Estate Capital Inc. NIM
2006-HE2N Notes, and to deliver such Class X Certificates and Class P
Certificates on the Closing Date to JPMorgan Chase Bank National Association, or
as otherwise directed by the Depositor.

          Subject to Section 11.02 respecting the final distribution on the
Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date
(x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, or (y)
upon the request, in writing, of the applicable Certificateholder, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the
Securities Administrator by manual or facsimile signature by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee or Securities Administrator, respectively, shall bind the Trustee and the

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Securities Administrator, respectively, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution, authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All
Certificates shall be dated the date of their authentication. On the Closing
Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

          Section 5.02 Certificate Register; Registration of Transfer and
Exchange of Certificates.

          (a) The Securities Administrator, on behalf of the Trustee, shall maintain, or cause to be maintained in accordance with the provisions of Section
5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same
Class and aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the
Certificates to be exchanged at the office or agency of the Securities
Administrator. Whenever any Certificates are so surrendered for exchange, the
Securities Administrator shall execute, authenticate, and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

          (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the
Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X and Class P Certificates to the NIM Issuer, if any, or the NIM Trustee, if any,
or (iii) a transfer of the

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Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor, Unaffiliated Seller or an Affiliate of the Depositor
or the Unaffiliated Seller, in the event that a transfer of a Private
Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the
"Transferor Certificate") and either (i) there shall be delivered to the
Securities Administrator a letter in substantially the form of Exhibit J (the
"Rule 144A Letter") or (ii) there shall be delivered to the Securities
Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the
Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor
Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the
Rule 144A Letter in respect of such Certificate, in each case as if such
Certificate were evidenced by a Physical Certificate. The Depositor shall, and the Unaffiliated Seller may, provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule
144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule
144A. The Trustee, the Securities Administrator, the Master Servicer, the Backup
Servicer and each Servicer shall cooperate with the Depositor and the
Unaffiliated Seller in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the
Trust Fund as the Depositor and the Unaffiliated Seller shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor, the
Servicers, the Master Servicer, the Backup Servicer and the Unaffiliated Seller
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except with respect to (i) the transfer of Class X, Class P or Class R
Certificates to the Depositor or an Affiliate of the Depositor, (ii) a transfer of the Class X and Class P Certificates to the NIM Issuer, if any, or the NIM
Trustee, if any, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to the Depositor,
Unaffiliated Seller or an Affiliate of the Depositor or the Unaffiliated Seller,
no transfer of an ERISA-Restricted Certificate shall be made unless the
Securities Administrator shall have received a representation letter from the transferee in substantially the form of Exhibit J, to the effect that either (A)
such transferee is not an employee benefit plan or arrangement subject to Title
I of ERISA, Section 4975 of the Code or any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a
"Plan"), and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer or (B) with respect to the transfer of an
ERISA-Restricted Certificate that is not a Class P, Class X or Class R
Certificate, such transferee is an insurance company that is purchasing the
Certificate with funds contained in an

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"insurance company general account" (as such term is defined in Section V(e) of
Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the conditions for exemptive relief under Sections I and III of PTCE 95-60 are satisfied with respect to the purchase and holding of such Certificate. For purposes of the preceding sentence, with respect to (i) the transfer of an ERISA-Restricted
Certificate that is not a Physical Certificate and (ii) the transfer of the
Class X or Class P Certificates from the NIM Issuer, if any, or the NIM Trustee, if any, to an Affiliate of the Depositor or Unaffiliated Seller, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the
Securities Administrator by the transferee's (including an initial acquiror's)
acceptance of the ERISA-Restricted Certificate. In the event that such representation is violated, such attempted transfer or acquisition shall be void and of no effect.

          Each purchaser or transferee of an Offered Certificate that is a Plan, or that is acting on behalf of a Plan or using the assets of a Plan to acquire such Offered Certificate, shall be deemed to represent that (i) it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act and, for so long as the Interest Rate Swap Agreement is in effect, (ii) its acquisition and holding of an interest in the Supplemental Interest Trust will be eligible for the exemptive relief available under an Investor-Based Exemption.

          To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

          (c) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

          (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities
     Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the
     Securities Administrator under subparagraph (b) above, the Securities
     Administrator shall have been furnished with an affidavit (a "Transfer
     Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

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          (iii) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership
     Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate, and (C) not to
     Transfer its Ownership Interest in a Residual Certificate or to cause the
     Transfer of an Ownership Interest in a Residual Certificate to any other
     Person if it has actual knowledge that such Person (i) is a Non-Permitted
     Transferee;

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of Section 5.02(b)
     and this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of
     Section 5.02(b) and this Section 5.02(c), then the last preceding Permitted
     Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The
     Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related
     Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The
     Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted
     Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual
     Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the
     Securities Administrator to the last preceding Permitted Transferee of such
     Certificate; and

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual
     Certificate to any Holder who is a Non-Permitted Transferee.

          The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of
Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the
Trustee, the Securities Administrator, the Unaffiliated Seller or the Servicers,
to the effect that the elimination of such restrictions will not cause the transfer to be disregarded under Treasury regulations section 1.860E-1(c), cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the
Certificates are outstanding or result in the imposition of any tax on the Trust
Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this

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Agreement which, based on an Opinion of Counsel furnished to the Securities
Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b)
to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a
Permitted Transferee.

          (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

          (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the
Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii)
ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the
Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities
Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the
Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator
may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository
Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall only transfer Book-Entry Certificates of
Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          If (x) (i) the Depository or the Depositor advises the Securities
Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities
Administrator or the Depositor is unable to locate a qualified successor or (y)
after the occurrence of an Event of Default, Certificate Owners representing at least a majority of the Certificate Balance of the Book-Entry Certificates
together advise the Securities Administrator and the Depository through the
Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate
Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive
Certificates") to Certificate Owners requesting the same. Upon surrender to the
Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the
Securities Administrator shall issue the Definitive Certificates. Neither the

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Servicers, the Depositor, the Securities Administrator nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of
Certificates to facilitate the issuance and transfer of Definitive Certificates.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities
Administrator shall recognize the Holders of the Definitive Certificates as
Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

          (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing.
Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities
Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or change of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of private Certificates.

          Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Securities
Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, each Servicer, the Securities Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities
Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new
Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities
Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator)
connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04 Persons Deemed Owners.

          Each Servicer, the Trustee, the Securities Administrator, the Master
Servicer, the Backup Servicer and the Depositor and any agent of the Servicers, the Depositor, the Securities Administrator, the Master Servicer, the Backup
Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of

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receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicers, the Trustee, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Depositor nor
any agent of the Servicers, the Depositor, the Securities Administrator, the
Master Servicer, the Backup Servicer or the Trustee shall be affected by any notice to the contrary.

          Section 5.05 Access to List of Certificateholders' Names and
Addresses.

          If three or more Certificateholders (a) request in writing such information from the Securities Administrator, (b) state that such
Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c)
provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the
Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the
Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.06 Maintenance of Office or Agency.

          The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Dallas where
Certificates may be surrendered for registration of transfer or exchange. The
Securities Administrator initially designates its office for such purposes located at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201. The Securities
Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

          Section 6.01 Respective Liabilities of the Depositor and the
Servicers.

          The Depositor and each Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          Section 6.02 Merger or Consolidation of the Depositor or the
Servicers.

          The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

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          Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or a Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or
FHLMC.

          Each Servicer is and shall continue to be an institution which is a
Fannie Mae and FHLMC approved seller/servicer in good standing.

          Section 6.03 Limitation on Liability of the Depositor, the Servicers
and Others.

          None of the Depositor, the Servicers, the Custodian, the Securities
Administrator, the Trustee, the Master Servicer, the Backup Servicer nor any of
their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Servicers, the Custodian, the Securities Administrator, the
Trustee, the Master Servicer, the Backup Servicer or any such Person against any breach of representations or warranties made by it herein or protect the
Depositor, the Servicers, the Custodian, the Securities Administrator, the
Trustee, the Master Servicer, the Backup Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers, the Custodian, the Securities
Administrator, the Trustee, the Master Servicer, the Backup Servicer and any
director, officer, employee or agent of the Depositor, the Servicers, the
Custodian, the Securities Administrator, the Master Servicer, the Backup
Servicer or the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action and, in the case of the Trustee and the Securities
Administrator, other matters (other than standard administrative expenses incurred in its role as Securities Administrator) relating to this Agreement or the Certificates (including, as to the Trustee and the Securities Administrator,
the undertaking of actions as directed by the Unaffiliated Seller pursuant to
Section 2.03), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or with respect to the Depositor, gross negligence) in the performance of their respective duties hereunder or by reason of reckless disregard of their respective obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Securities Administrator to undertake any such actions pursuant to Section 2.03 hereof for the benefit of the
Certificateholders) that it may deem necessary or desirable in respect of this
Agreement and the rights and duties of the parties hereto and interests of the
Securities

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Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Collection Accounts.

          Neither Servicer nor any of the officers, employees or agents of each
Servicer shall be under any liability to the Trustee, the Custodian, the
Securities Administrator, the Master Servicer, the Backup Servicer or the
Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect each Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with the terms of this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this
Agreement. Each Servicer and any officer, employee or agent of such Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither
Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that each Servicer may undertake any such action which it may deem necessary or desirable in respect to this
Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and such Servicer shall be entitled to be reimbursed therefor out of its Collection Account. In the event such Servicer agrees, at the request of the Depositor, to act on behalf of the Depositor in any litigation relating to the origination of a
Mortgage Loan, the Depositor shall pay all expenses associated with the defense and management of such claim (without reimbursement from the Trust Fund).

          Section 6.04 Limitation on Resignation of the Servicers.

          Neither Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of such
Servicer, the Securities Administrator, the Master Servicer, the Backup
Servicer, the Depositor and the Trustee (and written notice to the Custodian) or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer shall be evidenced by an
Opinion of Counsel to such effect delivered to the Depositor and the Securities
Administrator which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Securities Administrator. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder. Notwithstanding anything to the contrary herein, such Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the "Lender");
provided that the Lender may only terminate a Servicer under this Agreement if there has been an Event of Default under this Agreement, in which event the
Lender may replace such Servicer in the same manner and subject to the same conditions applicable in the event such Servicer is appointing a successor
Servicer upon a servicer termination pursuant to Section 7.02.

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          Notwithstanding the provisions of Section 6.04 herein to the contrary, in the event that a Servicer determines that it will no longer engage in the business of servicing mortgage loans, such Servicer may assign its rights under this Agreement, provided that, (i) the Rating Agencies' ratings of the
Certificates in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (ii) such Servicer shall be liable for all costs and expenses associated with the transfer of servicing, provided further, that such Servicer shall indemnify and hold each of the Trust Fund, the Master
Servicer, the Backup Servicer, the Trustee, the Custodian, the Depositor, the
other Servicers hereunder, any sub-servicer, the successor Servicer and each
Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such party may sustain in any way related to such assignment except with respect to a successor Servicer's failure to comply with the terms of this Agreement. No assignment by such Servicer shall become effective until a successor Servicer acceptable to the Depositor and the Master
Servicer shall have assumed in writing such Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such assignment shall not relieve a Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by the successor Servicer.

          Section 6.05 Additional Indemnification by the Servicers; Third Party
Claims.

          (a) Each Servicer shall indemnify the Depositor (and its Affiliate,
Morgan Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian,
the Securities Administrator, the Master Servicer and the Trustee and any
director, officer, employee, or agent of the Depositor (or its Affiliate, Morgan
Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian, the
Securities Administrator, the Master Servicer, the Backup Servicer and the
Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer, of any of its representations and warranties referred to in Section 2.03(a)(i) or the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). Each Servicer shall indemnify the Unaffiliated Seller and any director, officer, employee, or agent of the Unaffiliated Seller and the
Trust Fund and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that it may sustain in any way related to any breach by such Servicer, of any of its representations and warranties referred to in Section 2.03(a)(ii). Each Servicer immediately shall notify the Depositor, the Unaffiliated Seller, the Custodian, the
Securities Administrator, the Master Servicer, the Backup Servicer and the
Trustee if a claim is made by a third party with respect to any such breach or failure by the related Servicer under this Agreement, assume (with the prior written consent of the Depositor, the Unaffiliated Seller, the Custodian, the
Securities Administrator, the Master Servicer, the Backup Servicer and the
Trustee, as applicable) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any

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judgment or decree which may be entered against it or the Depositor, the
Unaffiliated Seller, the Custodian, the Securities Administrator, the Master
Servicer, the Backup Servicer or the Trustee in respect of such claim; provided, that if it is determined that the Servicer is not obligated to indemnify such parties in accordance with this Section 6.05, each such party (or the Trust
Fund, if applicable) shall promptly reimburse the applicable Servicer in connection with each of the foregoing payments made to such party by such
Servicer. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of each Servicer.

          (b) Notwithstanding anything to the contrary contained in this
Agreement, each Servicer shall indemnify the Depositor (and its Affiliate Morgan
Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian, the
Trustee, the Securities Administrator, the Master Servicer, the Backup Servicer
and any director, officer, employee or agent of the Depositor (and its Affiliate
Morgan Stanley Mortgage Capital Inc.), the Unaffiliated Seller, the Custodian,
the Trustee, the Securities Administrator, the Master Servicer and the Backup
Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by such Servicer or any Subservicer engaged by such Servicer or any Subcontractor utilized by such Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e)
any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.

          (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the applicable Servicer shall contribute to the amount paid or payable by the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the applicable Servicer, on the other, in connection with such Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the applicable Servicer.

                                   ARTICLE VII

                                     DEFAULT

          Section 7.01 Events of Default.

          "Event of Default," wherever used herein, means with respect to each
Servicer individually, any one of the following events:

          (a) any failure by the applicable Servicer to remit to the Securities
Administrator or the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business
Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, by the
Securities Administrator, by the Master Servicer or by the Trustee or to such
Servicer, the Trustee, the Depositor, the Securities Administrator or the

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Master Servicer by Certificateholders entitled to at least 25% of the Voting
Rights in the Certificates; or

          (b) failure on the part of the related Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of forty-five days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 3.22, 3.23, 6.02 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, by the Securities
Administrator, the Master Servicer or by the Trustee, or to the Master Servicer
by Certificateholders entitled to at least 25% of the Voting Rights in the
Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the applicable Servicer; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the applicable
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

          (d) the applicable Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

          (e) the applicable Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (f) with respect to Saxon only, Fitch reduces its servicer rating of
Saxon to "RPS2-" or lower, Moody's reduces its servicer rating of Saxon to "SQ3"
or lower, or Standard & Poor's reduces its servicer rating of Saxon to "Average"
or lower; or

          (g) any failure of the related Servicer to make any P&I Advance on any
Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the
Remittance Date; or

          (h) a breach of any representation and warranty of the applicable
Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the earlier of (i) the date upon which written notice of such breach is given to such Servicer by the Trustee, by the
Securities Administrator, by the Master Servicer or by the Depositor, or to such
Servicer, the Depositor, the Master Servicer, the Securities Administrator and
the Trustee by any

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Certificateholders entitled to at least 25% of the Voting Rights in the
Certificates and (ii) actual knowledge of such breach by a Servicing Officer of such Servicer; or

          (i) with respect to Saxon only, any reduction, withdrawal or qualification of Saxon's servicer rating by any Rating Agency which results in
Saxon being deemed unacceptable by any Rating Agency to act as a primary servicer for this transaction or a primary servicer or a special servicer for any other mortgage-backed or asset-backed transaction rated or to be rated by any such Rating Agency.

          (j) the occurrence of a Servicing Trigger Event.

          If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master
Servicer may, or at the direction of Holders holding a majority of the Voting
Rights, the Master Servicer shall, by notice in writing to the related Servicer
(with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder;
provided, however, that the Master Servicer shall not be required to give written notice to the related Servicer of the occurrence of an Event of Default described in clauses (b) through (i) of this Section 7.01 unless and until a
Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the applicable Servicer and the Unaffiliated Seller of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence;
provided, however, that the failure of the Master Servicer to provide such notice within one Business Day will not affect the rights of the Depositor or the Certificateholders to provide notice as required pursuant to clause (a) of this Section 7.01. On and after the receipt by the applicable Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans serviced by such Servicer or otherwise, shall pass to and be vested in the Backup Servicer, with respect to Master Financial, or the Master Servicer, with respect to Saxon. If an Event of Default described in clause (g) shall occur, and shall not have been cured at least two (2) Business
Days, prior to the related Distribution Date, the Master Servicer shall, prior to the related Distribution Date, immediately terminate the rights and obligations of the applicable Servicer hereunder and the Backup Servicer or the
Master Servicer, as the case may be, shall succeed to the rights and obligations of such Servicer hereunder pursuant to Section 7.02, including the obligation to immediately make any P&I Advances, which the applicable Servicer failed to make subject to Section 4.01 pursuant to the terms hereof prior to such Distribution
Date. Any costs related to the transfer of servicing from the Servicer to any
Backup Servicer or the Master Servicer, as applicable, shall be reimbursable by the Trust Fund. Each of the Backup Servicer and the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the applicable
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of either Servicer to pay amounts owed pursuant to Article VIII. Master Financial agrees to cooperate with the

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Backup Servicer and Saxon agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Backup Servicer or the Master Servicer, as applicable, of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans serviced by such predecessor Servicer.

          Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as a Servicer hereunder and received after such notice, that portion thereof to which such
Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder in accordance with Section 3.11 and in the time period specified in Section 3.11. Such Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

          Section 7.02 Backup Servicer and Master Servicer to Act; Appointment
of Successor.

          On and after the time the applicable Servicer receives a notice of termination pursuant to Section 3.24 or Section 7.01, subject to the third paragraph of this Section 7.02, the Backup Servicer (in the case of any such notice of termination that is received by Master Financial) or the Master
Servicer (in the case any such notice of termination that is received by Saxon)
shall, subject to and to the extent provided in Section 3.24, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such
Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances and Servicing Advances pursuant to Section 4.01.
As compensation therefor, the Backup Servicer or the Master Servicer, as the case may be, shall be entitled to all funds relating to the Mortgage Loans that the applicable Servicer would have been entitled to charge to the related
Collection Account or the Distribution Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the
Servicing Fee and the income on investments or gain related to the related
Collection Account and the Distribution Account. The predecessor Servicer shall pay all costs and expenses incurred in connection with a transfer of servicing in the event of termination of the Servicer for cause to a successor Servicer.
In the event the full costs associated with the transition of servicing responsibilities to the Backup Servicer or the Master Servicer, as applicable, are not paid by the predecessor Servicer, such costs shall be paid by the Trust.

          Notwithstanding the foregoing, if the Backup Servicer or the Master
Servicer has become the successor to a Servicer in accordance with Section 7.01, the Backup Servicer or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making
P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act, or at the direction of Holders holding a majority of the
Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current

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rating of the Certificates by each Rating Agency, as the successor to such
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae and FHLMC approved seller/servicer in good standing, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such
Servicer (other than liabilities of such Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating
Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Backup Servicer (in the case of Master Financial) or the Master Servicer (in the case of Saxon), unless the Backup Servicer or Master
Servicer, as the case may be, is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Backup Servicer or the
Master Servicer, as the case may be, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by such predecessor Servicer as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the predecessor Servicer from investments. The Backup
Servicer or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Backup Servicer (in the case of Master
Financial) or the Master Servicer (in the case of Saxon) nor any other successor
Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. If no successor
Servicer meeting such qualifications shall have been approved by the Depositor within 30 days after the giving of such notice or resignation, the Backup
Servicer or the Master Servicer, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Servicer meeting the qualifications set forth in Section 7.02.

          Notwithstanding any provision in this Agreement to the contrary, prior to the 20th day following the notice of termination of a Servicer, the terminated Servicer may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in this Section 7.02;
provided any successor Servicer hereunder agrees to fully effect the servicing transfer within 30 days following the termination of the predecessor Servicer and to make all P&I Advances and Servicing Advances that would otherwise be made by the Servicer under this Section 7.02 as of the date of such appointment and prior thereto, the terminated Servicer makes all P&I Advances and Servicing
Advances; otherwise the Master Servicer shall appoint a successor Servicer as otherwise set forth in this Section 7.02. Any proceeds received in connection with the appointment of such successor Servicer shall be the property of the terminated Servicer or its designee.

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          Any successor to a Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

          Section 7.03 Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to a
Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Unaffiliated Seller, the Swap Provider and to each
Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the
Securities Administrator shall transmit by mail to all Certificateholders, the
Unaffiliated Seller, the Swap Provider and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          Section 8.01 Duties of the Trustee.

          The Trustee, before the occurrence of a Master Servicer Event of
Default and after the curing of Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of
Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

          No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

          Unless a Master Servicer Event of Default of which a Responsible
Officer of the Trustee has actual knowledge or written notice has occurred and is continuing,

          (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed

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therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee,
unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the
Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (d) none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this
Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master
Servicer in accordance with the terms of this Agreement.

          Section 8.02 Certain Matters Affecting the Trustee and the Custodian.

Except as otherwise provided in Section 8.01:

          (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of
Certificates; provided, however, that if the payment within a reasonable time to

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the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action;

          (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

          (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

          (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

          (h) except as otherwise provided in Section 7.01 or if a Responsible
Officer of the Trustee has actual knowledge or written notice of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

          (j) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (l) the Custodian shall be entitled to the same protections, immunities and indemnities afforded the Trustee in and under this Agreement.

          (m) the Custodian shall be permitted to utilize one or more
Subcontractors for the performance of certain of its obligations under this
Agreement, provided that the Custodian complies with Section 3.02(e) as if the
Custodian were a "Servicer" pursuant to that Section. The Custodian shall indemnify the Depositor (and its Affiliate Morgan Stanley Mortgage Capital
Inc.), the Unaffiliated Seller, the Trustee, the Securities Administrator, the
Master Servicer, the Backup Servicer and any director, officer, employee or agent of the Depositor (and its Affiliate Morgan Stanley Mortgage Capital Inc.),
the Unaffiliated Seller, the Trustee, the Securities Administrator, the Master
Servicer and the Backup Servicer and hold them harmless against any

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and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the
Custodian to perform any of its obligations under Section 3.23, including without limitation any failure by the Custodian to identify pursuant to Section
3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

          Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or
related document other than with respect solely as to the Trustee's execution of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer, the Backup Servicer, the
Securities Administrator or any Servicer of any funds paid to the Depositor, the
Master Servicer, the Backup Servicer, the Securities Administrator or any
Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the
Distribution Account or any Collection Account by the Depositor, the Master
Servicer, the Backup Servicer, the Securities Administrator or any Servicer.

          The Trustee, the Securities Administrator, and the Master Servicer
shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Backup Servicer (or the Master Servicer as successor
Backup Servicer) shall have become a successor Servicer).

          Section 8.04 Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          Section 8.05 Trustee's and Custodian's Fees and Expenses.

          (a) As compensation for its activities under this Agreement, the
Trustee shall be paid its fee by the Securities Administrator from the
Securities Administrator's own funds pursuant to a separate fee schedule and shall have no lien on the Trust Fund for the payment of such fees. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicers against any loss, liability, or expense (including reasonable attorney's fees) resulting from any failure by the Servicers to perform their obligations under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee and the Custodian, as applicable, under this Agreement.

          (b) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account and pay to the Custodian the Custodial
Fee. The Custodian and any director, officer, employee or agent of the Custodian shall be indemnified by the Servicers against any loss, liability or expense
(including reasonable attorney's fees) resulting from any failure by the
Servicers to perform their obligations under this Agreement. This indemnity shall

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survive the termination of this Agreement or the resignation or removal of the
Custodian under this Agreement.

          (c) Each of the undertakings and agreements made on the part of the
Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

          Section 8.06 Eligibility Requirements for the Trustee.

          The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United
States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the
Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor, the Unaffiliated Seller or the Servicers other than the Trustee as Backup Servicer who may become a successor to Master Financial as a servicer.

          Section 8.07 Resignation and Removal of the Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the
Servicers, the Custodian, the Unaffiliated Seller, the Securities Administrator,
the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the
Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in

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which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer, one copy to the Master Servicer and one copy to the successor trustee.

          The Holders of Certificates entitled to at least a majority of the
Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the
Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08 Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and each Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer, Securities Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 8.09 Merger or Consolidation of the Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be eligible under
Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In

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connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Securities
Administrator and the Depositor of such succession or appointment and shall furnish to the Securities Administrator and the Depositor in writing and in form and substance reasonably satisfactory to the Securities Administrator and the
Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the
Exchange Act are required to be filed under the Exchange Act).

          Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as each
Servicer and the Trustee may consider appropriate. If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) To the extent necessary to effectuate the purposes of this Section
8.10, all rights, powers, duties and obligations conferred or imposed upon the
Trustee (except for the obligation of the Trustee as successor Master Servicer under this Agreement to advance funds), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the
Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

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          (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (d) The Trust, and not the Master Servicer, shall be liable for the payment of reasonable compensation and expenses to any such separate trustee or co-trustee on each Distribution Date.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection and indemnity to, the
Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the
Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11 Tax Matters.

          As set forth in the Preliminary Statement, the assets within the Trust
Fund for which any REMIC election is to be made shall constitute, and the conduct of matters relating to such assets shall be consistent with the treatment of such assets as, a REMIC. To this end, the Securities Administrator covenants and agrees to act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of any REMIC created hereunder, and that in such capacity it shall:

          (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage
Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue
Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any REMIC described in the
Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (b) within thirty days of the Closing Date, furnish to the Internal
Revenue Service on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the
Certificates may contact for tax

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information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

          (c) make an election that each of REMIC I, REMIC II, REMIC III, REMIC
IV and REMIC V be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

          (d) prepare and forward to the Certificateholders and to the Internal
Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus
Supplement);

          (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is a Non-Permitted
Transferee, or an agent (including a broker, nominee or other middleman) of a
Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted
Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC created hereunder as a REMIC under the REMIC
Provisions;

          (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder;

          (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (i) cause federal, state or local income tax or information returns to be signed by the Trustee or the Securities Administrator or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

          (j) maintain records relating to each REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

          The Holder of the largest Percentage Interest of the Class R
Certificates shall act as Tax Matters Person for REMIC I, REMIC II, REMIC III,
REMIC IV and REMIC V, within the meaning of Treasury regulations section
1.860F-4(d), and the Securities Administrator is

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hereby designated as agent of such Certificateholder for such purpose (or if the
Securities Administrator is not so permitted, such Holder shall be the Tax
Matters Person in accordance with the REMIC Provisions). In such capacity, the
Securities Administrator shall, as and when necessary and appropriate, represent each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created hereunder, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

          The Securities Administrator shall treat the rights of the Class P
Certificateholders to Prepayment Charges as the beneficial ownership of interests in a grantor trust, and not as an obligation of any REMIC created hereunder, for federal income tax purposes.

          To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the
Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Swap Account. Thereafter, the Depositor
shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities
Administrator to perform its duties under this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

          If any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on the REMIC pursuant to Sections 23153 and 24874 of the California
Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer or the Securities Administrator if such tax arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer if such tax arises out of or results from a breach by such
Servicer of any of its obligations under this Agreement, (iii) the Unaffiliated
Seller shall pay if such tax arises out of or results from the Unaffiliated
Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or
(iv) in all other cases, or if the Master Servicer, the Securities
Administrator, a Servicer or the Unaffiliated Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

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          Section 8.12 Periodic Filings.

          (a) The Securities Administrator, the Master Servicer and each
Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities
Administrator shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act and the rules and regulations of the
Commission thereunder, in order to permit the timely filing thereof, pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

          (b) The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it.

          As set forth on Exhibit R hereto, by the related Distribution Date, certain parties to this Agreement shall be required to provide to the Securities
Administrator and the Depositor, to the extent known by such additional parties, any additional information required to be disclosed on Form 10-D ("Additional
Form 10-D Disclosure"), if applicable. Within 10 days after each Distribution
Date (subject to permitted extensions under the Exchange Act), the Securities
Administrator shall prepare and provide to the Depositor for approval on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act, including, without limitation the Additional
Form 10-D Disclosure, as applicable. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any
Additional Form 10-D Disclosure, except as set forth in the next paragraph.

          (c) Each 10-D filing prepared by the Securities Administrator shall be submitted to the Depositor for approval no later than the fifth Business Day preceding the filing deadline for such 10-D filing. Upon receipt of written notice via electronic mail to absfs@jpmorgan.com from the Depositor that the
10-D has been approved, the Securities Administrator shall attach to such 10-D the signature page of the Depositor which has been previously delivered by the
Depositor to the Securities Administrator on the Closing Date and submit such
10-D for filing with the commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities
Administrator will follow the procedures set forth in Section 8.12(f)(ii). The signing party at the Depositor can be contacted at 1585 Broadway, 10th Floor,
New York, New York, 10036, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The Depositor, the Master Servicer and each Servicer acknowledge that the performance by the
Securities Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-D is contingent upon each Servicer, the
Master Servicer and the Depositor and any other Person obligated to provide
Additional Form 10-D Disclosure as set forth on Exhibit R hereto observing all applicable deadlines in the performance of their duties under this Section
8.12(c). The Securities Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information or signatures from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the
Securities Administrator)

                                       156

needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

          Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing
Deadline"), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each Servicer, the Master Servicer and each Subservicer engaged by any Servicer or the Master Servicer, as described under Section 3.22,
(ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, each Servicer, the Master Servicer, each
Subservicer engaged by any Servicer and each Servicing Function Participant utilized by a Servicer, the Master Servicer or the Securities Administrator, as
described under Section 3.23, and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form
10-K, disclosure that such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, each
Servicer, the Master Servicer, each Subservicer engaged by a Servicer and each
Servicing Function Participant utilized by a Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section
3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included, and (iv) a certification in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"),
which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv)
above that is required to be included on Form 10-K ("Additional Form 10-K
Disclosure") shall be delivered to the Securities Administrator by the
Depositor. Pursuant to the following paragraph, the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

          All materials delivered to the Securities Administrator for purposes of this Section 8.12 shall be provided in electronic format compatible with the
EDGAR system. As set forth on Exhibit S hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, which is identified as such, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

          After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review. No later than 5:00 p.m. EST on the 3rd Business Day prior to the 10-K
Filing Deadline, an officer of the Depositor shall

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sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K
(with an original executed hard copy to follow by overnight mail) to the
Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(g)(ii). The signing party at the Depositor can be contacted at 1585 Broadway, 10th Floor, New York, New
York, 10036, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The Depositor, each Servicer and the Master Servicer acknowledge that the performance by the Securities
Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon each Servicer, the Master
Servicer (and any Subservicer or Servicing Function Participant engaged by a
Servicer) and the Depositor and any other Person obligated to provide Additional
Form 10-K Disclosure as set forth on Exhibit R hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section
8.12(e), Section 3.22 and Section 3.23. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information or signatures from any party hereto (other than the Securities Administrator or any
Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          (d) In connection with the execution of a Sarbanes Certification, the
Securities Administrator shall sign a certification (in the form attached hereto as Exhibit O, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers and directors and the Master Servicer and each Servicer shall sign a certification solely with respect to the Master Servicer or the applicable
Servicer, as the case may be, (in the form attached hereto as Exhibit N, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities
Administrator and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately following
Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Securities Administrator of the signed Form 10-K pursuant to Section 8.12(e) for such year). In the event that prior to the filing date of the Form 10-K in March of each year, a
Responsible Officer of the Securities Administrator, the Master Servicer or any
Servicer has actual knowledge of information material to the Sarbanes
Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities
Administrator shall indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this Section
8.12(d) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Securities
Administrator, the Master Servicer and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses

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arising out of or based upon any breach of the applicable Servicer's obligations under this Section 8.12(d) or any negligence, bad faith or willful misconduct of the applicable Servicer in connection therewith, and (iii) the Master Servicer shall indemnify and hold harmless the Depositor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the applicable Servicer's obligations under this Section 8.12(d) or any negligence, bad faith or willful misconduct of the applicable Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or the
Securities Administrator's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the
Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Securities Administrator on the other and
(ii) each Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the applicable Servicer, on the other hand, in connection with a breach of such
Servicer' obligations under this Section 8.12(d) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith.

          (e) Upon any filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

          (f) (i) The obligations set forth in paragraphs (a) through (e) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to
January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15
Suspension Notification with respect to the Trust, with a copy to the Depositor.
At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in
Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall, solely at the written direction and expense of the Depositor, recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section
8.12 and the parties hereto shall again have the obligations set forth in this
Section.

          (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K,
10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will immediately notify the Depositor, each Servicer and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, the Servicers, the Master
Servicer and Securities Administrator will thereupon cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required

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to be included on Form 8-K, include such disclosure information on the next Form
10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form
8-K, 10-D or 10-K is required will notify the Depositor, the Securities
Administrator, each Servicer and the Master Servicer and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form
12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor, the Master Servicer and Servicers acknowledge that the performance by the Securities Administrator of its duties under this
Section 8.12(f) related to the timely preparation and filing of Form 15, a Form
12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master
Servicer, each Servicer and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and
3.23. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to
Forms 8-K, 10-D or 10-K, where such failure results from the Securities
Administrator's inability or failure to obtain or receive, on a timely basis, any information or signatures from any party hereto (other than the Securities
Administrator or any Subcontractor utilized by the Securities Administrator)
needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), solely upon the prior written request and at the expense of the Depositor, the
Securities Administrator shall prepare and file on behalf of the Trust any Form
8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on
Exhibit T hereto and compiled by the Securities Administrator at the direction of the Depositor pursuant to the following paragraph and the Securities
Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

          As set forth on Exhibit Y hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the
Securities Administrator, to the extent known by such applicable parties, any
Form 8-K Disclosure Information which shall be identified as such, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

          After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review.
No later than 12:00 noon on the 4th Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities

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Administrator will follow the procedures set forth in Section 8.12(f)(ii). The signing party at the Depositor can be contacted at 1585 Broadway, New York, NY
10036, Attention: Steve Shapiro, or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The
Depositor, the Master Servicer and the Servicers acknowledge that the performance by the Securities Administrator of its duties under this Section
8.12(g) related to the timely preparation and filing of Form 8-K is contingent upon the Master Servicer, each Servicer and the Depositor and any other Person obligated to proved Form 8-K Disclosure Information as set forth on Exhibit T hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(g). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information or signatures from any party hereto
(other than the Securities Administrator or any Subcontractor utilized by the
Securities Administrator) needed to prepare, arrange for execution or file such
Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

          (h) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K
Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the
Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to approve for filing any Forms 10-D, 10-K and 8-K required to be prepared by the Securities Administrator pursuant to this
Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

          (i) To the extent no notice is provided to the Securities
Administrator as described in this section 8.12 of events or in formation set forth in this section 8.12, the Securities Administrator shall, without further notice, conclude that there is no event or information to be reported pursuant to this Section 8.12.

          Section 8.13 Tax Classification of the Supplemental Interest Trust,
the Excess Reserve Fund Account and the Swap Account.

          For federal income tax purposes, the Securities Administrator shall treat each of the Supplemental Interest Trust, the Excess Reserve Fund Account
and the Swap Account as an outside reserve fund, within the meaning of Treasury
Regulation Section 1.860G-2(h), that is beneficially owned by the holder of the
Class X Certificate. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry
Forward Amounts from the Excess Reserve Fund Account and the Swap Account as rights to receive payments under a notional principal contract written by the
Class X Certificateholder in favor of each Class. Accordingly, each Class of
Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - a REMIC V Regular Interest and an interest in a notional principal contract. The Securities Administrator shall allocate the issue price for a Class of Certificates between such two components for purposes of determining

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the issue price of the REMIC V Regular Interest component based on information received from the Depositor.

          Section 8.14 Interest Rate Swap Agreement.

          The Securities Administrator is hereby authorized and directed to execute and deliver the Interest Rate Swap Agreement not in its individual capacity but solely on behalf of the Supplemental Interest Trust of the Trust and to acknowledge the provisions thereof. The Securities Administrator is directed to administer the Interest Rate Swap Agreement in accordance with the terms thereof and hereof. The Securities Administrator shall not enter into any amendment to the Interest Rate Swap Agreement other than pursuant to the terms thereof. In the event that the Swap Provider fails to make a payment as required pursuant to the Interest Rate Swap Agreement, the Securities Administrator shall make a demand for such payment from the guarantor of the Interest Rate Swap
Agreement.

                                   ARTICLE IX

                      ADMINISTRATION OF THE MORTGAGE LOANS
                             BY THE MASTER SERVICER

          Section 9.01 Duties of the Master Servicer; Enforcement of the
Servicers' Obligations. (a) In addition to the other duties of the Master
Servicer set forth in this Agreement, the Master Servicer, on behalf of the
Trustee, the Securities Administrator, the Depositor and the Certificateholders,
shall monitor the performance of the Servicers under this Agreement (other than in connection with defaulted or REO Properties), and (except as set forth below)
shall use its reasonable good faith efforts to cause the Servicers to duly and punctually perform their duties and obligations hereunder as applicable. Upon the occurrence of an Event of Default of which a Responsible Officer of the
Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the
Master Servicer shall take the actions specified in Article VII.

          (b) The Master Servicer shall bear the costs of monitoring the
Servicers as required hereunder. The costs associated with (i) termination of any Servicer, (ii) the appointment of a successor Servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer shall be paid by the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the
Master Servicer), such costs shall be paid by the Trust.

          (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such
Servicer.

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          (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer's rights and obligations under the Agreement without the prior written consent of the Master
Servicer and the Depositor, which consent, in the case of the Depositor, shall not be unreasonably withheld.

          Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions
Insurance. (a) The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other
Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

          Section 9.03 Representations and Warranties of the Master Servicer and
the Backup Servicer. (a) The Master Servicer and the Backup Servicer each hereby represents and warrants to the Depositor, the Securities Administrator and the
Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is a banking association organized under the laws of the United
     States of America, validly existing and in good standing under the laws of the United States of America, and as Master Servicer and Backup Servicer
     has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master
     Servicer and Backup Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
     under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer and Backup Servicer are a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this
     Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer and the Backup
     Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

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          (iv) neither the Master Servicer nor the Backup Servicer is in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) neither the Master Servicer nor the Backup Servicer is a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer or the Backup Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) [Reserved];

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer or Backup Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

          (ix) the consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Master Servicer and the Backup Servicer.

          (b) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer and Backup Servicer shall indemnify the
Depositor, Securities Administrator, the Trustee and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's or Backup
Servicer's respective representations and warranties contained in Section
9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer and the Backup Servicer set forth in this
Section 9.03 to indemnify the Depositor, Securities Administrator, the Trustee
and the Trust constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master

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Servicer as Master Servicer or of the Backup Servicer as Backup Servicer
hereunder and any termination of this Agreement.

          Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master
Servicer, the Backup Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

          Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

          (a) any failure by the Master Servicer to remit to the Securities
Administrator for deposit in the Distribution Account any payment received by it from any Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business
Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

          (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master
Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master
Servicer by the Trustee or to the Master Servicer and Trustee by the holders of
Certificates evidencing at least 25% of the Voting Rights;

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

          (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

          (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

          (f) Except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee,
Securities Administrator and the Depositor; or

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          (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

          In each and every such case, so long as a Master Servicer Event of
Default shall not have been remedied, in addition to whatever rights the
Securities Administrator may have at law or equity to damages, including injunctive relief and specific performance, the Securities Administrator, by notice in writing to the Master Servicer may, and at the direction of the
Holders of Certificates representing at least 51% of the Voting Rights, shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

          Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the
Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution
Account or are thereafter received with respect to the Mortgage Loans.

          Section 9.05 Waiver of Default. By a written notice, the Trustee may, with the consent of a Holders of Certificates evidencing at least 51% of the
Voting Rights waive any default by the Master Servicer or the Backup Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master
Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          Section 9.06 Successor to the Master Servicer or Backup Servicer. Upon
termination of the Master Servicer's or Backup Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer or Backup Servicer under this Agreement, except liabilities incurred by the terminated Master Servicer or Backup Servicer
(unless such terminated Master Servicer or Backup Servicer is the Trustee) for
which the terminated Master Servicer or Backup Servicer shall still be responsible. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating
Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on

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Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicing fee paid to such successor master servicer exceed the Securities Administrator, Backup Servicer and Master Servicer Fee
paid to the Master Servicer or Backup Servicer hereunder. In the event that the
Master Servicer's or Backup Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer or Backup Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor.
The termination of the Master Servicer or Backup Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer or Backup Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer and Backup Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or Backup
Servicer or the termination of this Agreement; or (ii) affect the right of the
Master Servicer or Backup Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer or Backup Servicer continues to perform its duties hereunder prior to the date the successor master servicer or successor backup servicer fully assumes its duties).

          If no successor Master Servicer or successor Backup Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer or Backup Servicer, the Trustee shall become the successor Master Servicer or successor Backup Servicer in all respects under this Agreement until another successor Master Servicer or Backup Servicer is appointed, and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities, except liabilities incurred by the terminated Master Servicer or Backup Servicer (unless such terminated Master
Servicer or Backup Servicer is the Trustee) for which the terminated Master
Servicer or Backup Servicer shall still be responsible, including the obligation to make P&I Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's or Backup Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor
Master Servicer or successor Backup Servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer and Backup
Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master
Servicer and Backup Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

          Any successor master servicer or successor backup servicer appointed as provided herein, shall execute, acknowledge and deliver to the predecessor
Master Servicer or Backup Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or Backup Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or Backup Servicer or termination of this
Agreement shall not affect any claims that the

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Trustee may have against the Master Servicer or Backup Servicer arising out of the Master Servicer's or Backup Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption of such obligations, duties and responsibilities.

          Upon a successor's acceptance of appointment as such, the Master
Servicer or Backup Servicer shall notify by mail the Trustee of such appointment.

          Section 9.07 Compensation of the Master Servicer and Backup Servicer.
As compensation for its activities under this Agreement, the Master Servicer and the Backup Servicer shall be paid the Securities Administrator, Backup Servicer and Master Servicer Fee.

          Section 9.08 Merger or Consolidation. Any Person into which the Master
Servicer or Backup Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer or Backup Servicer shall be a party, or any Person succeeding to the business of the Master Servicer or Backup Servicer, shall be the successor to the Master Servicer or Backup Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or Backup
Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided further that a successor Master Servicer or successor Backup Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and (ii) have a net worth of not less than $25,000,000. In connection with the succession to the
Master Servicer or the Backup Servicer under this Agreement by any Person (i)
into which the Master Servicer or the Backup Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master
Servicer or the Backup Servicer, the Master Servicer or the Backup Servicer
shall notify the Securities Administrator and the Depositor of such succession or appointment and shall furnish to the Securities Administrator and the
Depositor, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the
Exchange Act are required to be filed under the Exchange Act).

          Section 9.09 Resignation of the Master Servicer or Backup Servicer.
Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master
Servicer or Backup Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's or Backup Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the
Master Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer or successor backup servicer satisfactory to the
Trustee and the Depositor shall have assumed, the Master Servicer's or Backup
Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer or Backup Servicer and the Depositor to the Trustee.

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          If at any time, JPMorgan Chase Bank, National Association, as Master
Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time JPMorgan Chase Bank, National
Association, shall also resign (and shall be entitled to resign) as Securities
Administrator and Backup Servicer under this Agreement.

          Section 9.10 Assignment or Delegation of Duties by the Master Servicer
or Backup Servicer. Except as expressly provided herein, the Master Servicer and
Backup Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer or Backup Servicer; provided, however, that the Master Servicer and Backup Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee, the Securities
Administrator and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer and Backup Servicer hereunder, provided, further, that the Master Servicer complies with Section 3.02(e) as if the Master Servicer were a "Servicer"
pursuant to that Section. Notice of such permitted assignment shall be given promptly by the Master Servicer or Backup Servicer to the Depositor, the
Securities Administrator and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer or Backup Servicer are transferred to a successor master servicer or successor backup servicer, the entire compensation payable to the Master Servicer and Backup Servicer pursuant hereto shall thereafter be payable to such successor master servicer or successor backup servicer but in no event shall the fee payable to the successor master servicer or successor backup servicer exceed that payable to the predecessor master servicer or predecessor backup servicer.

          Section 9.11 Limitation on Liability of the Master Servicer and Backup
Servicer. Neither the Master Servicer, the Backup Servicer, nor any of the
directors, officers, employees or agents of the Master Servicer or Backup
Servicer shall be under any liability to the Trustee, Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Master Servicer or Backup Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer, the
Backup Servicer and any director, officer, employee or agent of the Master
Servicer or Backup Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer or Backup Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer or Backup Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer or Backup Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust Fund, and the Master Servicer and

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Backup Servicer shall be entitled to be reimbursed therefor out of the Master
Servicer Account in accordance with the provisions of Section 9.07 and Section
9.12.

          Neither the Master Servicer nor the Backup Servicer shall be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer or the Backup
Servicer in supervising, monitoring and overseeing the obligations of the
Servicers as required under this Agreement.

          Section 9.12 Indemnification; Third Party Claims. Each of the Master
Servicer and the Backup Servicer agree to indemnify the Depositor, each
Servicer, the Trustee, the Custodian, the Securities Administrator and the Trust
Fund, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, such Servicer, the
Trustee, the Custodian, the Securities Administrator or the Trust Fund may
sustain as a result of the Master Servicer's or Backup Servicer's respective willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including, without limitation, its obligations under
Sections 3.02(e), 3.22 and 3.23 notwithstanding any transfer to a successor master servicer or securities administrator, as the case may be. The Depositor,
Securities Administrator, the applicable Servicer, the Custodian and the Trustee shall immediately notify the Master Servicer or Backup Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the
Mortgage Loans which would entitle the Depositor, such Servicer, the Trustee, the Securities Administrator, the Custodian or the Trust Fund to indemnification under this Section 9.12, whereupon the Master Servicer or the Backup Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

          Each of the Master Servicer and the Backup Servicer agree to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees)
that the Trustee may sustain as a result of such respective liability or obligations of the Master Servicer or Backup Servicer, as applicable, and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer or the Backup Servicer prior to its replacement as Master
Servicer or Backup Servicer) of the Master Servicer's or Backup Servicer's
obligations, as applicable, duties or responsibilities under such agreement.

          The Trust Fund will indemnify each of the Master Servicer and Backup
Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer or Backup
Servicer, as applicable may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the
Master Servicer's and Backup Servicer's, as

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applicable, representations and warranties in this Agreement or (ii) the Master
Servicer's and Backup Servicer's, as applicable, willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Each of the Master
Servicer and Backup Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                   ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

          Section 10.01 Duties of Securities Administrator. The Securities
Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

          The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this
Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the
Certificateholders of such non conforming instrument in the event the Securities
Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

          No provision of this Agreement shall be construed to relieve the
Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the
     Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this
     Agreement, no implied covenants or obligations shall be read into this
     Agreement against the Securities Administrator and the Securities
     Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent

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     jurisdiction, such determination no longer subject to appeal, that the
     Securities Administrator was negligent in ascertaining the pertinent facts;

          (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

          (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

          Section 10.02 Certain Matters Affecting the Securities Administrator.
Except as otherwise provided in Section 10.01:

          (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25%
     of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities
     Administrator of

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     the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities
     Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities
     Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv)
     shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the
     Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

          (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities
     Administrator with due care;

          (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Backup Servicer under this
     Agreement;

          (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such
     Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities
     Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

          (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities
     Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account;

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          (ix) the right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of such act; and

          (x) the Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

          The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the
Trust Fund other than from funds available in the Distribution Account.

          Section 10.03 Securities Administrator Not Liable for Certificates or
Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Securities Administrator, and the Securities
Administrator assumes no responsibility for their correctness. The Securities
Administrator makes no representations as to the validity or sufficiency of this
Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the
Mortgage Loans or deposited in or withdrawn from the Distribution Account by the
Depositor or the Master Servicer.

          Section 10.04 Securities Administrator May Own Certificates. The
Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

          Section 10.05 Securities Administrator's Fees and Expenses. The
Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account. The Securities Administrator and any
director, officer, employee, agent or "control person" within the meaning of the
Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the
Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the
Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder, other than any loss,

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liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities
Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G
1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the
Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

          Notwithstanding anything to the contrary contained herein, any amounts payable to JPMorgan Chase Bank, National Association, in its capacity as
Securities Administrator pursuant to Section 8.05 and Sections 3.11 and 6.03 shall be reimbursable by the Trust in an amount equal to $250,000 in the aggregate per calendar year as a first priority expense and all other amounts in excess of $250,000 per calendar year shall be reimbursable from the Trust on each Distribution Date after distribution of all amounts pursuant to Section
4.02(a)(iii)(R) on such Distribution Date; provided, however, that JPMorgan
Chase Bank, National Association, in its capacity as Securities Administrator shall be entitled to reimbursement by the Trust in an amount up to an additional
$250,000 in the aggregate per calendar year as a first priority expense with respect to servicing transfer costs and expenses incurred by JPMorgan Chase
Bank, National Association, in its capacity as Securities Administrator.

          The Securities Administrator shall not be entitled to payment or reimbursement from the Unaffiliated Seller for any routine ongoing expenses incurred by JPMorgan Chase Bank, National Association, in its capacity as
Securities Administrator and/or Master Servicer or Backup Servicer in the
ordinary course of its duties as Securities Administrator, Master Servicer,
Backup Servicer, Registrar, or paying agent under this Agreement or for any other expenses, including indemnification payments, except as set forth herein.

          The Trustee executes the Certificates and the Securities Administrator authenticates the Certificates not in its individual capacity but solely as
Trustee and Securities

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Administrator, respectively, of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this
Agreement.

          Section 10.06 Eligibility Requirements for Securities Administrator.
The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of
America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities
Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities
Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

          Any successor Securities Administrator (i) may not be an originator, the Master Servicer, the Backup Servicer, a Servicer, the Depositor or an
affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities
Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least
"A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to)
become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The
Trustee shall notify the Rating Agencies of any change of Securities
Administrator.

          Section 10.07 Resignation and Removal of Securities Administrator. The
Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Swap Provider and the Trustee and each Rating
Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities
Administrator meeting such qualifications shall have been so appointed by the
Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities
Administrator.

          If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the
Securities Administrator shall become incapable of acting,

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or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities
Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities
Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the
Depositor may remove the Securities Administrator and appoint a successor
Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

          Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

          Section 10.08 Successor Securities Administrator. Any successor
Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Swap Provider and the Depositor and to its predecessor Securities Administrator and the
Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer, the Backup Servicer and the predecessor Securities
Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

          No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating
Agency.

          Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of
Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

          Section 10.09 Merger or Consolidation of Securities Administrator. Any
corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the
Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall

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be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Securities
Administrator under this Agreement by any Person (i) into which the Securities
Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Securities Administrator, the Securities Administrator shall notify the Depositor of such succession or appointment and shall furnish to the
Depositor all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the
Exchange Act are required to be filed under the Exchange Act).

          Section 10.10 Assignment or Delegation of Duties by the Securities
Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the
Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed) and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the
Securities Administrator hereunder, provided, further, that the Securities
Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor, the
Swap Provider and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities
Administrator exceed that payable to the predecessor Securities Administrator.

                                   ARTICLE XI
                                   TERMINATION

          Section 11.01 Termination upon Liquidation or Purchase of the Mortgage
Loans.

          Subject to Section 11.03, the obligations and responsibilities of the
Depositor, each Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a)
the purchase, on or after the applicable Optional Termination Date, by one or more Servicers or the Class X Certificateholders (subject to the restrictions set forth in the definition of "Optional Termination Date") of all Mortgage
Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO
Property) plus accrued and unpaid interest thereon at the applicable Mortgage
Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent

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appraisers selected by the party exercising the optimal termination at the expense of the party exercising the optimal termination plus, accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage
Rate, (iii) all costs and expenses incurred by, or on behalf of, the Trust Fund, of which the Securities Administrator has actual knowledge, in connection with any violation by such Mortgage Loan of any predatory or abusive-lending law and
(iv) any Swap Termination Payment, other than a Defaulted Swap Termination
Payment, owed to the Swap Provider (the "Termination Price") and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of
Joseph P. Kennedy, the late Ambassador of the United States to the Court of St.
James's, living on the date hereof.

          Notwithstanding the foregoing, if Standard & Poor's has rated a class of debt securities ("NIM Securities") that are backed by the Class X
Certificates and Class P Certificates and that are outstanding on any date on which a Servicer intends or the Servicers intend to exercise its option to purchase the Mortgage Loans, a Servicer or the Servicers will be permitted to exercise such option only if one of the following additional conditions is met:
(i) after distribution of the Termination Price to the Certificateholders (other than the Holders of the Class X Certificates, Class P Certificates and Class R
Certificates) to redeem the related Certificates, the remainder of the
Termination Price (the "Remainder Amount") is distributed to the Holders of the
Class X Certificates and Class P Certificates and is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM
Securities to the extent the NIM Securities are then outstanding; or (ii) (A) at the same time that a Servicer remits or the Servicers remit the Termination
Price to the Master Servicer, it also remits to the Securities Administrator an additional amount which, in combination with the Remainder Amount, is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, and
(B) the Securities Administrator remits the Remainder Amount to the Holders of the Class X Certificates and Class P Certificates and remits that additional amount directly to the NIM Trustee (plus any outstanding fees and expenses due and owing to the NIM Trustee) under the indenture creating the NIM Securities.

          Section 11.02 Final Distribution on the Certificates.

          If on any Remittance Date, the Servicers determine that there are no
Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts, the Servicers shall direct the
Securities Administrator promptly to send a Notice of Final Distribution to each
Certificateholder. If any Servicer individually elects to terminate the Trust
Fund pursuant to clause (a) of Section 11.01, such Servicer shall notify the other Servicer of such election by the 15th day of the month preceding the month of the final distribution and the other Servicer shall have 5 days to elect, by notice to the other Servicer, to purchase the Mortgage Loans it services. If the other such Servicer does not so elect to purchase the Mortgage Loans it services, the terminating Servicer shall be required to purchase all the

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Mortgage Loans. If any Servicer or both Servicers so elect to terminate, by the
25th day of the month preceding the month of the final distribution, such
Servicer or Servicers shall notify the Depositor, the Securities Administrator and the Trustee of the final Distribution Date the Servicers or the Class X
Certificateholder of the date such Servicer or Servicers intend to terminate the
Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO
Properties.

          A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities
Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. A Servicer or the Servicers, as the case may be, will give such
Notice of Final Distribution to each Rating Agency and the Swap Provider at the time such Notice of Final Distribution is given to Certificateholders.

          In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in its Collection Account to be remitted to the Master
Servicer for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust
Fund and the receipt by the Securities Administrator of a Request for Release
therefor, the Securities Administrator shall forward the Request for Release to the Custodian and the Custodian shall promptly release to the applicable
Servicer or Servicers, as the case may be, the Custodial Files for the Mortgage
Loans.

          Upon presentation and surrender of the Certificates, the Securities
Administrator shall cause to be distributed to the Certificateholders of each
Class (after reimbursement of all amounts due to the Servicers, the Depositor, the Swap Provider and the Trustee hereunder), in each case on the final
Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular
Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual
Certificates, the amount, if any, which remains on deposit in the Distribution
Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

          In the event that any affected Certificateholders shall not surrender
Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their
Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable
Certificates

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shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their
Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

          Section 11.03 Additional Termination Requirements.

          In the event the applicable Servicer or all of the Servicers exercise their purchase option with respect to the Mortgage Loans as provided in Section
11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the applicable Servicer or all of the Servicers or the Class X Certificateholder, as applicable, to the effect that the failure to comply with the requirements of this Section 11.03 will not
(i) result in the imposition of taxes on "prohibited transactions" on any REMIC created hereunder as defined in Section 860F of the Code, or (ii) cause any
REMIC created hereunder to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

          (a) The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the applicable Servicer and, no later than the next Distribution Date after such sale (and in no event more than 90 days after such sale), shall, in the order set forth in Section 4.02 and subject to the payment of all amounts payable under Section 4.02, distribute to the
Certificateholders the proceeds of such sale in complete liquidation of each of the REMICs created hereunder; and

          (b) The Securities Administrator shall attach a statement to the final federal income tax return for each of the REMICs created hereunder stating that pursuant to Treasury regulations section 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Securities
Administrator on behalf of the Trustee sold the assets of the Trust Fund to the applicable Servicer or Servicers, as the case may be.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.01 Amendment.

          This Agreement may be amended from time to time (x) by the Depositor, each Servicer, the Custodian, the Securities Administrator, the Master Servicer,
the Backup Servicer and the Trustee (y) with the consent of the Unaffiliated
Seller unless the Securities Administrator and the Trustee receive an Opinion of
Counsel (which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Master Servicer, the Backup Servicer, the Trustee or the
Trust) stating that the amendment will not adversely affect the Unaffiliated
Seller, but (z) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to

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correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Master Servicer, the Backup Servicer, the
Securities Administrator or the Servicers, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this
Agreement; provided, that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Master Servicer,
the Backup Servicer or the Trust), adversely affect in any material respect the interests of any Certificateholder (it being understood that any Opinion of
Counsel with respect to income tax matters will be limited to an opinion that such amendment will not cause the imposition of any federal income tax on any
REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding); and provided, further, that any such action pursuant to clause
(iv) or (v) above shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

          In addition, this Agreement may also be amended from time to time (x)
by the Trustee, the Depositor, the Custodian, the Securities Administrator, the
Master Servicer, the Backup Servicer and the Servicers and (y) with the consent of the Unaffiliated Seller unless the Trustee and the Securities Administrator receive an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the Backup Servicer, the
Trustee or the Trust) stating that the amendment will not adversely affect the
Unaffiliated Seller, but (z) without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC I, REMIC II,
REMIC III, REMIC IV and REMIC V under the Code, (ii) avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IV or REMIC
V pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Securities Administrator has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the
Securities Administrator, the Master Servicer, the Backup Servicer, the Trustee
or the Trust, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the
Code.

          This Agreement may also be amended from time to time (x) by the
Depositor, the Servicers, the Master Servicer, the Backup Servicer, the
Custodian, the Securities Administrator and the Trustee (y) with the consent of the Unaffiliated Seller unless the Securities Administrator receives an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities
Administrator, the Master Servicer, the Backup Servicer, the Trustee or the
Trust) stating that the amendment will not adversely affect the Unaffiliated
Seller, and (z), except as set forth in Section 3.27, with the consent of the
Holders of Certificates evidencing Percentage

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Interests aggregating not less than 66-2/3% of each Class of Certificates (based on the aggregate outstanding principal balance of such class at such time)
affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such
Class evidencing, as to such Class, Percentage Interests aggregating not less than 66-2/3%, or (iii) reduce the aforesaid percentages of Certificates the
Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the
Securities Administrator, the Master Servicer, the Backup Servicer, the Trustee
or the Trust, to the effect that such amendment will not cause the imposition of any federal income tax on any REMIC or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any
Certificates are outstanding.

          Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Securities Administrator, the Master Servicer, the Backup
Servicer or the Servicers, any Certificate beneficially owned by the Depositor, the Unaffiliated Seller or any of their respective Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

          Notwithstanding any contrary provision of this Agreement, the
Securities Administrator shall not consent to any amendment, modification or change to this Agreement without the prior written consent of the Swap Provider, if such amendment, modification or change could reasonably be expected to have a material adverse effect on the rights or obligations of the Swap Provider under this Agreement or under the Interest Rate Swap Agreement. Unless notified by the
Swap Provider that the Swap Provider could reasonably be materially and adversely affected by such amendment, modification or change, for purposes of determining whether an amendment, modification or change could reasonably be expected to have a material adverse effect on the Swap Provider, the Trustee and the Securities Administrator shall be entitled to rely on an Opinion of Counsel
(which Opinion of Counsel shall not be an expense of the Securities
Administrator or the Trustee) after giving notice of such amendment, modification or change to the Swap Provider. The Securities Administrator shall furnish to the Swap Provider a copy of each proposed amendment, modification or change to this Agreement at least ten Business Days prior to the execution thereof and a copy of each executed amendment, modification or change to this
Agreement promptly upon execution thereof, along with copies of the letter from each Rating Agency stating that the amendment, modification or

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change would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

          Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to the
Swap Provider, each Certificateholder and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Securities Administrator, the Trustee or the Custodian to enter into an amendment without receiving an
Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the
Custodian, the Securities Administrator, the Master Servicer, the Backup
Servicer or the Trust), satisfactory to the Trustee, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Custodian that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii)
either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 12.01.

          Section 12.02 Recordation of Agreement; Counterparts.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by each Servicer at its expense, but only upon receipt of an
Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 12.03 Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND
TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

                                      184

          Section 12.04 Intention of Parties.

          It is the express intent of the parties hereto that the conveyance (i)
of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the
Depositor to the Trustee each be, and be construed as, an absolute sale thereof.
It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

          The Depositor, for the benefit of the Certificateholders and the Swap
Provider, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

          Section 12.05 Notices.

          (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2.   The occurrence of any Event of Default that has not been cured;

          3.   The resignation or termination of a Servicer, the Securities
               Administrator, the Master Servicer, the Backup Servicer or the
               Trustee and the appointment of any successor;

          4.   The repurchase or substitution of Mortgage Loans pursuant to
               Section 2.03; and

          5.   The final payment to Certificateholders.

          (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

          1.   Each report to Certificateholders described in Section 4.03; and

                                      185

          2.   Any notice of a purchase of a Mortgage Loan pursuant to Section
               2.02, 2.03 or 3.11.

All directions, demands, consents, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or the Representative, Morgan Stanley ABS
Capital I Inc. or Morgan Stanley & Co. Incorporated, 1585 Broadway, 10th Floor,
New York, New York, 10036, Attention: Valerie Kay, with a copy to Michelle
Wilke, Esq., 1585 Broadway, 38th Floor, New York, New York 10036, (b) in the
case of the Servicers, Master Financial, Inc., 505 City Parkway West, Suite 800,
Orange, California, 92868, Attention: Alice Sorenson; and Saxon Mortgage
Services, Inc. 4708 Mercantile Drive, Fort Worth, Texas, 76137, Attention: David
Dill, President, with a copy to Saxon Capital, Inc., 4860 Cox Road, Suite 300,
Glen Allen, Virginia 23060, Attention: General Counsel, or such other address as may be hereafter furnished to the parties hereto in writing, (c) in the case of the Securities Administrator or Master Servicer to the Corporate Trust Office,
JPMorgan Chase Bank, National Association, 4 New York Plaza, 6th Floor, New
York, New York 10004, Attention: Worldwide Securities/Global Debt - IXIS Real
Estate Capital Trust 2006-HE2 or such other address as the Securities
Administrator or Master Servicer may hereafter furnish to the parties hereto,
(d) in the case of the Trustee and the Custodian to Deutsche Bank National Trust
Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration - IX0602, (e) in the case of the Unaffiliated
Seller, IXIS Real Estate Capital, Inc., 9 West 57th Street, New York, New York
10019, Attention: General Counsel, or such other address as the Unaffiliated
Seller may hereafter furnish to the parties hereto, (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, (g) in the case of any
Originator, the address specified therefor in the applicable Mortgage Loan
Purchase Agreement and (h) in the case of the Swap Provider, the address specified therefor in the Interest Rate Swap Agreement. Notices to
Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

          Section 12.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          Section 12.07 Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee, the Securities Administrator and the Depositor; provided, however, that, subject to Section 3.27, a Servicer may pledge or sell its interest in any reimbursements for P&I Advances or
Servicing Advances hereunder.

                                      186

          Section 12.08 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such
Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting
Rights evidenced by the Certificates shall also have made written request to the
Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 12.09 Inspection and Audit Rights.

          Each Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Unaffiliated Seller, the Securities
Administrator, the Master Servicer, the Backup Servicer or the Trustee during such Servicer's normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the Mortgage
Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the party conducting the inspection and to discuss its affairs, finances and accounts relating to the
Mortgage Loans with its officers, employees and independent public accountants
(and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and

                                      187

accounts), all at such reasonable times and as often as may be reasonably requested. Any customary out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Unaffiliated Seller, the Securities Administrator
or the Trustee of any right under this Section 12.09 shall be borne by such
Servicer.

          Section 12.10 Certificates Nonassessable and Fully Paid.

          It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

          Section 12.11 [Reserved]

          Section 12.12 Third Party Beneficiary.

          The parties agree that the Swap Provider is intended and shall have all rights of a third-party beneficiary of this Agreement.

          Section 12.13 Waiver of Jury Trial.

          EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO
THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY
OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY
SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          Section 12.14 Regulation AB Compliance; Intent of the Parties;
Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Master
Servicer, each Servicer, the Securities Administrator, the Backup Servicer, the
Trustee and the Custodian shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the parties hereto to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, each Servicer, the Securities Administrator, the Backup Servicer, the Trustee and the
Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

                                      188

          IN WITNESS WHEREOF, the Depositor, the Trustee, the Unaffiliated
Seller, the Servicers, the Securities Administrator, the Master Servicer, the
Backup Servicer and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MORGAN STANLEY ABS CAPITAL I INC.,
                                        as Depositor

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        JPMORGAN CHASE BANK, National
                                        Association, as Master Servicer, Backup
                                        Servicer and Securities Administrator

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        solely as Trustee and not in its
                                        individual capacity, and as Custodian

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        MASTER FINANCIAL, INC., as Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        SAXON MORTGAGE SERVICES INC., as
                                        Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        IXIS REAL ESTATE CAPITAL INC., as
                                        Unaffiliated Seller

                                       189

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                Signature Page to Pooling and Servicing Agreement

                                       190

                                   SCHEDULE I

                             Mortgage Loan Schedule

                       [On File with Dewey Ballantine LLP]

                                     I-A-1

                                   SCHEDULE IA

                   Schedule of Master Financial Serviced Loans

                       [On File with Dewey Ballantine LLP]

                                      IA-1

                                   SCHEDULE IB

                        Schedule of Saxon Serviced Loans

                       [On File with Dewey Ballantine LLP]

                                      IB-1

                                   SCHEDULE II

                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2

                       Mortgage Pass-Through Certificates,
                                 Series 2006-HE2

               Representations and Warranties of Master Financial

          (1) The Servicer is duly organized as a limited partnership and is validly existing and in good standing under the laws of the state of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

          (2) The Servicer has the full power and authority to service each
     Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing
     Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and
     Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the
     Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's

                                      II-1

     knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and
     Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

          (4) The Servicer is an approved seller/servicer for Fannie Mae or
     Freddie Mac in good standing;

          (5) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and
     Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this
     Pooling and Servicing Agreement;

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this
     Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (7) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

          (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and compete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
     Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                      II-2

                                  SCHEDULE IIA

           Further Representations and Warranties of Master Financial

          (1) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each
     Mortgage Loan; (2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each
     Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

          (2) Payments Current. Unless otherwise indicated on the related
     Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled
     Payment is 30 days or more Delinquent as of the Cut-off Date nor has any
     Payment been 30 days or more Delinquent at any time from and after the
     Servicing Transfer Date through the Cut-off Date;

          (3) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the
     Servicing Transfer Date;

          (4) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage
     Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

          (5) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days
     Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

          (6) Escrow Payments/Interest Rate Adjustments. With respect to each
     Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage
     Loan have been in all material respects in compliance with Accepted
     Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and
     Escrow Payments, if any, all such deposits and payments received by the
     Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full

                                     II-A-1

     compliance with state and federal law and the provisions of the related
     Mortgage Note and Mortgage (to the extent not otherwise prohibited by law).
     From and after the Servicing Transfer Date, all Mortgage Rate adjustments
     (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

          (7) Other Insurance Policies. The improvements upon each Mortgaged
     Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the
     Mortgaged Property is located; and

          (8) Servicemembers Civil Relief Act. With respect to each Mortgage
     Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                     II-A-2

                                  SCHEDULE III

                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2

                       Mortgage Pass-Through Certificates,
                                 Series 2006-HE2

                     Representations and Warranties of Saxon

          (1) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the state of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each
     Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

          (2) The Servicer has the full power and authority to service each
     Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing
     Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and
     Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (3) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the
     Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's

                                     III-1

     knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Pooling and
     Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

          (4) The Servicer is an approved seller/servicer for Fannie Mae or
     Freddie Mac;

          (5) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and
     Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this
     Pooling and Servicing Agreement;

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this
     Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (7) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

          (8) With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and compete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans
     Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                     III-2

                                  SCHEDULE IIIA

                 Further Representations and Warranties of Saxon

          (1) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each
     Mortgage Loan; (2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each
     Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

          (2) Payments Current. Unless otherwise indicated on the related
     Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled
     Payment is 30 days or more Delinquent as of the Cut-off Date nor has any
     Payment been 30 days or more Delinquent at any time from and after the
     Servicing Transfer Date through the Cut-off Date;

          (3) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the
     Servicing Transfer Date;

          (4) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage
     Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

          (5) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days
     Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

          (6) Escrow Payments/Interest Rate Adjustments. With respect to each
     Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage
     Loan have been in all material respects in compliance with Accepted
     Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and
     Escrow Payments, if any, all such deposits and payments received by the
     Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full

                                    III-A-1

     compliance with state and federal law and the provisions of the related
     Mortgage Note and Mortgage (to the extent not otherwise prohibited by law).
     From and after the Servicing Transfer Date, all Mortgage Rate adjustments
     (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

          (7) Other Insurance Policies. The improvements upon each Mortgaged
     Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the
     Mortgaged Property is located; and

          (8) Servicemembers Civil Relief Act. With respect to each Mortgage
     Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                    III-A-2

                                   SCHEDULE IV

(a)  Due Organization and Authority. The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a
     Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the
     Unaffiliated Seller, and in any event the Unaffiliated Seller is in compliance with the laws of any such state to the extent necessary; the
     Unaffiliated Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the
     Unaffiliated Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the
     Unaffiliated Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Unaffiliated Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Unaffiliated Seller in accordance with their terms;

(b)  No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Unaffiliated Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Unaffiliated Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, except such unfulfillment, non-compliance or default or acceleration does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the violation of any law, rule, regulation, order, judgment or decree to which the Unaffiliated
     Seller or its property is subject, except such violation does not in the aggregate have a material adverse effect on the operation, business, condition (business or otherwise) of the Unaffiliated Seller or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

(c)  No Litigation Pending. There is no action, suit, proceeding or investigation pending nor, to the Unaffiliated Seller's knowledge, threatened against the Unaffiliated Seller, before any court, administrative agency or other tribunal asserting the invalidity of this
     Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Unaffiliated
     Seller, or in any material impairment of the right or ability of the
     Unaffiliated Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Unaffiliated Seller contemplated herein, or

                                      IV-1

     which would be likely to impair materially the ability of the Unaffiliated
     Seller to perform under the terms of this Agreement; and

(d)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Unaffiliated Seller of or compliance by the
     Unaffiliated Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                                      IV-2

                                    EXHIBIT A

Unless this Certificate is presented by an authorized representative of the
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede, has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
ASSETS.

EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE
CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW
MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, (EACH, A
"PLAN"), OR THAT IS ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO
ACQUIRE THIS CERTIFICATE, SHALL BE DEEMED TO REPRESENT THAT (I) IT QUALIFIES AS
AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D OF THE
SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 AND, FOR SO
LONG AS THE INTEREST RATE SWAP AGREEMENT (AS DEFINED IN THE AGREEMENT) IS IN
EFFECT, (II) ITS ACQUISITION AND HOLDING OF AN INTEREST IN THE SUPPLEMENTAL
INTEREST TRUST (AS DEFINED IN THE AGREEMENT) WILL BE ELIGIBLE FOR THE EXEMPTIVE
RELIEF AVAILABLE UNDER AN INVESTOR-BASED EXEMPTION (AS DEFINED IN THE
AGREEMENT).

Certificate No.                     : [A-1-1/A-2-1/A-3-1/A-4-1//M-1-1/M-2-1/M-
                                      3-1/M-4-1/M-5-1/M-6-1/B-1-1/B-2-1/B-3-
                                      1/B-4-1]
Cut-off Date                        : May 1, 2006
First Distribution Date             : June 26, 2006
Initial Certificate Balance of this
Certificate ("Denomination")        :
Initial Certificate Balances of all
Certificates of this Class          :
CUSIP                               :
ISIN                                :

                                      A-1

                        MORGAN STANLEY ABS CAPITAL I INC.

                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2
 [Class A-1] [Class A-2] [Class A-3] [Class A-4] [Class M-1] [Class M-2] [Class
  M-3] [Class M-4] [Class M-5] [Class M-6] [Class B-1] [Class B-2] [Class B-3]
                                  [Class B-4]

          evidencing a percentage interest in the distributions allocable to the
          Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the
Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the
Unaffiliated Seller, the Securities Administrator, the Master Servicer, any
Originator, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Master Financial, Inc., as a servicer ("Master
Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate Capital Inc., as
unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust
Company, as trustee and custodian (in each such capacity, respectively, the
"Trustee" and the "Custodian") and JPMorgan Chase Bank, National Association, as
securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      A-2

          IN WITNESS WHEREOF, the Securities Administrator has caused this
Certificate to be duly executed.

Dated:_____________

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Securities
                                        Administrator

                                        By:
                                            ------------------------------------

Authenticated:

By:
    ---------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK, NATIONAL
    ASSOCIATION, not in its
    individual capacity, but solely
    as Certificate Registrar

                                      A-3

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

This Certificate is one of a duly authorized issue of Certificates designated as
IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the
Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the
Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last
Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities
Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the
Securities Administrator and the rights of the Certificateholders under the
Agreement at any time by the parties to the Agreement, with the consent of the
Holders of Certificates affected by such amendment evidencing the requisite
Percentage Interest, as provided in the Agreement. Any such consent by the
Holder of

                                      A-4

this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities
Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate
Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations and evidencing the same aggregate Percentage
Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, the Unaffiliated Seller, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Trustee and any
agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, one or more Servicers and/or the Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      A-5

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________
__________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                      A-6

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _______, or, if mailed by check, to _____________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

This information is provided by ________________________________________________
the assignee named above, or ___________________________________________________
as its agent.

                                      A-7

                                    EXHIBIT B

                                   [RESERVED]

                                      B-1

                                    EXHIBIT C

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER
IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE
SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO
THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES
AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH
TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES
ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT
AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL,
STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
THE CODE, (EACH, A "PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE
ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER OF THIS
CERTIFICATE IN VIOLATION OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT
SHALL BE VOID AND OF NO EFFECT.

Certificate No.                     : P-1

Cut-off Date                        : May 1, 2006

First Distribution Date             : June 26, 2006

Initial Certificate Balance of this
Certificate ("Denomination")        : $100

Initial Certificate Balance of all  : $100
Certificates of this Class

CUSIP                               : N/A

                                       C-1

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

                                     Class P

          evidencing a percentage interest in the distributions allocable to the
          Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, the Securities Administrator, the Master Servicer, the Backup Servicer, any
Originator, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that SIGLER & CO. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Master Financial, Inc., as a servicer ("Master
Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate Capital Inc., as
unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust
Company, as trustee and custodian (in each such capacity, respectively, the
"Trustee" and the "Custodian") and JPMorgan Chase Bank, National Association, as
securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the
Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the

                                       C-2

1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Except as provided in the Agreement, no transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of this Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, and is not acting on behalf of any
Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Certificate of this Class in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                       C-3

          IN WITNESS WHEREOF, the Securities Administrator has caused this
Certificate to be duly executed.

Dated:

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Securities
                                        Administrator

                                        By:
                                            ------------------------------------

Authenticated:

By:
    ------------------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
    not in its individual capacity,
    but solely as Certificate Registrar

                                       C-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

This Certificate is one of a duly authorized issue of Certificates designated as
IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the
Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the
Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities
Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the
Securities Administrator and the rights of the Certificateholders under the
Agreement at any time by the parties to the Agreement, with the consent of the
Holders of Certificates affected by such amendment evidencing the requisite
Percentage Interest, as provided in the Agreement. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or

                                       C-5

in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities
Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate
Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations and evidencing the same aggregate Percentage
Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, the Unaffiliated Seller, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Trustee and any
agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, one or more Servicers and/or the Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       C-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                       C-7

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________, or, if mailed by check, to __________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

          This information is provided by _____________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                       C-8

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS FIVE
"RESIDUAL INTERESTS" IN FIVE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS
THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE
SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS
OF THE AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES
ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT
AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL,
STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
THE CODE (EACH, A "PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE
ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER OF THIS
CERTIFICATE IN VIOLATION OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT
SHALL BE VOID AND OF NO EFFECT.

Certificate No.                 : R-1

Cut-off Date                    : May 1, 2006

First Distribution Date         : June 26, 2006

Percentage Interest of this
Certificate ("Denomination")    : 100%

CUSIP                           : N/A

                                       D-1

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

                                     Class R

          evidencing a percentage interest in the distributions allocable to the
          Certificates of the above-referenced Class.

Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not
entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, the Securities Administrator, the Master
Servicer, any Originator, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that IXIS REAL ESTATE CAPITAL INC. is the registered owner of the
Percentage Interest specified above of any monthly distributions due to the
Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS
Capital I Inc., as depositor (the "Depositor"), Master Financial, Inc., as a servicer ("Master Financial"), Saxon Mortgage Services Inc., as a servicer
("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate
Capital Inc., as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank
National Trust Company, as trustee and custodian (in each such capacity, respectively, the "Trustee" and the "Custodian") and JPMorgan Chase Bank,
National Association, as securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer" and the "Backup Servicer"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

Except as provided in the Agreement, no transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of this Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, and is not acting on behalf of any Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Class R
Certificate in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R

                                       D-2

Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no
Ownership Interest in this Class R Certificate may be registered on the Closing
Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such
Person attempts to Transfer its Ownership Interest this Class R Certificate, (B)
to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R
Certificate and (C) not to Transfer the Ownership Interest in this Class R
Certificate or to cause the Transfer of the Ownership Interest in this Class R
Certificate to any other Person if it has actual knowledge that such Person is a
Non-Permitted Transferee and (iv) any attempted or purported Transfer of the
Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                       D-3

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Securities
                                        Administrator

                                        By:
                                            ------------------------------------

Authenticated:

By:
    ------------------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
    not in its individual capacity, but
    solely as Certificate Registrar

                                       D-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

This Certificate is one of a duly authorized issue of Certificates designated as
IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the
Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the
Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities
Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the
Securities Administrator and the rights of the Certificateholders under the
Agreement at any time by the parties to the Agreement, with the consent of the
Holders of Certificates affected by such amendment evidencing the requisite
Percentage Interest, as provided in the Agreement. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or

                                       D-5

in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities
Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate
Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations and evidencing the same aggregate Percentage
Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, the Securities Administrator, the Master Servicer,
the Backup Servicer, the Unaffiliated Seller and the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Pool Principal Balance, one or more Servicers and/or the Class X Certificateholder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                       D-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                       D-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _________, or, if mailed by check, to __________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

          This information is provided by _____________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                       D-8

                                    EXHIBIT E

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
OWNERSHIP OF TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER
ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER
IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE
SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO
THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES
AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH
TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.

EXCEPT AS PROVIDED IN THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST
HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES
ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT
AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL,
STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR
THE CODE (EACH, A "PLAN"), AND IS NOT ACTING ON BEHALF OF ANY PLAN OR USING THE
ASSETS OF ANY PLAN TO EFFECT SUCH TRANSFER. ANY PURPORTED TRANSFER OF THIS
CERTIFICATE IN VIOLATION OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT
SHALL BE VOID AND OF NO EFFECT.

Certificate No.              : X-1

Cut-off Date                 : May 1, 2006

First Distribution Date      : June 26, 2006

Percentage Interest of this
Certificate ("Denomination") : 100%

CUSIP                        : N/A

                                      E-1

                        MORGAN STANLEY ABS CAPITAL I INC.

                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

                                     Class X

          evidencing a percentage interest in the distributions allocable to the
          Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Unaffiliated Seller, the Securities Administrator, the Master Servicer, any Originator, the Servicers
or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that SIGLER & CO. is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Master Financial, Inc., as a servicer ("Master
Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate Capital Inc., as
unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust
Company, as trustee and custodian (in each such capacity, respectively, the
"Trustee" and the "Custodian") and JPMorgan Chase Bank, National Association, as
securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Certificate Balance or a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement.
In addition, any distribution of the proceeds of any remaining assets of the
Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the
Securities Administrator that such transfer may be made

                                      E-2

pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which
Opinion of Counsel shall be an expense of the transferor.

Except as provided in the Agreement, no transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of this Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, and is not acting on behalf of any
Plan or using the assets of any Plan to effect such transfer. Any purported transfer of a Certificate of this Class in violation of the transfer restrictions set forth in the Agreement shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

                                      E-3

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Securities
                                        Administrator

                                        By:
                                            ------------------------------------

Authenticated:

By:
    ---------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
    not in its individual capacity,
    but solely as Certificate
    Registrar

                                      E-4

                        MORGAN STANLEY ABS CAPITAL I INC.
                     IXIS Real Estate Capital Trust 2006-HE2
               Mortgage Pass-Through Certificates, Series 2006-HE2

This Certificate is one of a duly authorized issue of Certificates designated as
IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the
Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the
Certificateholders for any amount payable under this Certificate or the
Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first
Distribution Date specified on the face hereof, to the Person in whose name this
Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such
Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such
Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities
Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the
Securities Administrator and the rights of the Certificateholders under the
Agreement at any time by the parties to the Agreement, with the consent of the
Holders of Certificates affected by such amendment evidencing the requisite
Percentage Interest, as provided in the Agreement. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or

                                      E-5

in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities
Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate
Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations and evidencing the same aggregate Percentage
Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, the Unaffiliated Seller, the Securities
Administrator, the Master Servicer, the Backup Servicer and the Trustee and any
agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and no such party shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans, as of the last day of the related Due Period, is less than or equal to 10% of the Maximum Principal Balance, one or more Servicers and/or the
Class X Certificateholders will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the
Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      E-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                          Signature by or on behalf of assignor

                                      E-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _______, or, if mailed by check, to ____________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      E-8

                                    EXHIBIT F

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 10th Floor
New York, New York 10036

Master Financial, Inc.
505 City Parkway West, Suite 800
Orange, California 92868

Saxon Mortgage Services Inc.
4708 Mercantile Drive,
Fort Worth, Texas 76137

IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

          Re: Pooling and Servicing Agreement, dated as of May 1, 2006, among
              Morgan Stanley ABS Capital I Inc., as Depositor, Master
              Financial, Inc., as a Servicer, Saxon Mortgage Services Inc., as
              a Servicer, IXIS Real Estate Capital Inc., as Unaffiliated
              Seller, Deutsche Bank National Trust Company, as Trustee and
              Custodian and JPMorgan Chase Bank, National Association, as
              Securities Administrator, Master Servicer and Backup Servicer,
              IXIS Real Estate Capital Trust Series 2006-HE2

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), the undersigned, as
Custodian, hereby certifies that for each Mortgage Loan listed in the Mortgage
Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

                                      F-1

          (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

          (ii) except with respect to MERS Designated Mortgage Loans, a duly executed assignment of the Mortgage (which may be included in a blank assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and
Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such
Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Custodian

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                       F-2

                                    EXHIBIT G

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 10th Floor
New York, New York 10036

Master Financial, Inc.
505 City Parkway West, Suite 800
Orange, California 92868

Saxon Mortgage Services Inc.
4708 Mercantile Drive,
Fort Worth, Texas 76137

IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

_____________________

          Re: Pooling and Servicing Agreement, dated as of May 1, 2006, among
              Morgan Stanley ABS Capital I Inc., as Depositor, Master
              Financial, Inc., as a Servicer, Saxon Mortgage Services Inc., as
              a Servicer, IXIS Real Estate Capital Inc., as Unaffiliated
              Seller, Deutsche Bank National Trust Company, as Trustee and
              Custodian and JPMorgan Chase Bank, National Association, as
              Securities Administrator, Master Servicer and Backup Servicer,
              IXIS Real Estate Capital Trust Series 2006-HE2

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), the undersigned, as
Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage
Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

                                      G-1

          (i) The original Mortgage Note, endorsed in the form provided in
     Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

          (ii) The original recorded Mortgage.

          (iii) Except with respect to MERS Designated Mortgage Loans, a duly executed assignment of the Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Unaffiliated Seller has
     certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

          (iv) Except with respect to MERS Designated Mortgage Loans, the original or duplicate original recorded assignment or assignments of the
     Mortgage showing a complete chain of assignment from the originator to the last endorsee.

          (v) The original or duplicate lender's title policy and all riders thereto or, if such original is unavailable, any one of an original title binder, either an original title binder or an original or copy of the title commitment, and if copies then certified to be true and complete by the title company.

Based on its review and examination and only as to the foregoing documents, (a)
such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (18) of the Mortgage
Loan Schedule and items (1), (9) and (17) of the Data Tape Information accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage
Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such
Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Custodian,

                                      G-2

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                      G-3

                                    EXHIBIT H

                           RESIDUAL TRANSFER AFFIDAVIT

                    IXIS REAL ESTATE CAPITAL Trust 2006-HE2,
                       Mortgage Pass-Through Certificates,
                                 Series 2006-HE2

STATE OF  )
          ) ss.:
COUNTY OF )

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2006 (the
"Agreement"), relating to the above-referenced Series, by and among Morgan
Stanley ABS Capital I Inc., as depositor (the "Depositor"), Master Financial,
Inc., as a servicer ("Master Financial"), Saxon Mortgage Services Inc., as a
servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS
Real Estate Capital Inc., as unaffiliated seller (the "Unaffiliated Seller"),
Deutsche Bank National Trust Company, as trustee and custodian (in each such capacity, respectively, the "Trustee" and the "Custodian") and JPMorgan Chase
Bank, National Association, as securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities
Administrator", the "Master Servicer" and the "Backup Servicer"). Capitalized
terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Securities Administrator.

2. The Transferee is not, as of the date hereof, and will not be, as of the date of the Transfer, a "disqualified organization" within the meaning of Section
860E(e)(5) of the Internal Revenue Code of 1986. The Transferee will endeavor to remain other than a disqualified organization for so long as it retains its
Ownership Interest in the Certificate.

3. The Transferee has historically paid its debts as they came due and will continue to pay its debts as they come due in the future.

4. The Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it or become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding.

5. The Transferee has been advised of, and understands that as the holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest. The Transferee intends to pay such taxes associated with holding the Certificate as they become due.

                                      H-1

6. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

(1)7. [A. Formula Test] The Transferee agrees that the present value of the anticipated tax liabilities associated with holding the Certificate does not exceed the sum of the present value of any consideration given to the Transferee to acquire the Certificate, the present value of the expected future distributions on the Certificate, and the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The
Transferee agrees that it complied with U.S. Treasury regulations section
1.860E-1(c)(8) in making such representation.

     The Transferee agrees that it is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the
Transferor or another U.S. taxpayer.

     [B. Asset Test] The Transferee, at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury regulations section 1.860E-1(c)(6)(ii) or any other asset if a principle purpose for holding or acquiring the other asset was to permit the Transferee to satisfy the above stated minimum asset requirements).

The Transferee is an "eligible corporation," as defined in U.S. Treasury regulations section 1.860E-1(c)(6)(i). The Transferee agrees, in connection with any subsequent transfer of its Ownership Interest in the Certificate, to transfer its Ownership Interest only to another "eligible corporation," as defined in U.S. Treasury regulations section 1.860E-1(c)(6)(i), and to honor the restrictions on subsequent transfers of the Certificate by transferring its
Ownership Interest only in a transaction that satisfies the requirements of U.S.
Treasury regulations section 1.860E-1(c)(4)(i), (ii) (iii) and U.S. Treasury regulations section 1.860E-1(c)(5).

The Transferee determined the consideration paid to it to acquire the
Certificate in good faith and based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee).

8. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the
United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for
United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

----------
(1)  Insert either section 7A or 7B.

                                       H-2

9. The Transferee's taxpayer identification number is ____________.

10. The Transferee is not a Plan and is not acting on behalf of any Plan, or using the assets of any Plan to effect the Transfer.

11. The Transferee has reviewed the provisions of Section 5.02(c) of the
Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

12. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Certificate will only be owned, directly or indirectly, by a Transferee that is not a disqualified organization.

13. The Transferee will not transfer its interest in the Certificate for the purpose of impeding the assessment or collection of any tax.

14. The Transferee will not transfer such Certificate unless (i) it has received from any subsequent transferee an affidavit in substantially the same form as this affidavit containing the same representations set forth herein, and (ii) as of the time of the transfer, it does not have actual knowledge that such affidavit is false. The Transferee will deliver such affidavit to the Securities
Administrator upon receipt.

                                      * * *

                                       H-3

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

[Corporate Seal]

ATTEST:

-------------------------------------
[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the
___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

                                        ----------------------------------------
                                        NOTARY PUBLIC

                                        My Commission expires the __ day of
                                        _________, 20__

                                      H-4

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 10th Floor
New York, New York 10036

JPMorgan Chase Bank, National Association
as Securities Administrator
4 New York Plaza, 6th Floor
New York, New York 10004

          Re: IXIS Real Estate Capital Trust, Series 2006-HE2, Mortgage
              Pass-Through Certificates, Series 2006-HE2, Class _____

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a)
we understand that the Certificates have not been registered under the
Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b)
we have not offered or sold any Certificates to, or solicited offers to buy any
Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c)
to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is a Non-Permitted Transferee.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferor

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                       I-1

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 10th Floor
New York, New York 10036

JPMorgan Chase Bank, National Association
as Securities Administrator
4 New York Plaza, 6th Floor
New York, New York 10004

          Re: IXIS Real Estate Capital Trust, Series 2006-HE2, Mortgage
              Pass-Through Certificates, Series 2006-HE2, Class _____

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a)
we understand that the Certificates are not being registered under the
Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the
Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to Title I of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), Section 4975 of the Internal Revenue
Code of 1986, as amended (the "Code"), or any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a
"Plan"), and we are not acting on behalf of any Plan or using the assets of any
Plan to effect our purchase of the Certificates or (ii) with respect to any
Certificates other than Class P, Class R and Class X Certificates, we are an insurance company and are purchasing the Certificates with funds contained in an
"insurance company general account" (as defined term is defined in Section V(e)
of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")), and the
conditions for exemptive relief under Sections I and III of PTCE 95-60 are satisfied with respect to our purchase and holding of the Certificates, (e) we have not, nor has anyone acting on our behalf

                                      J-1

offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities
Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the
Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule
144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          In connection with our purchase of the Certificates, we acknowledge and agree that (i) none of you nor any of your affiliates is acting as a fiduciary or financial or investment adviser for us; (ii) we are not relying
(for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of you or your affiliates with respect to the Certificates; (iii) none of you nor any of your affiliates has given to us (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of our purchase of the Certificates; (iv) we have performed our own diligence to the extent we have deemed necessary and we have consulted with our own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that we have deemed necessary, and we have made our own investment decisions based upon our own judgment and upon any advice from such advisers as we have deemed necessary and appropriate and not upon any view expressed by any of you or your affiliates with respect to the Certificates; (v)
none of you nor any of your affiliates will be obligated to make payments on the
Certificates in the event that the assets of the trust is insufficient to provide for such payments; (vi) you and your affiliates may have positions and may effect transactions in any of the Series 2006-HE2 securities; and (vii) we are familiar with the Certificates and have reviewed and understand the related pooling and servicing agreement, the prospectus supplement and prospectus relating to Series 2006-HE2 and the other material transaction documents related thereto.

                                       J-2

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial
Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii)
the Buyer satisfies the criteria in the category marked below.

          _____   Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution),
                  Massachusetts or similar business trust, partnership, or
                  charitable organization described in Section 501(c)(3) of the
                  Internal Revenue Code of 1986, as amended.

          _____   Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the
                  District of Columbia, the business of which is substantially confined to banking and is supervised by the State or
                  territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its
                  latest annual financial statements, a copy of which is
                  attached hereto.

          _____   Savings and Loan. The Buyer (a) is a savings and loan
                  association, building and loan association, cooperative bank, homestead association or similar institution, which is
                  supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          _____   Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

                                       J-3

          _____   Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State,
                  territory or the District of Columbia.

          _____   State or Local Plan. The Buyer is a plan established and
                  maintained by a State, its political subdivisions, or any
                  agency or instrumentality of the State or its political
                  subdivisions, for the benefit of its employees.

          _____   ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security
                  Act of 1974.

          _____   Investment Advisor. The Buyer is an investment advisor
                  registered under the Investment Advisors Act of 1940.

          _____   Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business
                  Administration under Section 301(c) or (d) of the Small
                  Business Investment Act of 1958.

          _____   Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment
                  Advisors Act of 1940.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and
(ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the
Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction.
However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                       J-4

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Date:
                                             -----------------------------------

                                       J-5

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of
Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the
Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment
Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          _____   The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in
                  accordance with Rule 144A).

          _____   The Buyer is part of a Family of Investment Companies which owned in the aggregate $ ________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being
                  calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of
Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities

                                       J-6

owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        ----------------------------------------
                                                   Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                       J-7

                                    EXHIBIT K

                           FORM OF REQUEST FOR RELEASE

     To:  JPMorgan Chase Bank, National Association
          4 New York Plaza, 6th Floor
          New York, NY 10004

          Deutsche   Bank   National   Trust    Company
          1761       East    St.       Andrew   Place
          Santa Ana, California 92705-4934

          Re:

In connection with the administration of the Mortgage Loans held by Deutsche
Bank National Trust Company as the Custodian on behalf of the
Certificateholders, we request the release, and acknowledge receipt, of the
(Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

          _____   1. Mortgage Loan Paid in Full. (The undersigned hereby
                  certifies that all amounts received in connection therewith have been credited to the applicable Collection Account as provided in the Pooling and Servicing Agreement.)

          _____   2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the
                  Pooling and Servicing Agreement. (The undersigned hereby
                  certifies that the repurchase price has been credited to the applicable Collection Account as provided in the Pooling and
                  Servicing Agreement.)

          _____   3. Mortgage Loan Liquidated By _________________. (The
                  undersigned hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the applicable Collection Account pursuant to the Pooling and Servicing Agreement.)

          _____   4. Mortgage Loan in Foreclosure.

          _____   5. Other (explain).

                                       K-1

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested.

                                        [SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                       K-2

                                    EXHIBIT L

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                     IXIS REAL ESTATE CAPITAL TRUST 2006-HE2

Pursuant to separate Mortgage Loan Purchase Agreements, Accredited Home Lenders,
Inc. ("Accredited"), First NLC Financial Services ("First NLC"), NC Capital
Corporation ("NC Capital Corporation"), Master Financial, Inc.("Master
Financial"), Encore Credit Corp.("Encore"), Chapel Mortgage Corporation
("Chapel"), Lenders Direct Capital Corp. ("Lenders Direct"), Rose Mortgage, Inc.
("Rose Mortgage"), First Bank Mortgage, Inc. ("First Bank"), FlexPoint Funding
Corporation ("FlexPoint"), First Horizon Home Loan Corporation ("First
Horizon"), Fremont Investment & Loan ("Fremont"), Mandalay Mortgage LLC
("Mandalay"), Town & Country Credit Corporation ("Town & Country), Platinum
Capital Group ("Platinum"), Lime Financial Services ("Lime"), Ltd. and Funding
America Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC (together, "Funding America") (collectively, the "Originators") have agreed to sell to IXIS Real Estate Capital Inc. (the
"Unaffiliated Seller") certain mortgage loans (each, a "Mortgage Loan"). These
Mortgage Loans may in turn be sold by the Unaffiliated Seller to Morgan Stanley
ABS Capital I Inc. (the "Depositor") and then sold by the Depositor to the IXIS
Real Estate Capital Trust 2006-HE2 (the "Trust Fund"). The Trust Fund was
established pursuant to a Pooling and Servicing Agreement dated as of May 1,
2006 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I
Inc., as depositor (the "Depositor"), Master Financial, Inc., as a servicer
("Master Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate Capital Inc.,
as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust
Company, as trustee and custodian (in each such capacity, respectively, the
"Trustee" and the "Custodian") and JPMorgan Chase Bank, National Association, as
securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"). The Pooling and Servicing Agreement permits a
Pre-Funding feature, allowing for the acquisition by the Trust Fund of
Subsequent Mortgage Loans during the Pre-Funding Period. Representations and warranties with respect to the Mortgage Loans have been made by the Originators pursuant to separate Assignment and Recognition Agreements.

Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Conveyance of Subsequent Mortgage Loans.

The Unaffiliated Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Unaffiliated
Seller or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the
Mortgage Notes, including all interest and principal collected by the
Unaffiliated Seller on or with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, together with all of its

                                       L-1

right, title and interest in and to the proceeds received after such Subsequent
Cut-off Date of any related insurance policies on behalf of the Depositor.

The Depositor does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust Fund, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Subsequent Mortgage Loans, exclusive of the obligations of the Depositor or any other Person with respect to the Subsequent Mortgage Loans but including specifically, without limitation, the Mortgages, the Custodial Files and all other documents, materials and properties appurtenant thereto and the Mortgage
Notes, including all interest and principal collected by the Depositor on or with respect to the Subsequent Mortgage Loans after the related Subsequent
Cut-off Date, together with all of its right, title and interest in and to the proceeds received after such Subsequent Cut-off Date of any related insurance policies on behalf of the Trust Fund.

The expenses and costs relating to the delivery of the Subsequent Mortgage Loans specified in this Subsequent Transfer Agreement and the Pooling and Servicing
Agreement shall be borne by the Unaffiliated Seller.

The Unaffiliated Seller hereby affirms the representation and warranty set forth in Sections 3.01(f), 3.01(h), 3.01(n), 3.01(o), 3.01(p) and 3.03 of the
Unaffiliated Seller's Agreement with respect to the Subsequent Mortgage Loans as of the date hereof. The Unaffiliated Seller hereby delivers notice and confirms that each of the conditions set forth in Section 2.01(c) of the Pooling and
Servicing Agreement are satisfied as of the date hereof.

Master Financial and Saxon hereby affirm the representations and warranties set forth in Schedules IIA and IIIA, respectively, to the Pooling and Servicing
Agreement with respect to the Subsequent Mortgage Loans as of the date hereof.

Additional terms of the sale are attached hereto as Attachment A.

To the extent permitted by applicable law, this Subsequent Transfer Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by each Servicer at the Unaffiliated Seller's expense, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

This Agreement shall be construed in accordance with the laws of the State of
New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to the principles of conflicts of laws.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

                                       L-2

All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein; provided, that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

[Remainder of Page Intentionally Left Blank]

                                       L-3

                                        IXIS REAL ESTATE CAPITAL INC.,
                                           as Unaffiliated Seller

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MORGAN STANLEY ABS CAPITAL I INC.,
                                           as Depositor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MASTER FINANCIAL, INC.,
                                           as a Servicer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SAXON MORTGAGE SERVICES INC.,
                                           as a Servicer

                                        BY:
                                            [----------------------------------]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        JPMORGAN CHASE BANK, National
                                           Association, as Securities
                                           Administrator and Master Servicer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       L-4

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       L-5

                                    EXHIBIT M

                           FORM OF CERTIFICATION TO BE
                              PROVIDED BY DEPOSITOR

Re: IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
    Series 2006-HE2, issued pursuant to the Pooling and Servicing Agreement dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among
    Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Master
    Financial, Inc., as a servicer ("Master Financial"), Saxon Mortgage
    Services Inc., as a servicer ("Saxon" and together with Master Financial, the "Servicers"), IXIS Real Estate Capital Inc., as unaffiliated seller
    (the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as
    trustee and custodian (in each such capacity, respectively, the "Trustee"
    and the "Custodian") and JPMorgan Chase Bank, National Association, as
    securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master
    Servicer" and the "Backup Servicer").

I, [identify the certifying individual], certify that:

     1.   I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D containing distribution or servicing reports
          (collectively with this Annual Report, the "Reports") required to be filed in the periods covered by this Annual Report of the Depositor relating to the above-referenced trust and series of certificates;

     2.   Based on my knowledge, the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

     3.   Based on my knowledge, all of the distribution, servicing and other information required to be provided on Form 10-D for the period covered by this Annual Report is included in the Reports;

     4.   Based on my knowledge and the compliance statements required in this
          Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, each Servicer and the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement;
          and

     5.   All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of
          Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise

                                       M-1

          disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this
          Annual Report.

                                       M-2

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Securities
Administrator, the Master Servicer and each Servicer.

Date:
      ---------------------------

---------------------------------
[Signature]
[Title]

                                       M-3

                                   EXHIBIT N-1

        SERVICER CERTIFICATIONS TO BE PROVIDED TO THE MASTER SERVICER AND
                                    DEPOSITOR

Re: IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley
ABS Capital I Inc., as depositor (the "Depositor)", IXIS Real Estate Capital
Inc., as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National
Trust Company, as trustee and custodian (in each such capacity, respectively, the "Trustee" and the "Custodian"), JPMorgan Chase Bank, National Association,
as securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"), Master Financial, Inc., as a servicer ("Master
Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon").

[NAME OF SERVICER] (the "Servicer"), certifies to the Depositor, the Master
Servicer and the Securities Administrator, as applicable, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1.   The Servicer has reviewed the servicer compliance statement of the
          Servicer and the compliance statements of each Subservicer, if any, engaged by Servicer provided to the Depositor and the Securities
          Administrator for the Trust's fiscal year [___] in accordance with
          Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (the
          "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the
          Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and
          15d-18 under Securities Exchange Act of 1934, as amended (the
          "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing
          Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the
          Exchange Act and Section 1122(b) of Regulation AB related to each
          Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer, if any, during
          [_____] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     2.   Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the
          Servicing Information;

                                      N-1-1

     3.   Based on the Servicer's knowledge, the Servicing Information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

     4.   Based on the Servicer's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance
          Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing
          Agreement in all material respects; and

     5.   Each Servicing Assessment of the Servicer and of each Subservicer or
          Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual
          Report in accordance with Item 1122 of Regulation AB and Exchange Act
          Rules 13a-18 and 15d-18 has been provided to the Depositor, the Master
          Servicer and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or
          Attestation Report.

Date:
       ---------------------------------

By:
       ---------------------------------

Name:
       ---------------------------------

Title:
       ---------------------------------

                                      N-1-2

                                   EXHIBIT N-2

           MASTER SERVICER CERTIFICATIONS TO BE PROVIDED TO DEPOSITOR

Re: IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley
ABS Capital I Inc., as depositor (the "Depositor)", IXIS Real Estate Capital
Inc., as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National
Trust Company, as trustee and custodian (in each such capacity, respectively, the "Trustee" and the "Custodian"), JPMorgan Chase Bank, National Association,
as securities administrator, master servicer and backup servicer (in each such capacity, respectively, the "Securities Administrator", the "Master Servicer"
and the "Backup Servicer"), Master Financial, Inc., as a servicer ("Master
Financial"), Saxon Mortgage Services Inc., as a servicer ("Saxon", and together with Master Financial, the "Servicers").

[NAME OF MASTER SERVICER] (the "Master Servicer"), certifies to the Depositor and the Securities Administrator, as applicable, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1.   The Master Servicer has reviewed the servicer compliance statement of the Master Servicer provided to the Depositor and the Securities
          Administrator for the Trust's fiscal year [___] in accordance with
          Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Master Servicer's compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (the
          "Servicing Assessment") and all servicing reports, officer's certificates and other information relating to the servicing of the
          Mortgage Loans by the Master Servicer, if any, during 200[_] that were delivered or caused to be delivered by the Master Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     2.   Based on the Master Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

     3.   Based on the Master Servicer's knowledge, the Servicing Information required to be provided to the Securities Administrator by the Master
          Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

     4.   Based on the Master Servicer's knowledge and the compliance review conducted in preparing Compliance Statement of the Master Servicer, and except as disclosed in such Compliance Statement or Servicing
          Assessment, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

                                      N-2-1

     5.   Each required Servicing Assessment and Compliance Statement has been provided to the Depositor and the Securities Administrator. Any
          material instances of non-compliance are described in such reports.

In making this certification, the Master Servicer is relying upon the information provided by the Servicers.

Date:
       ---------------------------------

By:
       ---------------------------------

Name:
       ---------------------------------

Title:
       ---------------------------------

                                      N-2-2

                                    EXHIBIT O

       Securities Administrator Certifications to be provided to Depositor

Re: IXIS Real Estate Capital Trust 2006-HE2 Mortgage Pass-Through Certificates,
Series 2006-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley
ABS Capital I Inc., as depositor (the "Depositor)", IXIS Real Estate Capital
Inc., as unaffiliated seller (the "Unaffiliated Seller"), Master Financial, Inc.
("Master Financial"), Saxon Mortgage Services Inc. ("Saxon" and, together with
Master Financial, the "Servicers"), Deutsche Bank National Trust Company, as
custodian and trustee (respectively, the "Custodian" and "Trustee"), and
JPMorgan Chase Bank, National Association, as securities administrator, master servicer and backup servicer (in each such capacity, respectively, the
"Securities Administrator", the "Master Servicer" and the "Backup Servicer").

     JPMorgan Chase Bank, National Association, not in its individual capacity but solely as securities administrator, certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1.   It has reviewed the annual report on Form 10-K for the fiscal year
          20__ (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report
          (collectively with this Annual Report, the "Reports"), of the
          Depositor relating to the above-referenced trust;

     2.   Based on its knowledge, the distribution information in the distribution reports contained in all Form 10-D prepared by the
          Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     3.   Based on its knowledge, the distribution information required to be provided to the Securities Administrator by the Master Servicer or any
          Servicer, as the case may be, under the Pooling and Servicing
          Agreement for inclusion in the Reports is included in the Reports; and

     5.   The report on assessment of compliance with servicing criteria for asset-backed securities of the Securities Administrator and its related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules
          13a-18 and 15d-18 has been included as an exhibit to the Annual
          Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

     In compiling the distribution information and making the foregoing certifications, the Securities Administrator has relied upon information furnished to it by the Master Servicer or any Servicer, as the case may be, under the Pooling and Servicing Agreement. The Securities

                                       O-1

Administrator shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Master Servicer or any Servicer, as the case may be.

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as Securities
                                        Administrator

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                       O-2

                                    EXHIBIT P

[Company Letter head]

                        CALCULATION OF REALIZED LOSS/GAIN

Prepared By:                               Date:
Phone:
Servicer Loan #                                    Servicer Name:
Pool:                                              Borrower Name:
Investor loan #                                    Property Address:

TYPE OF LIQUIDATION:            REO                SHORT SALE
                                THIRD PARTY        CHARGEOFF

CREDITS:
                          Proceeds from Sale of Acquired Property          $0.00
                          Escrow Balance
                          HIP Refund
                          Rental Receipts
                          Hazard Loss Proceeds
                          Primary Mortgage Insurance Proceeds
                          Other (itemize):

TOTAL CREDITS:                                                             $0.00

LESS EXPENSES:
                          Attorney's Fees
                          Bankruptcy Fees
                          Court Costs (Recording, Filing Fees, Etc.)
                          Advertising/Sheriff's fees
                          Title Policy/Report
                          Real Estate Taxes
                          Hazard Insurance Premiums
                          MI Insurance Premiums
                          Inspections

                                       P-1

                          Property Preservation (Securing, Winterization, Lawn
                          Care, Etc.)
                          Appraisal/BPO Fees
                          Repairs
                          Hazard Loss Expenses
                          Other (itemize)

                          SUBTOTAL EXPENSES:                               $0.00

LESS INTEREST ADVANCED:
                          Interest Advanced to date at Net Rate            $0.00
                          Last Month's Advanced Net Interest               $0.00
                          Accrued Servicing Fees                           $0.00
                          Last month Servicing Fees                        $0.00

                          SUBTOTAL EXPENSES:                               $0.00

TOTAL EXPENSES:                                                            $0.00

GROSS LIQUIDATION PROCEEDS                                                 $0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOAN                               $0.00
PRINCIPAL ADVANCES PASSED THROUGH TO INVESTOR                              $0.00
TOTAL REALIZED (LOSS) OR AMOUNT OF GAIN:                                   $0.00

ACTUAL UNPAID PRINCIPAL BALANCE OF MORTGAGE LOAN                            0.00
LAST MONTH'S ADVANCED NET INTEREST                                          0.00
LESS PRINCIPAL ADVANCES                                                     0.00
REALIZED GAIN/LOSS                                                          0.00
REMITTANCE DUE TO INVESTOR                                                  0.00

AMOUNT ALREADY REMITTED (OR GAIN NOT DUE TO INVESTOR)                       0.00
ADJUSTED AMOUNT DUE FROM SERVICER                                           0.00

This letter certifies that in accordance with the provisions of the respective
Pooling and Servicing Agreement, the attached "Realized Loss Calculation" is loan level detail of this realized loss for the above referenced deal.

---------------------------------------            -----------------------------
Authorized Signature                               Printed Name and Title

                                       P-2

                                    EXHIBIT Q

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Securities Administrator, the
Master Servicer, [the Servicer], [each Subservicer] and [each Subcontractor]
shall address, at a minimum, the criteria identified as below as "Applicable
Servicing Criteria":

                                                                  APPLICABLE
SERVICING CRITERIA                                            SERVICING CRITERIA
--------------------------------------------------------------------------------
Reference            Criteria
--------------------------------------------------------------------------------
                     General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted   Master Servicer/
                     to monitor any performance or other      Servicers
                     triggers and events of default in
                     accordance with the transaction
                     agreements.

1122(d)(1)(ii)       If any material servicing activities     N/A
                     are outsourced to third parties,
                     policies and procedures are instituted
                     to monitor the third party's
                     performance and compliance with such
                     servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction      N/A
                     agreements to maintain a back-up
                     servicer for the mortgage loans are
                     maintained.

1122(d)(1)(iv)       A fidelity bond and errors and           Servicers
                     omissions policy is in effect on the
                     party participating in the servicing
                     function throughout the reporting
                     period in the amount of coverage
                     required by and otherwise in
                     accordance with the terms of the
                     transaction agreements.

                     Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are           Servicers
                     deposited into the appropriate
                     custodial bank accounts and related
                     bank clearing accounts no more than
                     two business days following receipt,
                     or such other number of days specified
                     in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer     Securities
                     on behalf of an obligor or to an         Administrator
                     investor are made only by authorized
                     personnel.

1122(d)(2)(iii)      Advances of funds or guarantees          Servicers
                     regarding collections, cash flows or
                     distributions, and any interest or
                     other fees charged for such advances,
                     are made, reviewed and approved as
                     specified in the transaction
                     agreements.

1122(d)(2)(iv)       The related accounts for the             Servicers/Master
                     transaction, such as cash reserve        Servicer/
                     accounts or accounts established as a    Securities
                     form of overcollateralization, are       Administrator
                     separately maintained (e.g.,

                                       Q-1

                                                                  APPLICABLE
SERVICING CRITERIA                                            SERVICING CRITERIA
--------------------------------------------------------------------------------
Reference            Criteria
--------------------------------------------------------------------------------
                     with respect to commingling of cash)
                     as set forth in the transaction
                     agreements.

1122(d)(2)(v)        Each custodial account is maintained     Servicers/Master
                     at a federally insured depository        Servicer/
                     institution as set forth in the          Securities
                     transaction agreements. For purposes     Administrator(2)
                     of this criterion, "federally insured
                     depository institution" with respect
                     to a foreign financial institution
                     means a foreign financial institution
                     that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange
                     Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as    N/A
                     to prevent unauthorized access.

1122(d)(2)(vii)      Reconciliations are prepared on a        Servicers/Master
                     monthly basis for all asset-backed       Servicer
                     securities related bank accounts,
                     including custodial accounts and
                     related bank clearing accounts. These
                     reconciliations are (A) mathematically
                     accurate; (B) prepared within 30
                     calendar days after the bank statement
                     cutoff date, or such other number of
                     days specified in the transaction
                     agreements; (C) reviewed and approved
                     by someone other than the person who
                     prepared the reconciliation; and (D)
                     contain explanations for reconciling
                     items. These reconciling items are
                     resolved within 90 calendar days of
                     their original identification, or such
                     other number of days specified in the
                     transaction agreements.

                     Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those    Master Servicer/
                     to be filed with the Commission, are     Securities
                     maintained in accordance with the        Administrator/
                     transaction agreements and applicable    Servicers
                     Commission requirements. Specifically,
                     such reports (A) are prepared in
                     accordance with timeframes and other
                     terms set forth in the transaction
                     agreements; (B) provide information
                     calculated in accordance with the
                     terms specified in the transaction
                     agreements; (C) are filed with the
                     Commission as required by its rules
                     and

----------
(2)  This will only be provided by the Master Servicer and Securities
     Administrator if it is deemed that such account maintained by the Master
     Servicer or Securities Administrator, as applicable, is a custodial account for purposes of these servicing criteria and is further subject to clarification from the SEC.

                                       Q-2

                                                                  APPLICABLE
SERVICING CRITERIA                                            SERVICING CRITERIA
--------------------------------------------------------------------------------
Reference            Criteria
--------------------------------------------------------------------------------
                     regulations; and (D) agree with
                     investors' or the trustee's records as
                     to the total unpaid principal balance
                     and number of mortgage loans serviced
                     by the Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated   Securities
                     and remitted in accordance with          Administrator/
                     timeframes, distribution priority and    Master Servicer/
                     other terms set forth in the             Servicers
                     transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are    Securities
                     posted within two business days to the   Administrator/
                     Servicer's investor records, or such     Servicers
                     other number of days specified in the
                     transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the    Securities
                     investor reports agree with cancelled    Administrator/
                     checks, or other form of payment, or     Master Servicer/
                     custodial bank statements.               Servicers

                     Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage       Custodian/
                     loans is maintained as required by the   Servicers
                     transaction agreements or related
                     mortgage loan documents.

1122(d)(4)(ii)       Mortgage loan and related documents      Custodian
                     are safeguarded as required by the
                     transaction agreements

1122(d)(4)(iii)      Any additions, removals or
                     substitutions to the asset pool are      Servicers/
                     made, reviewed and approved in           Securities
                     accordance with any conditions or        Administrator
                     requirements in the transaction
                     agreements.

1122(d)(4)(iv)       Payments on mortgage loans, including    Servicers
                     any payoffs, made in accordance with
                     the related mortgage loan documents
                     are posted to the Servicer's obligor
                     records maintained no more than two
                     business days after receipt, or such
                     other number of days specified in the
                     transaction agreements, and allocated
                     to principal, interest or other items
                     (e.g., escrow) in accordance with the
                     related mortgage loan documents.

1122(d)(4)(v)        The Servicer's records regarding the     Servicers
                     mortgage loans agree with the
                     Servicer's records with respect to an
                     obligor's unpaid principal balance.

                                       Q-3

                                                                  APPLICABLE
SERVICING CRITERIA                                            SERVICING CRITERIA
--------------------------------------------------------------------------------
Reference            Criteria
--------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes with respect to the terms or     Servicers
                     status of an obligor's mortgage loans
                     (e.g., loan modifications or
                     re-agings) are made, reviewed and
                     approved by authorized personnel in
                     accordance with the transaction
                     agreements and related pool asset
                     documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions      Servicers
                     (e.g., forbearance plans,
                     modifications and deeds in lieu of
                     foreclosure, foreclosures and
                     repossessions, as applicable) are
                     initiated, conducted and concluded in
                     accordance with the timeframes or
                     other requirements established by the
                     transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts   Servicers
                     are maintained during the period a
                     mortgage loan is delinquent in
                     accordance with the transaction
                     agreements. Such records are
                     maintained on at least a monthly
                     basis, or such other period specified
                     in the transaction agreements, and
                     describe the entity's activities in
                     monitoring delinquent mortgage loans
                     including, for example, phone calls,
                     letters and payment rescheduling plans
                     in cases where delinquency is deemed
                     temporary (e.g., illness or
                     unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates   Servicers
                     of return for mortgage loans with
                     variable rates are computed based on
                     the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for    Servicers
                     an obligor (such as escrow accounts):
                     (A) such funds are analyzed, in
                     accordance with the obligor's mortgage
                     loan documents, on at least an annual
                     basis, or such other period specified
                     in the transaction agreements; (B)
                     interest on such funds is paid, or
                     credited, to obligors in accordance
                     with applicable mortgage loan
                     documents and state laws; and (C) such
                     funds are returned to the obligor
                     within 30 calendar days of full
                     repayment of the related mortgage
                     loans, or such other number of days
                     specified in the transaction
                     agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor    Servicers
                     (such as tax or insurance payments)
                     are made on or before the related
                     penalty or expiration dates, as
                     indicated on the appropriate bills or
                     notices for such payments, provided
                     that such support has been received by
                     the servicer at least 30 calendar days
                     prior to these dates, or such

                            Q-4

                                                                  APPLICABLE
SERVICING CRITERIA                                            SERVICING CRITERIA
--------------------------------------------------------------------------------
Reference            Criteria
--------------------------------------------------------------------------------
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in            Servicers
                     connection with any payment to be
                     Servicers made on behalf of an obligor
                     are paid from the servicer's funds and
                     not charged to the obligor, unless the
                     late payment was due to the obligor's
                     error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an       Servicers
                     obligor are posted within two business
                     days to the obligor's records
                     maintained by the servicer, or such
                     other number of days specified in the
                     transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and           Servicers
                     uncollectible accounts are recognized
                     and recorded in accordance with the
                     transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other        Servicers
                     support, identified in Item 1114(a)(1)
                     through (3) or Item 1115 of Regulation
                     AB, is maintained as set forth in the
                     transaction agreements.

                                       Q-5

                                    EXHIBIT R

                         ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D                          Party Responsible
----------------------------------------   -------------------------------------
Item 1: Distribution and Pool              Servicer
Performance Information                    Securities Administrator

Any information required by Item 1121 of   Servicer
Regulation AB which is NOT included on
the Monthly Statement

Item 2: Legal Proceedings                  (i) All parties to the Agreement (as
                                           to themselves to the extent
per Item 1117 of Regulation AB             applicable), (ii) the Depositor as to
                                           the sponsor, and each Originator
                                           (other than a Responsible Party) or
                                           any Regulation AB Item 1100(d)(1)
                                           party

Item 3: Sale of Securities and Use of      Depositor
Proceeds

Item 4: Defaults Upon Senior Securities

Item 5: Submission of Matters to a Vote    Depositor or the party to this
of Security Holders                        Agreement submitting such matter to a
                                           vote of Certificateholders

Item 6: Significant Obligors of Pool       N/A
Assets

Item 7: Significant Enhancement Provider   Depositor
Information

Item 8: Other Information                  Any party to the Agreement
                                           responsible for disclosure items on
                                           Form 8-K to the extent applicable

Item 9: Exhibits

To the extent no notice is provided to the Securities Administrator as described under the Pooling and Servicing Agreement of the events or information set forth above in this Exhibit R, the Securities Administrator shall, without such further notice, conclude that there is no event or information to be reported.

                                       R-1

                                   EXHIBIT S

                        ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K                           Party Responsible
-----------------------------------------   ------------------------------------
Item 9B: Other Information                  Any party to the Agreement
                                            responsible for disclosure items on
                                            Form 8-K to the extent applicable

Item 15: Exhibits, Financial Statement      Depositor
Schedules

Additional Item:                            (i) All parties to the Agreement (as
Disclosure per Item 1117 of Regulation AB   to themselves to the extent
                                            applicable), (ii) the Depositor as
                                            to the sponsor and each Originator
                                            (other than a Responsible Party) or
                                            any 1100(d)(1) party

Additional Item:                            (i) All parties to the Agreement as
Disclosure per Item 1119 of Regulation AB   to themselves to the extent
                                            applicable, (ii) the Depositor as to
                                            the sponsor, or any derivative
                                            provider

Additional Item:                            N/A
Disclosure per Item 1112(b) of Regulation
AB

Additional Item:                            Depositor
Disclosure per Items 1114(b) and 1115(b)
of Regulation AB

To the extent no notice is provided to the Securities Administrator as described under the Pooling and Servicing Agreement of the events or information set forth above in this Exhibit S, the Securities Administrator shall, without such further notice, conclude that there is no event or information to be reported.

                                      S-1

                                    EXHIBIT T

                         FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K                            Party Responsible
----------------------------------------    ------------------------------------
Item 1.01- Entry into a Material            The party to this Agreement entering
Definitive Agreement                        into such material definitive
                                            agreement

Item 1.02- Termination of a Material
Definitive Agreement                        The party to this Agreement
                                            requesting termination of a material
                                            definitive agreement

Item 1.03- Bankruptcy or Receivership       (i) All parties to the Agreement (as
                                            to themselves to the extent
                                            applicable), (ii) the Servicer as to
                                            the Trust, (iii) the Depositor as to
                                            the sponsor and each Originator
                                            (other than a Responsible Party) or
                                            any 1100(d)(1) party

Item 2.04- Triggering Events that
Accelerate or Increase a Direct Financial
Obligation or an Obligation under an
Off-Balance Sheet Arrangement

Item 3.03- Material Modification to
Rights of Security Holders

Item 5.03- Amendments of Articles of        Depositor
Incorporation or Bylaws; Change of Fiscal
Year

Item 6.01- ABS Informational and            Depositor
Computational Material

Item 6.02- Change of Servicer or Trustee    Servicer

Item 6.03- Change in Credit Enhancement     Depositor
or External Support

Item 6.04- Failure to Make a Required       Securities Administrator
Distribution

Item 6.05- Securities Act Updating          Depositor
Disclosure

Item 7.01- Regulation FD Disclosure         Depositor

Item 8.01                                   Depositor

To the extent no notice is provided to the Securities Administrator as described under the Pooling and Servicing Agreement of the events or information set forth above in this Exhibit T, the Securities Administrator shall, without such further notice, conclude that there is no event or information to be reported.

                                      T-1

                                    EXHIBIT U

                          Interest Rate Swap Agreement

                                       U-1

                                    EXHIBIT V

                      FORM OF ADVANCE REIMBURSEMENT NOTICE

                              [__________], 200[__]

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Worldwide Securities/Structured Finance Services - IXIS Real Estate
Capital Trust 2006-HE2

     Re: Loan and Security Agreement, dated as of [__________], 200[__] (the
         "Loan and Security Agreement"), by and between [__________] and
         [__________] ("Advancing Person").

Ladies and Gentlemen:

[__________] ("[__________]") currently acts as the servicer (a "Servicer") for a pool of Mortgage Loans (a "Trust") owned by Deutsche Bank National Trust
Company as trustee on behalf of IXIS Real Estate Capital Trust 2006-HE2 (the
"Owner"). The servicing arrangements regarding [__________]'s duties as the
Servicer of such Trust on behalf of the Owner are governed by a pooling and servicing agreement dated as of May 1, 2006, among Morgan Stanley ABS Capital I
Inc. as depositor, JPMorgan Chase Bank, National Association as master servicer, backup servicer and securities administrator (in its capacity as securities administrator, the "Securities Administrator"), Saxon Mortgage Services Inc. as
servicer, Master Financial, Inc., as servicer, IXIS Real Estate Capital, Inc. as unaffiliated seller and Deutsche Bank National Trust Company as trustee and custodian (the "Pooling and Servicing Agreement").

Pursuant to the Loan and Security Agreement referenced above, the Advancing
Person has agreed to finance the principal and interest advances and the servicing advances (collectively, the "Advances") [__________] is required to make with respect to the Mortgage Loans under the terms of the Pooling and
Servicing Agreement. In exchange therefore, [__________] has pledged its right of reimbursement for such Advances to the Advancing Person.

In furtherance of the foregoing, [__________] and the Advancing Person agree, and the Owner and the Securities Administrator acknowledge (and, with respect to paragraph (5) below, agree) as follows:

     (1)  Notwithstanding the Advancing Person's financing of the Advances related to the Trust, the parties hereto are not releasing
          [__________] from any of its obligations under the Pooling and
          Servicing Agreement and neither the Owner nor the Securities
          Administrator has any right or ability to require the Advancing Person to make any advances.

     (2)  The parties acknowledge that the reimbursement obligations pledged to the Advancing Person for Advances financed by it are obligations owed only to [__________] on a non-recourse basis payable only from the cash flows and

                                      V-1

          proceeds (liquidation or otherwise) of the related Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement. Neither the Owner nor the Securities Administrator is obligated or liable to repay any Advances made by [__________] or financed by the Advancing
          Person.

     (3)  The parties acknowledge that neither the Owner nor the Securities
          Administrator shall have any rights or remedies against the Advancing
          Person for any failure by the Servicer to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;
          provided, that such acknowledgement does not excuse the Advancing
          Person from performing its obligations as a seller under the Pooling and Servicing Agreement.

     (4)  [__________] will be responsible for remitting the applicable amounts collected by it on a Mortgage Loan to the Advancing Person as
          reimbursement for any Advances funded by the Advancing Person related to such Mortgage Loan, subject to the restrictions and priorities created by the Pooling and Servicing Agreement. Neither the Owner nor
          the Securities Administrator shall have any responsibility to track or monitor the administration of this financing vehicle between
          [__________] and the Advancing Person.

     (5)  If [__________] resigns or is otherwise removed as the Servicer of the
          Trust, the Owner or the Securities Administrator, as applicable, will cooperate in good faith with the Advancing Person and [__________] to assist in the reimbursement of any amounts then outstanding to the
          Advancing Person for Advances previously financed by the Advancing
          Person with respect to the Mortgage Loans in such Trust.

     (6)  The Advancing Person is an intended third party beneficiary of this letter agreement.

                      [SIGNATURE PAGES FOLLOW ON NEXT PAGE]

                                       V-2

                                        [__________].

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Acknowledged and Agreed:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
   not in its individual capacity but
   solely as securities administrator
   for the benefit of the holders of
   the certificates issued by IXIS
   Real Estate Capital Trust 2006-HE2

By:
    ---------------------------------
    Name:
    Title:

                                      V-3